UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Prudential Financial, Inc.

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2021 PROXY STATEMENT

Prudential Financial, Inc.

Prudential

Prudential Delivering on its Stakeholder Commitment

Prudential's commitment to its stakeholders is to be a leader in the development of financial, social and community prosperity.

In a year of unprecedented challenges, our priority throughout the COVID-19 pandemic has been the health and well-being of our shareholders, employees, customers and society.

Shareholders

An open and interactive dialogue throughout the pandemic with shareholders addressed our corporate governance policies and operational performance, conveying confidence and flexibility to manage our business for the long-term.

Employees

Rapid transition of the majority of the U.S. workforce to remote work occurred seamlessly. Prudential quickly and thoughtfully broadened health benefits for employees and their families and released an "Employee Resource Guide" for easy access to services and support available to meet employees' personal and professional needs.

Our Chairman and Chief Executive Officer provided video updates to all employees since COVID-19's onset.

Customers

Society

Prudential fortified its long-standing commitment to help local communities, where the health, well-being and prosperity of our neighbors are vital to our future. We collaborated with nonprofit partners and offered local governments expertise to support a responsible road to recovery by restoring economic health through public health.

Prudential Deepens its Commitment to

Prudential was founded in 1875 on the belief that financial security should be within reach for everyone. We continue to measure our long-term success on our ability to deliver value for shareholders and meet customer needs by solving the financial challenges of our changing world. Our holistic approach cares for our people, planet, society and customers.

With the Board of Directors' full support, in August 2020 Prudential announced nine commitments to further advance racial equity. These commitments accelerate and expand upon Prudential's long-standing racial equality work and reflect the experiences and expectations shared by U.S. employees in Prudential forums. A Racial Equity Task Force, comprised of Prudential senior leaders, is responsible for measuring the achievement of our goals and monitoring their alignment across the enterprise.

Our History of Commitment to Inclusion and Diversity

1978
Launched Prudential Foundation to eliminate barriers to financial and social mobility for underserved and under-represented populations.

1993
Launched the first of eight employee business resource groups with more than 32% of U.S. employees participating in 2021.

2008
Began national policy advocacy for Multiple Employer Plans to increase access to retirement plans for small business workers, many of whom are women and people of color.

2009
Among first to fund the construction of The Smithsonian National Museum of African American History and Culture, which opened in 2016.

2010
Established an Office of Veterans Initiatives and a VETalent Program to prepare our servicemen and women for civilian careers after completing their service to our country.

2012
Early adopter of a "ba
policy, removing job a
criminal history disclo
requirements for non-
positions.

Racial Equity

Taking Action for Racial Equity:

for our People

- **Evaluate and improve our talent practices** to ensure equal opportunity for all employees.
- **Increase overall diversity** of our senior and mid-level leaders and tie executive compensation to these goals.
- **Mandate Inclusion training** for all U.S. employees.
- **Create greater transparency** of our diversity data internally and externally.
- **Mark Juneteenth** as a day of education and reflection and make Election Day a "no meeting day."

with our Business

- **Design and deliver products, services and operations** in every business and function to improve racial equity outcomes.
- **Allocate resources for R&D** capital to incubate inclusive products, services and distribution channels.

in Society

- **Accelerate our social justice public policy agenda**, focusing on criminal justice reform, police reforms addressing racism, voting rights and closing the racial wealth gap.
- **Allocate resources to invest in institutions**, ventures and high-impact nonprofits working to remove structural barriers to Black economic empowerment.

For more information about our nine commitments to racial equity, go to https://www.prudential.com/racialequity

2011

- Grant support for the Martin Luther King, Jr. Memorial at the National Mall in Washington, D.C.

2014

- Founding grant to launch My Brother's Keeper Alliance for boys and young men of color.
- Partnered with dfree to deliver financial seminars to church-affiliated participants in the Black community, reaching more than 30,000 community members.

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2018

- Tied executive compensation to gender and racial representation targets.
- Expanded paid family and medical leave to include fathers and adoptive parents.
- Launched emergency savings feature for our defined contribution plan clients as an additional tool to close the wealth gap.
- Launched the Financial Wellness Census, a key tool in understanding the racial wealth gap in America.
- Initiated a gender and racial total compensation equity analysis and ended pay history recruiting practice prior to becoming N.J. law in 2020.

2019

- Launched an enterprise-wide Inclusion Council chaired by Prudential Chairman and CEO and announced a fully inclusive culture objective as one of four enterprise priorities.
- Underwrote and premiered "Legacy Lives On," a documentary created in partnership with Urban One, exploring the historic and current economic challenges facing Black America.
- Announced a $180 million commitment to Opportunity Youth, the largest ever private-sector commitment to young people ages 15-29 who lack access to school, training or steady jobs.

2020

- $1 billion in impact investing assets under management focused on equity and inclusion issues such as education, affordable housing and financial inclusion.
- Launched Gender Pronoun Policy for U.S. employees.
- Announced nine commitments to racial equity for our people, with our business, and in society.
- Since 1978, Prudential and the Prudential Foundation have invested more than $920 million in grants and corporate contributions to close the financial divide, of which $412 million+ has supported racial equity and justice issues for the Black and LatinX populations.
- Over 7,000 employees attended racial equity virtual town halls "Owning Our Past" and "Moving to Action".

Inclusion and Diversity are Integral Components of Prudential's Strategy and Corporate Governance

Business Strategy

Inclusion and diversity are integral to Prudential's long-term business strategy. Our long-standing commitment reflects our conviction that an inclusive culture that supports and engages diverse talent and teams is our competitive advantage. Our inclusive culture powers us to proactively design and deliver solutions and services that address the dynamic financial challenges of our changing world.

Board Oversight

Prudential's Board and the Corporate Governance and Business Ethics Committee have oversight of inclusion and diversity and culture. This includes our talent management practices, which our Board discusses at every board meeting. Once a year, the Board holds an offsite that includes a focus on talent, with discussions on the Company's progress related to its broad inclusion and diversity efforts.

Board Diversity

Prudential's commitment to inclusion and diversity starts with the Board of Directors and cascades throughout the organization. Eighty-two percent of our independent directors are diverse. The Board's diversity, in the aggregate, is described in this proxy statement. When evaluating prospective directors, the Board takes a comprehensive view of diversity that includes people of color, women, LGBTQ+, differently abled and veterans. Since 2015, Prudential has added five new independent directors, all of whom are diverse. The skills and qualifications of our Board reflect the wide-ranging needs of our work force and businesses and are outlined in this proxy statement's "Summary of Director Qualifications and Experience."

> *"The more diverse our Board, the better the outcomes we will realize—for all of our stakeholders. Diversity enhances collaboration and results in vigorous discussions and varied points of view. Ultimately, we achieve much better decisions."*
>
> **Christine A. Poon**
> Prudential
> Lead Independent Director

2020 Recognitions and Accomplishments

Q1

- *Fortune*® Magazine's World's Most Admired Companies ranks Prudential number 1 in the Insurance/Health category, for the 5th consecutive year
- Ethisphere 2020 World's Most Ethical Companies® list, for 6th consecutive year
- *Barron's* list of "100 Most Sustainable Companies in America," for the third time
- Earned 100% on Human Rights Campaign's (HRC) Corporate Equality Index for LGBTQ-inclusive workplace policies and practices
- Named 2020 NAFE Top Company for Executive Women

Q2

- Included in Points of Light Civic 50 list, for 6th consecutive year
- Prudential completes its 25th annual Prudential Spirit of Community Awards honoring young volunteers
- FTSE4Good Index Series includes Prudential, marking its 10th year
- Named 2020 Working Mother Best Companies for Multicultural Women
- Certified Carbon Neutral for U.S. employees' business travel in 2019

Q3

- Named to the Hispanic Association of Corporate Responsibility's 2020 Corporate Inclusion Index for 11th consecutive year
- Included in Disability Equality Index® (DEI®) Best Places to Work, receiving a top score of 100%
- Awarded 2020 Leading Disability Employer Seal by the National Organization on Disability for 5th consecutive year
- Named to Working Mother's "100 Best Companies List" for 31st consecutive year and to its Best Companies for Dads list
- Earned Diversity Best Practices LEADING INDEX spot on the 2020 Diversity Best Practices Inclusion Index
- Partnered with American Forests and Prudential's Zero Paper initiative to reduce reliance on paper communication while restoring forests

Q4

- Prudential ranked on Forbes' inaugural list of America's Best Employers for Veterans
- The Dave Thomas Foundation for Adoption recognizes Prudential as one of the 100 Best Adoption-Friendly Workplaces in 2020
- CDP Climate Change Survey, Prudential received an A- placing it in the Leadership band
- Joined CDP's Supply Chain Program Survey, achieved 58% supplier response rate for year one
- Leveraged DocuSign for electronic signatures, mitigating environmental impacts on water use, waste, and greenhouse gas emissions

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 11, 2021, at 751 Broad Street, Newark, NJ 07102, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are once again offering a voting incentive to registered shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

Charles F. Lowrey

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

March 25, 2021	Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102
From the Board of Directors to Our Shareholders

This past year presented unprecedented societal, public health and business challenges on a global scale. Throughout the year, the Board and Prudential’s leadership team collaborated closely to enable the Company to meet its commitments to our stakeholders, including our customers, employees, shareholders, and the communities where we serve and operate. We are pleased to share with you an overview of the Board’s priorities and actions during the past year.

Our COVID-19 response

Through so many crises in our 145-year history, Prudential has remained resilient and ready to provide protection and peace of mind to our customers, employees, shareholders and communities. We have a long-standing commitment to disaster preparedness, relief, recovery and rebuilding to address both immediate and long-term needs. That’s why Prudential was ready to move quickly to help address the many business and societal needs arising from COVID-19, which has created suffering in our neighborhoods and across the globe, impacting both the physical health and financial well-being of millions.

Prudential has taken extensive steps to care for the health and safety of our employees, including expanding and enhancing employee benefits and resources such as free mental health resources for employees and family members, online wellness resources, and child and dependent care benefits.

Prudential has been on the ground helping local communities, where the health, well-being and prosperity of our neighbors is vital to our future. We donated more than 150,000 face masks—including 75,000 N95 respirators—to health care workers, waived rents for our tenants in Newark, New Jersey, continued to pay our vendors for janitorial and other services, and deployed more than $10 million in relief and recovery funding. Working with longstanding nonprofit partners, Prudential support included:

●	$600,000 to support small businesses and their employees in Newark and $400,000 to support basic needs for Newark residents;

●	$100,000 to the El Paso Community Foundation, seeding a program to hire unemployed restaurant workers in El Paso, Texas to deliver meals from an area food bank to people in need;

●

A $50,000 grant to Veterans Plus, a financial literacy organization for veterans, to provide emergency financial assistance to veterans and surviving military family members, and a $100,000 fund-redeployment to support immediate needs with Operation Gratitude; and

●	An employee donation-matching campaign that donated nearly $400,000 for the CDC Foundation, Feeding America, SaverLife and the World Central Kitchen.

As the pandemic continues, so does the work of Prudential’s leaders, several of whom were tapped to lend their expertise to advise at the city and state level in New Jersey in building a responsible road to recovery by restoring economic health through public health, including Chairman and CEO Charles Lowrey who serves on NJ Governor Murphy’s Restart and Recovery Commission. These invitations for Prudential leaders build on a long history of sharing our expertise and are an extension of efforts Prudential has undertaken for decades to support the community.

We believe providing financial protection and peace of mind to our customers around the world is paramount. We handled nearly 850,000 customer calls in the month after the national emergency declaration, helping to calm nerves through volatile market conditions and provide access to needed benefits. Over the last year, we enhanced online and digital tools and deployed additional resources in our contact centers, and accelerated the process for customers who wish to withdraw funds from annuities or life insurance policies.

We recognize the losses COVID-19 has inflicted on so many of our colleagues, their families and the communities in which we serve globally. We will continue to act by providing services and resources necessary to meet this pandemic’s public health and economic challenges and stay true to our commitment to making lives better by solving the financial challenges of our changing world.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	3

From the Board of Directors to Our Shareholders

Our commitment to inclusion and diversity

Driving progress toward inclusion and racial equity is a moral and business imperative that aligns directly with our Company’s purpose. In 2020, we, like other companies, looked within to see what more we could do to promote social justice. This led to a deepening of Prudential’s long-standing efforts by announcing our nine commitments to advance racial equity. These commitments were born out of the courageous candor of nearly 7,000 U.S.-based Prudential employees across the Company, who shared their experiences and expectations in more than 125 employee forums on racial equity. These commitments span the Company’s talent practices, how we design and deliver products, our investments and public policy work, and support of community institutions working to remove systemic barriers that impede economic growth.

The commitments and our progress are described in this proxy statement. We recognize our efforts will require courage, commitment, hard work and an unyielding focus in the months and years ahead. Measuring our progress and maintaining accountability is central to these commitments. We will be tracking our performance and sharing it with our employees, shareholders and other stakeholders.

Prudential’s Board, with the senior management team, ultimately has oversight for the Company’s inclusion and diversity efforts. We are committed to supporting a fully inclusive community for all employees and to playing a leadership role in driving equitable growth.

Compensation

Our board expects Prudential’s senior leadership team to set the standard for inclusive behavior and weave their standards into our corporate culture. Recognizing that diversity is imperative to the Company’s vitality, in 2018, we instituted a modifier for our 2018–2020 performance shares program for the senior vice president level and above that is subject to a performance objective intended to improve the representation of diversity among senior management. The results of the program are detailed in this proxy’s Compensation Discussion and Analysis section. The Board is proud to report that we achieved our goal of increasing representation of diverse persons among our senior management by five percentage points.

Due to the success of this program and because we believe tying compensation to diversity deeper into the organization helps provide for shared accountability to make progress, we have expanded the program. The 2021–2023 performance shares program will again have a modifier subject to a performance objective intended to improve inclusion and diversity. The performance goals for this new modifier reach deeper into the organization and emphasize increased representation of our Black and LatinX colleagues.

Risk oversight

Managing and monitoring risks are important to the Board’s oversight of Prudential. We regularly review the Company’s risk profile, including its approach to sustainability and human capital management, its operational footprint, and its investment risks and strategies. The Board considers the breadth of the Company’s risk management framework when approving its strategy and risk tolerance and verifies strategic plans are commensurate with our ability to identify and manage risk. The Board’s Risk Committee includes the chairs of each of the other Board committees, allowing us to more closely coordinate our risk oversight function. The Risk Committee has metrics in place to monitor and review market, insurance, investment and operational risk.

Environmental sustainability

In December 2019, we released our Global Environmental Commitment and responses to the CDP Climate Change Questionnaire for 2020, further solidifying our pledge to the Company’s environmental stewardship. In 2020, to support this Commitment, we offset our carbon emissions from U.S. employees’ business travel by purchasing high-quality environmental instruments, issued the firm’s first green bond in alignment with the Sustainable Development Goals (SDGs) and joined the CDP Supply Chain program to foster engagement with our suppliers. Our 2019 Sustainability Report, issued in 2020, was prepared in accordance with the Global Reporting Initiative Standards, and included appendices addressing the standards of the Sustainability Accounting Standards Board and Task Force on Climate-related Financial Disclosures. We pride ourselves in our sustainability leadership and will continue to enhance our polices to meet the advances of climate science.

Shareholder engagement

In seeking shareholder perspectives, our Board and management team engaged with a cross section of shareholders owning a majority of our outstanding shares. Our consistent and active dialogue with shareholders enables us to consider a broad range of perspectives. Topics discussed during 2020 included Prudential’s executive compensation plan, human capital development, inclusion and diversity, environmental sustainability, and Prudential’s board and its leadership structure.

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

From the Board of Directors to Our Shareholders

We encourage you to view our director videos, which offer insight into how Prudential’s directors view their roles and responsibilities. This year we are featuring Gilbert Casellas, Chairman of Prudential’s Corporate Governance and Business Ethics Committee, Christine Poon, our Lead Independent Director and Chair of Prudential’s Finance Committee, and Robert Falzon, Prudential’s Vice Chairman, on our website at www.prudential.com/directorvideos.

To further address topics raised by our shareholders, we recently released our first Environmental, Social and Governance Summary Report. The report can be found on our website at www.prudentialesg.com/sustainability/default.aspx.

Your view is important to us

We value your support, and we encourage you to share your opinions with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on our executive compensation program via our website at www.prudential.com/executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, NJ 07102.

Reflecting on 2020, a year that no one could predict, our Board is proud of our employees around the world who have not let the pandemic limit who we are as a company. Their fortitude has enabled us to deliver on our purpose of making lives better by solving the financial challenges of a changing world on behalf of our customers, communities and investors.

We appreciate your investment in Prudential and thank you for the opportunity to serve you and our Company.

The Board of Directors of Prudential Financial, Inc.

Thomas J. Baltimore	Charles F. Lowrey

Gilbert F. Casellas	George Paz

Robert M. Falzon	Sandra Pianalto

Martina Hund-Mejean	Christine A. Poon

Wendy E. Jones	Douglas A. Scovanner

Karl J. Krapek	Michael A. Todman

Peter R. Lighte

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	5

Notice of Annual Meeting of Shareholders of Prudential Financial, Inc.

Place: Prudential Financial’s office located at 751 Broad Street Newark, NJ 07102 Date: May 11, 2021 Time: 2:00 p.m.

Agenda:

1.  Election of 13 directors named in the Proxy Statement;

2.  Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;

3.  Advisory vote to approve named executive officer compensation;

4.  Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan;

5.  Shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

6.  Shareholders also will act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record date: You can vote if you were a shareholder of record on March 12, 2021.

We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, and comply with the special precautions we are taking in light of COVID-19, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Senior Vice President

and Corporate Secretary

March 25, 2021

Prudential Financial, Inc.

6	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company. The following description is only a summary.

Annual Meeting Proposals

Proposal	Recommendation of Board

Election of directors	FOR each of the nominees

Ratification of independent auditor	FOR

Advisory vote to approve named executive officer compensation	FOR

Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan	FOR

Shareholder proposal regarding an independent Board Chairman	AGAINST

The Year 2020 for Prudential

Amid the challenges created by the pandemic, Prudential continued to deliver purpose-driven outcomes for its customers, shareholders, employees and other stakeholders in 2020. We efficiently executed our business continuity plans in response to COVID-19, transitioning more than 98% of our U.S. employees to remote work while keeping all businesses fully operational. We addressed the challenging market environment by repricing products and pivoting to less interest rate sensitive solutions that are tailored to meet our customers’ financial needs. In support of the Company’s transformation efforts to become a higher growth and less market sensitive business, Prudential took meaningful actions to rotate its international earnings mix, including by completing the sale of our Korea insurance business and signing a definitive agreement to sell our Taiwan insurance business. We also identified additional cost savings in 2020 that we expect will generate an incremental $250 million in efficiencies, bringing our total cost savings program to $750 million by the end of 2023. Backed by these actions and the Company’s financial strength, Prudential remains well positioned to execute its strategic priorities.

2020 Total Shareholder Return

The chart on the right shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Compensation Peer Group over the three time periods indicated.

	1-Year	2-Year	3-Year

Cumulative TSR	-11%	-22%	18%

Annualized TSR	-11%	-8%	3%

Percentile Rank	29%	15%	17%

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	7

Summary Information

Corporate Governance

In 2020, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback on the Company, our Board structure, our governance and environmental practices and policies, and our compensation framework and programs.

The Corporate Governance and Business Ethics Committee from time to time reviews outside commitments of all directors to ensure each director has the capacity to fully meet his or her Board responsibilities.

All nominees are independent except for Robert M. Falzon and Charles F. Lowrey.

Board of Directors Nominees and Committees

				Committee Membership
Name	Age	Independent	Director Since	Executive	Compensation	Investment	Finance	Risk	Corporate Governance & Business Ethics	Audit	Other Public Boards

Thomas J. Baltimore	57	Yes	10/2008	●	●	C		●			2

Gilbert F. Casellas	68	Yes	01/2001	●				●	C	●	0

Robert M. Falzon	61	No	08/2019								0

Martina Hund-Mejean	60	Yes	10/2010	●				●		C	2

Wendy E. Jones	55	Yes	01/2021							●	0

Karl J. Krapek	72	Yes	01/2004		●						2

Peter R. Lighte	72	Yes	03/2016			●			●		0

Charles F. Lowrey	63	No	12/2018	●							0

George Paz	65	Yes	03/2016				●			●	1

Sandra Pianalto	66	Yes	07/2015				●		●		3

Christine A. Poon Lead Independent Director (since 2020)	68	Yes	09/2006	C		●	C	●			4*

Douglas A. Scovanner	65	Yes	11/2013	●				C		●	0

Michael A. Todman	63	Yes	03/2016	●	C		●	●			3

●  Member   C  Chair

*

Ms. Poon is a director of Decibel Therapeutics, Inc. which went public in February 2021. On February 23, 2021, Koninklijke Philips N.V. publicly announced that Ms. Poon will retire as a member of its Supervisory Board in May 2021 following the completion of her current term.

8	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Proxy Statement

The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 11, 2021, at 2:00 p.m., at Prudential Financial’s office located at 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 25, 2021.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	9

Item 1 Election of Directors

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function and in the context of the Company’s strategic priorities. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

Board Highlights

Board Diversity

Our Corporate Governance Principles and Practices place great emphasis on diversity, and, pursuant to our Principles and Practices, the Committee actively considers diversity in recruitment and nominations of directors and assesses its effectiveness in this regard when reviewing the composition of the Board. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

Board tenure for 2021 nominees

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.

The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

10	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 1 Election of Directors

Our Board believes that a balance of director diversity and tenure is a strategic asset to our investors. The range of our Board’s tenure encompasses directors who have historic institutional knowledge of Prudential and the competitive environment, complemented by newer directors with varied backgrounds and skills. This robustness of our refreshment strategy combines experience and continuity with new perspectives.

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit.

The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board, time commitments/other board responsibilities and contributions to the Board and their respective committees. As part of this review, the Committee considered the responsibilities of Ms. Poon as our Lead Independent Director and as a Director on other public company boards, and Mr. Baltimore as a Director on other public company boards, and determined that they have demonstrated an ability to fulfill their responsibilities to our Board.

Summary of Director Qualifications and Experience

Academia/Education Brings perspective regarding organizational management and academic research relevant to our business and strategy							●	●		●	●

Business Ethics Ethics play a critical role in the success of our businesses		●	●					●			●

Business Head/Administration Directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others	●	●	●	●	●	●	●	●	●	●	●	●	●

Business Operations A practical understanding of developing, implementing and assessing our operating plan and business strategy	●	●	●	●	●	●	●	●	●	●	●	●	●

Corporate Governance Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests	●	●	●	●	●	●	●	●	●	●	●	●	●

Corporate Responsibility: Promotes a concentration in corporate philanthropic or charitable goals by engaging in ethically and societally focused business practices.		●	●	●		●	●	●		●	●

Environmental/Sustainability/Climate Change: Strengthens the Board’s oversight and assures that strategic business imperatives and long term value creation are achieved within a sustainable, environmentally focused model.

		●	●					●

Finance/Capital Allocation For evaluating our financial statements and capital structure	●		●	●		●	●	●	●	●	●	●	●

Financial Expertise/Literacy Assists our directors in understanding and overseeing our financial reporting and internal controls	●	●	●	●	●	●	●	●	●	●	●	●	●

Financial Services Industry For understanding and reviewing our business and strategy			●	●			●	●	●	●	●	●

Government/Public Policy The Company operates in a heavily regulated industry that is directly affected by governmental actions		●	●				●		●	●			●

Human Capital Management/Talent/Inclusion and Diversity For oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds.

	●	●	●	●	●	●	●	●	●	●	●	●	●

Insurance Industry For understanding and reviewing our business and strategy			●				●	●	●

International For understanding and reviewing our business and strategy			●	●	●	●	●	●			●		●

Investments For evaluating our financial statements and investment strategy	●	●	●	●			●	●			●	●

Marketing/Sales Relevant to the Company as it seeks to identify and develop new markets for its financial products and services			●		●	●			●		●		●

Real Estate For understanding and reviewing our business and strategy	●		●			●		●				●

Risk Management Critical to the Board’s role in overseeing the risks facing the Company	●	●	●	●	●	●	●	●	●	●	●	●	●

Technology/Systems Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cyber security risk			●	●	●	●			●

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	11

Item 1 Election of Directors

Director Nominees

FOR	The Board of Directors recommends that shareholders vote “FOR” each of the nominees.

Thomas J. Baltimore Age: 57 Director Since: October 2008	Prudential Committees: ● Executive ● Compensation ● Investment (Chair) ● Risk	Public Directorships: ● Park Hotels & Resorts, Inc. ● The American Express Company
Former Directorships Held During the Past Five Years: ● AutoNation, Inc. (January 2021) ● Duke Realty Corporation (April 2017) ● RLJ Lodging Trust (May 2016)

Mr. Baltimore has been Chairman, President and CEO of Park Hotels & Resorts, Inc. (a NYSE-listed lodging real estate investment trust) since January 2017. Between May 2016 and January 2017, Mr. Baltimore was President and CEO of the planned Hilton Real Estate Investment Trust. Previously, he was President and CEO of RLJ Lodging Trust (a NYSE-listed real estate investment company) from May 2011 to May 2016. He served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Gilbert F. Casellas Age: 68 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: ● Audit ● Corporate Governance and Business Ethics (Chair) ● Executive ● Risk

Mr. Casellas served as Chairman of OMNITRU (a consulting and investment firm) from 2011 to 2017. He was VP, Corporate Responsibility, of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. and served as President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Robert M. Falzon Age: 61 Director Since: August 2019

Mr. Falzon has been Vice Chairman of Prudential Financial since December 2018 and oversees the finance, risk, investments, actuarial, communications, information & technology, and corporate social responsibility functions. Previously, he served as EVP and CFO of Prudential Financial from 2013 to 2018, and has been a member of the Company’s Executive Leadership Team since 2013. Mr. Falzon also served as SVP and Treasurer of Prudential Financial from 2010 to 2013. Mr. Falzon has been with Prudential since 1983, serving in various positions including Managing Director at PGIM Real Estate (“PGIM RE”), head of PGIM RE’s Global Merchant Banking Group and CEO of its European business. He was also Senior Portfolio Manager, a member of PGIM RE’s Global Investment and Management Committees, Chairman of the Global Real Estate Securities Investment Committee and the Currency Hedging Committee, and a member of the Investment Committee for Prudential Investment Management.

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Item 1 Election of Directors

Martina Hund-Mejean Age: 60 Director Since: October 2010	Prudential Committees: ● Audit (Chair) ● Executive ● Risk	Public Directorships: ● Colgate-Palmolive Company ● Royal Dutch Shell plc

Ms. Hund-Mejean served as CFO and as a member of the Management Committee at MasterCard Worldwide (a technology company in the global payments industry) from 2007 to 2019. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Wendy E. Jones Age: 55 Director Since: January 2021	Prudential Committees: ● Audit

Ms. Jones served as SVP, Global Operations at eBay, Inc. (a multi-national e-commerce corporation) from October 2016 to December 2020, and was responsible for eBay’s customer service, risk, trust, payment operations and workplace resources functions around the world. During that time, Ms. Jones also served as Chair of eBay’s Operating Committee, which managed the firm’s intersection of product and business teams and oversaw the development and execution of the company’s annual business roadmap. Prior to that time, she served in various other leadership positions and focused much of her career on eBay’s global presence, including launching eBay in markets such as Brazil, Russia and Mexico and spearheading eBay’s cross-border trade efforts. Prior to joining eBay, Ms. Jones worked at State Street Bank, Land Rover NA, and for iSKY, Inc., in various leadership roles.

Karl J. Krapek Age: 72 Director Since: January 2004	Prudential Committees: ● Compensation	Public Directorships: ● American Virtual Cloud Technologies, Inc. ● Northrop Grumman Corporation

Mr. Krapek served as President and COO of United Technologies Corporation (UTC) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982. Mr. Krapek is also the co-founder of The Keystone Companies, which was founded in 2002, and develops residential and commercial real estate.

Peter R. Lighte Age: 72 Director Since: March 2016	Prudential Committees: ● Corporate Governance and Business Ethics ● Investment

Mr. Lighte served as Vice Chairman, J.P. Morgan Corporate Bank, China (a global financial services company), from 2010 to 2014, and the founding Chairman of J.P. Morgan Chase Bank China, from 2007 to 2010. Prior to that, he headed the International Client Coverage for Treasury and Securities Services in J.P. Morgan’s European Global Operating Services Division and was instrumental in re-establishing its corporate bank in London. Mr. Lighte previously served as President of Chase Trust Bank in Tokyo from 2000 to 2002. He was also the founding representative in Beijing of Manufacturers Hanover Trust Company. Mr. Lighte has also taught at several academic institutions, including Middlebury College and the University of Santa Clara.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	13

Item 1 Election of Directors

Charles F. Lowrey Age: 63 Director Since: December 2018	Prudential Committees: ● Executive

Mr. Lowrey has been Chairman and CEO of Prudential Financial, Inc. since December 2018. Prior to assuming his current roles, Mr. Lowrey served as EVP and Chief Operating Officer of Prudential’s International businesses from 2014 to 2018. Previously, he was EVP and Chief Operating Officer of Prudential’s U.S. Businesses from 2011 to 2014. Mr. Lowrey also served as President and CEO of PGIM, Prudential’s global investment management business, and as CEO of its real estate investment business, PGIM Real Estate. Before joining Prudential in 2001, he was a managing director and head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group, where he began his investment banking career in 1988. Earlier, he spent four years as a managing partner of an architecture firm he founded in New York City. During this time, he became a registered New York architect.

George Paz Age: 65 Director Since: March 2016	Prudential Committees: ● Audit ● Finance Former Directorships Held during the Past Five Years: ● Express Scripts Holding Company (December 2018)	Public Directorships: ● Honeywell International, Inc.

Mr. Paz was Non-Executive Chairman of Express Scripts Holding Company (Express Scripts), a prescription benefit management company, from May 2016 to December 2018 and served as Chairman and CEO of Express Scripts from May 2006 to May 2016 after being appointed CEO in April 2005. Mr. Paz also served as President of Express Scripts from October 2003 to February 2014 and as a director from January 2004 to December 2018. He joined Express Scripts in 1998 as SVP and CFO. Prior to joining Express Scripts, Mr. Paz was a partner at Coopers and Lybrand from 1988 to 1993 and 1996 to 1998 and served as EVP and CFO for Life Partners Group from 1993 to 1995.

Sandra Pianalto Age: 66 Director Since: July 2015	Prudential Committees: ● Corporate Governance and Business Ethics ● Finance	Public Directorships: ● Eaton Corporation plc ● FirstEnergy Corp. ● The J.M. Smucker Company

Ms. Pianalto served as President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. She was the First VP and COO of the Cleveland Fed from 1993 to 2003 and served as its VP and Secretary to the Board of Directors from 1988 to 1993. Ms. Pianalto also served in various supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.

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Item 1 Election of Directors

Christine A. Poon Age: 68 Director Since: September 2006 Lead Independent Director Since: May 2020	Prudential Committees: ● Executive (Chair) ● Finance (Chair) ● Investment ● Risk	Public Directorships: ● Decibel Therapeutics, Inc.* ● Koninklijke Philips NV** ● Regeneron Pharmaceuticals ● The Sherwin-Williams Company

Ms. Poon has served as Executive in Residence at the Max M. Fisher College of Business at The Ohio State University since September 2015 and served as Professor of Management and Human Resources at The Max M. Fisher College of Business from October 2014 to September 2015. Ms. Poon previously served as Dean and John W. Berry, Sr. Chair in Business at The Max M. Fisher College of Business at The Ohio State University from April 2009 until October 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

* Ms. Poon is a director of Decibel Therapeutics, Inc. which went public in February 2021.

** On February 23, 2021, Koninklijke Philips N.V. publicly announced that Ms. Poon will retire as a member of its Supervisory Board in May 2021 following the completion of her current term.

Douglas A. Scovanner Age: 65 Director Since: November 2013	Prudential Committees: ● Audit ● Executive ● Risk (Chair)

Mr. Scovanner has been Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as CFO (1994 to 2012) and EVP (2000 to 2012) of Target Corporation (a North American retailer). Prior to joining Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Michael A. Todman Age: 63 Director Since: March 2016	Prudential Committees: ● Compensation (Chair) ● Executive ● Finance ● Risk	Public Directorships: ● Brown-Forman Corporation ● Carrier Global Corporation ● Mondelēz International, Inc.
Former Directorships Held during the Past Five Years: ● Newell Brands (May 2020)

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America, from 2007 to 2010. Mr. Todman held several senior positions with Whirlpool over his career, including EVP and President of Whirlpool Europe from 2001 to 2005 and EVP, Whirlpool North America, in 2001.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	15

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with each other and with management throughout the year.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 15 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third-party search firm, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

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Corporate Governance

Shareholder Nominations and Recommendations of Director Candidates

Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of our Board seats for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience and Tenure.”

Director Attendance

During 2020, the Board of Directors held nine meetings. Together, the directors attended 100% of the meetings of the full Board and the committees on which they served in 2020. Directors are expected to attend the annual meeting of shareholders. All directors at that time were present for the 2020 annual meeting of shareholders.

Director Independence

The current Board consists of 13 directors, two of whom are currently employed by the Company (Messrs. Lowrey and Falzon). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Mses. Hund-Mejean, Jones, Pianalto and Poon, and Messrs. Baltimore, Casellas, Krapek, Lighte, Paz, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Comprehensive Steps to Achieve Board Effectiveness

The Board is committed to a rigorous self-evaluation process. Through evaluation, directors review the Board’s performance, including areas where the Board feels it functions effectively, and importantly, areas where the Board believes it can improve.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	17

Corporate Governance

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.

The Board regularly reviews its leadership structure and it thoroughly evaluated whether to continue to combine or to split the chair and CEO roles. After considering the perspectives of the independent directors, the views of our significant shareholders, voting results of recent independent chair proposals, academic research, practical experience at peer companies, and benchmarking and performance data, the Board in 2020 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board will continue to monitor the appropriateness of this structure.

In 2020, our Lead Independent Director, chair of the Corporate Governance and Business Ethics Committee, Vice Chairman, Chief Human Resources Officer and our Chief Governance Officer engaged with shareholders who hold a majority of our shares on their views on our Board leadership structure, human capital management and environmental sustainability. The discussions and feedback from these meetings have been shared with the Board and will be considered during the Board’s annual review of the appropriateness of its leadership structure.

Lead Independent Director

Under our Corporate Governance Principles and Practices, the independent directors annually elect a Chairman of the Board and, if the individual elected as Chairman of the Board is the CEO, they also elect an independent director to serve as Lead Independent Director. The Lead Independent Director is generally expected to serve for a term of at least one year, but for no more than three years. Ms. Poon was elected as Lead Independent Director for her first term in May 2020.

Key Responsibilities

●  Calls meetings of the independent directors.

●  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

●  Facilitates communication between the independent directors and our Chairman.

●  Provides independent Board leadership.

●  Elected annually and may serve no more than three years.

●  Approves the agenda for all Board meetings and all Board materials.

●  Communicates with shareholders and other key constituents, as appropriate.

●  Meets directly with the management and non-management employees of our firm.

●  Engages with our other independent directors to identify matters for discussion at executive sessions of independent directors and advises our Chairman of any decisions reached, and suggestions made at the executive sessions.

●  In collaboration with the Corporate Governance and Business Ethics Committee, addresses Board effectiveness, performance and composition.

●  Authorized to retain outside advisors and consultants who report directly to the Board on Board-wide issues.

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Corporate Governance

Shareholder Engagement at Prudential

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	19

Corporate Governance

A Message to Our Shareholders from Prudential’s Lead

Independent Director, Christine A. Poon

Under Prudential’s Corporate Governance Principles, the independent directors of the Board annually elect a Lead Independent Director for a term of at least one year, who may serve for no more than three years. I am honored that my fellow independent directors elected me to succeed Thomas Baltimore, our previous Lead Independent Director, in May 2020.

Our directors share my commitment to strong, independent leadership, Board effectiveness and oversight. In this context, I would like to share my reflections on my first year as your Lead Independent Director.

You assumed the Lead Independent Director role in a year unlike any other.

How did the Board adapt to the unprecedented challenges of 2020?

Our Board was equipped to respond quickly and without interruption to the global health crisis due to our robust contingency plans and the entire Board’s dedication to providing oversight of Prudential’s strategy, risk management and business operations.

The diverse mix of our directors with broad qualifications and attributes provided a strong foundation for management and the Board to navigate through the ongoing crisis with agility and live up to our purpose to make lives better by solving the financial challenges of our changing world.

The Lead Independent Director serves annually for a term of no longer than three years. What are the qualities Prudential independent directors seek when electing a Lead Independent Director?

My fellow directors and I believe that the Lead Independent Director should:

●	possess a sophisticated knowledge and understanding of the Company’s business operations. This is gained by having adequate Board tenure to have experienced a number of business cycles;

●	exercise independent judgment to support the Board’s Chairman when appropriate and the fortitude to challenge his or her actions when deemed in the best interest of the Company and its shareholders;

●	exhibit strong interpersonal skills and the ability to build consensus; and

●	influence the Board’s culture and insist on a high standard of ethics, candor and transparency, which builds trust and confidence in the Lead Independent Director’s leadership.

What is Prudential’s Board’s role in overseeing the Company’s inclusion and diversity strategy?

Our commitment to inclusion and diversity starts with the Board. Prudential’s Board and the Corporate Governance and Business Ethics Committee have oversight of talent, inclusion and diversity, and culture. Our Board leads by example – 82% of our independent directors are diverse. Since 2015, all five of our newly elected independent directors are diverse. Additionally, the full Prudential Board evaluates the Company’s commitment to inclusion and actively suggests policy enhancements.

Recognizing that diversity is imperative to the Company’s vitality, in 2018, we instituted a long-term incentive compensation modifier for the senior vice president level and above that is subject to a performance objective intended to improve the representation of diversity among senior management. I welcome you to read the results of this diversity modifier in this proxy statement’s Compensation Discussion and Analysis section.

In 2020, with the Board’s full support, Prudential announced Nine Commitments to Racial Equity, fortifying the Company’s history of pursuing meaningful and enduring progress to advance racial equity. The Commitments and our progress are outlined in this proxy statement and Prudential’s Environmental, Social and Governance Summary Report. www.prudentialesg.com/sustainability/

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Corporate Governance

How do you determine if the Board’s culture is filtering through the organization?

I believe the most effective way to gauge corporate culture is to meet directly with a company’s team members. Our directors are encouraged to engage with Prudential employees–at all levels–to gain insight regarding how employees throughout the organization are aligned with the Company’s business model, values and our culture. Prudential directors speak at our Business Resource Groups events, including the Black Leadership Forum, Juntos (LatinX employees), PRIDE (LGBTQ+ employees) and Women Empowered. I personally have spoken at a Women Empowered event and at our annual Legal, Compliance and Business Ethics offsite.

How are the Board’s committees structured to maintain independence and provide for comprehensive oversight?

Our Board Committees are comprised solely of independent directors. This structure further solidifies our commitment to perform our role with independent thought and action on behalf of our shareholders.

A full list of our Board Committees, the Committees’ mandates, and members are available in this proxy statement.

Your Board will continue its focus on meeting the needs of our customers cultivating an inclusive workplace for our global employees, building a strong and sustainable future, and retaining our leading competitive position. The events of 2020 have only strengthened our culture to meet these objectives, and we have never been more confident in our ability to create long-term value for our shareholders.

Christine A. Poon

Lead Independent Director

Christine A. Poon Prudential Lead Independent Director

Ms. Poon was elected by Prudential’s independent directors to serve as Lead Independent Director effective May 12, 2020. She brings significant experience and knowledge to the Lead Independent Director role. Ms. Poon has served as a Prudential director since 2006. She currently chairs the Executive and Finance Committees and sits on the Investment and Risk Committees. Due to her Board experience and leadership, Ms. Poon understands the Company’s long-term strategic priorities. In addition, she possesses a deep understanding of Prudential and its industry’s legal, regulatory, and competitive frameworks.

Culture at Prudential

At Prudential, our five cultural aspirations—customer obsessed, outcomes driven, risk smart, tech forward and fully inclusive play a crucial role in our success. They are how we live our corporate purpose of making lives better by solving the financial challenges of our changing world. Throughout the tumultuous events of 2020—the pandemic, the incidents of racial violence leading to civil unrest, remote work and an uncertain future—the Company leaned into our fully inclusive aspiration. As part of our nine commitments to racial equity, we made additional commitments to support our associates through ongoing dialogue, training and continued our focus on driving inclusion deeper into our business, culture and talent processes.

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Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, through both the whole Board and its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, Board committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2020, the Risk Committee received an update from the Chief Risk Officer on the important strategic issues and risks facing the Company. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function.

The Risk Committee currently includes the chairs of each of the other Board committees as well as another independent director who serves as Chair of the Committee. The principal activities of the Risk Committee are to: oversee the Company’s assessment and reporting of material risks by reviewing the metrics used by management to quantify risk, applicable risk limit structures and risk mitigation strategies; review the Company’s processes and procedures for risk assessment and risk management, including the related assumptions used across the Company’s businesses and material risk types; and receive reports from management on material and emerging risk topics that are reviewed by the Company’s internal management committees.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

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Corporate Governance

Cybersecurity Risk Oversight

In addition, the Board oversees the Company’s Information Risk and Resilience program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. Prudential has not had a material data security breach in three years. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports from the Chief Information Security Officer, the Chief Information Officer and the Global Head of Operational Risk throughout the year. At least annually, the Board and the Audit Committee also receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

Executive Compensation Risk Oversight

We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. Each year, management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s annual incentive plan allows for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to share ownership and retention policies, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	23

Corporate Governance

Environmental Sustainability

Environmental Sustainability is overseen by Prudential’s Board of Directors. The Company’s sustainability strategy is led by Prudential’s senior leaders including Prudential’s Vice Chairman, as the enterprise wide sustainability Executive Sponsor, and Prudential’s Chief Governance Officer. The Company’s sustainability objectives are executed by the Vice President of Environment and Sustainability who is advised by Prudential’s Sustainability Council. Prudential’s Chief Governance Officer and Vice President of Environment and Sustainability meet with the Corporate Governance Committee quarterly to discuss the Company’s sustainability objectives, including climate change. This regular engagement gives the Board insight into the Company’s climate change strategy and environmental stewardship initiatives. In addition, the full Board also receives periodic briefings and education on core concepts and trends that impact our businesses and society. The Company also has a Climate Change Policy Council that guides climate policy for the enterprise.

2020 Climate Change Commitment

Our commitment to mitigating the risks of climate change is collaborative across the global business to achieve our investment and operational goals and targets. Each individual business is responsible for implementing our environmental commitment, with oversight from the Board and support from key personnel within the business. Instilling the principle of environmental stewardship throughout our global businesses benefits our clients, employees, and shareholders – as well as future generations. Prudential has found opportunities to help mitigate climate change by pursing relevant opportunities including:

Issuing and reporting on Prudential’s first green bond aligning and advancing the United Nations Sustainable Development Goals (SDGs).

Offsetting carbon emissions for U.S. employees’ business travel in 2019 and 2020.

Reducing reliance on paper communications to customers with the Zero Paper aspiration.

Engaging 100 percent of Prudential’s top suppliers to participate in CDP’s Supply Chain disclosure survey.

Eligible Categories	UN Sustainable Development Goal alignment

Renewable energy

Green Buildings

Environmentally sustainable management of living natural resources and land use

Energy efficiency

Clean transport

Sustainable water and wastewater management

Pollution prevention and control

Human Capital Management and Succession Planning

The Board believes that human capital management and succession planning, including inclusion and diversity, are paramount to the Company’s success and are central to our long-term strategy. Our Company’s Corporate Social Responsibility Oversight Committee, comprising Board members and Prudential senior executives, in addition to the full Board evaluates the Company’s commitment to inclusion and diversity and actively suggests policy enhancements.

The Board has primary responsibility for CEO succession planning. In addition, the Board reviews the Company’s “people strategy” in support of its business strategy at least annually and frequently discusses talent issues at its meetings. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer levels. In support of our commitment to talent development, throughout the year, high-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events. This engagement gives the Board insight into the Company’s talent pool and our leaders’ succession plans. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

24	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Corporate Governance

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overly or overtly hostile, threatening, potentially illegal or similarly unsuitable communications.

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/ executivecomp.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	25

Corporate Governance

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2020. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

Committees	Current Members	Description
Audit Committee Meetings in 2020: 10	Martina-Hund Mejean (Chair) Gilbert F.Casellas Wendy E. Jones* Douglas A. Scovanner George Paz

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory, cyber security and compliance matters, and oversees the overall risk management governance structure and risk management function.

Among other things, the Audit Committee:

(1)  appoints the independent auditor and evaluates its qualifications, independence and performance;

(2)  reviews the audit plans for and results of the independent audit and internal audits; and

(3)  reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and four of the five members are audit committee financial experts as defined by the SEC.

Compensation Committee Meetings in 2020: 7	Michael A. Todman (Chair) Thomas J. Baltimore Karl J. Krapek

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

Corporate Governance & Business Ethics Committee Meetings in 2020: 6	Gilbert F. Casellas (Chair) Peter R. Lighte Sandra Pianalto

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict-of-interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding ESG issues including environmental stewardship, sustainability, climate, human capital management issues, including inclusion and diversity and corporate social responsibility throughout the Company’s global businesses.

Executive Committee Meetings in 2020: 0	Christine A. Poon (Chair) Thomas J. Baltimore Gilbert F. Casellas Martina Hund-Mejean Charles F. Lowrey Douglas A. Scovanner Michael A. Todman	The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.
Finance Committee Meetings in 2020: 5	Christine A. Poon (Chair) George Paz Sandra Pianalto Michael A. Todman	The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, benefit plan funding and major capital expenditures.
Investment Committee Meetings in 2020: 4	Thomas J. Baltimore (Chair) Peter R. Lighte Christine A. Poon

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Risk Committee Meetings in 2020: 4	Douglas A. Scovanner (Chair) Thomas J. Baltimore Gilbert F. Casellas Christine A. Poon Martina Hund-Mejean Michael A. Todman

The Risk Committee oversees the governance of significant risks throughout the enterprise by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board.

In addition to the above Committee meetings, the Board held nine meetings in 2020.

*Added to Audit Committee effective January 4, 2021.

26	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Corporate Governance

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

●	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

●	when the amount involved exceeds $120,000; and

●

when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee, which will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the marketplace (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the marketplace and in accordance with applicable law.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that one transaction qualified as a related party transaction since the beginning of 2020: Michael F. Falzon, the brother of Robert M. Falzon, our Vice Chairman, is our Vice President, Information Systems. In 2020, the total compensation paid to Michael Falzon, including salary, annual incentive award and the grant date value of long-term incentive awards, was less than $625,000. Michael F. Falzon’s compensation was similar to the compensation of other employees holding equivalent positions.

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of Political Action Committee, or PAC, contributions. We also disclose semiannual information on dues, assessments and contributions of $10,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

The 2020 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a Trendsetter company, the highest distinction. This is the sixth consecutive year that Prudential has been recognized for its disclosure, accountability, and political spending oversight.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	27

Corporate Governance

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental and climate issues and policies. In addition, three of our independent Board members sit on our Corporate Social Responsibility Oversight Committee. These directors inform the Company’s social responsibility efforts in impact investing, strategic philanthropy, employee engagement and corporate community involvement. 2020 investments include:

28	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2021. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

Fees Paid to PricewaterhouseCoopers

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2020 and 2019.

Worldwide Fees (in millions)

Service	2020	2019
Audit (1)	$55	$55
Audit-Related (2)	$8	$6
Tax (3)	$2	$2
All Other (4)	$0	$1
Total	$65	$64

(1)

The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, attest services required by regulation, consents and assistance with review of documents filed with the SEC.

(2)

The aggregate fees for assurance and related services, including internal control and financial compliance reports, attest services not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(3)

The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In each of 2019 and 2020, tax compliance and preparation fees totaled approximately $1.5 million and tax advisory fees totaled approximately $0.5 million.

(4)	The aggregate fees for all other services rendered; representing primarily fees for business advisory services in 2019.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit, audit-related, tax and all other services paid by these entities of $25 million in 2020 and $17 million in 2019.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining its independence.

PricewaterhouseCoopers has been the Company’s independent auditor since it became a public company in 2001 and prior to that, from 1996.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	29

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

In determining whether to reappoint the independent auditor, the Audit Committee annually considers several factors, including:

●  the length of time the firm has been engaged;

●  the firm’s independence and objectivity;

●  PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the lead audit partner;

●  historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance;

●  data related to audit quality and performance, including recent PCAOB inspection reports on the firm; and

●  the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chair vetting the independent auditor’s candidates. The full Audit Committee is consulted in connection with the final selection of the lead audit partner.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services so that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Company’s Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

FOR	The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2021.

30	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

Report of The Audit Committee

Five independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.

In addition, the Board has determined that all of our Audit Committee members, Messrs. Casellas, Paz and Scovanner and Mses. Hund-Mejean and Jones, satisfy the financial expertise requirements of the NYSE and that each of Messrs. Casellas, Paz and Scovanner and Ms. Hund-Mejean has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2020 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Prudential Financial’s financial statements and that involved especially challenging, subjective, or complex auditor judgment.

The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, the results of a management survey of PwC’s overall performance, data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee

Martina Hund-Mejean (Chair)

Gilbert Casellas

Wendy E. Jones

George Paz

Douglas A. Scovanner

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	31

Item 3 Advisory Vote to Approve Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2020 executive compensation program and policies for our named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Compensation Committee will, however, as they have done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

At the 2017 Annual Meeting, shareholders approved, on an advisory basis, holding “Say on Pay” votes annually, and the Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, the next “Say on Pay” vote will occur in 2022.

FOR	The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

32	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

We currently maintain our 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”). It is expected that the number of shares remaining available under the 2016 Omnibus Plan, which also provides the shares that are to be issued under our Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”), will be insufficient to meet the Company’s compensation goals in the coming years. To ensure that the Company has an adequate number of shares available for compensation to its directors, employees and agents, we are asking our shareholders to approve the Prudential Financial, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”). The 2021 Omnibus Plan will increase the number of shares of Common Stock available for issuance to eligible directors, employees and agents by 7,900,000 shares.

The Board approved the 2021 Omnibus Plan, subject to shareholder approval. The Board believes that stock-based compensation aligns the interests of recipients with those of shareholders, encourages decisions and rewards performance that contributes to the long-term growth of the Company’s business and enhances shareholder value. If shareholders decline to approve the 2021 Omnibus Plan, the Company will have less flexibility to provide competitive compensation, which will limit its ability to attract, motivate and retain the caliber of employees we believe is necessary to deliver sustained high performance to our shareholders and customers. The 2021 Omnibus Plan will be effective upon its approval by the shareholders of the Company at our Annual Meeting on May 11, 2021. We will not grant any new awards under the 2016 Omnibus Plan after the effective date of the 2021 Omnibus Plan.

The following table sets forth certain information about the 2016 Omnibus Plan and the increase in shares that will be authorized by the approval of the 2021 Omnibus Plan.

Number of outstanding Options as of February 28, 2021	4,596,529

Weighted average exercise price of the outstanding Options	$76.65

Weighted average remaining contractual term of the outstanding Options	4.74 years

Number of outstanding Restricted Stock Units, as of February 28, 2021	6,213,786

Number of outstanding Performance Shares, as of February 28, 2021 (1)	4,246,267

Shares Available Under the Omnibus Plan, as of February 28, 2021	3,586,347

Additional shares requested for approval pursuant to this Proposal	7,900,000

Estimated(2) total number of shares available for issuance under the 2021 Omnibus Plan	11,486,347

(1)	Represents the number of Performance Shares that would be received based on target performance.
(2)

As may be increased as a result of share withholding and forfeited awards granted under the 2016 Omnibus Plan or decreased due to new grants under the 2016 Omnibus Plan prior to the effective date of the 2021 Omnibus Plan.

Based on our current equity compensation practices and stock price, we expect the proposed share reserve will be sufficient to fund the Company’s equity compensation under the 2021 Omnibus Plan for the next four to five years.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	33

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Burn Rate and Dilution/Overhang

Two measures that our Compensation Committee has considered in assessing our equity grant practices are burn rate and dilution/overhang.

●

Burn Rate. Burn rate is a measure of share usage and it quantifies the rate at which a company is utilizing its share reserve by expressing the number of equity awards granted as a percentage of the weighted-average undiluted number of shares of Common Stock outstanding during the year. Burn rate typically does not take into account cancellations and other shares returned to the share reserve. Over the past three fiscal years, our annual burn rate with regard to our 2016 Omnibus Plan has averaged 0.91%.

●

Dilution/Overhang. Another measure used to quantify the cumulative impact of our equity compensation practices is a dilution analysis commonly referred to as “overhang.” Overhang is typically calculated as the number of shares related to outstanding equity awards, plus the number of shares available in the share reserve, divided by the fully diluted number of shares of Common Stock outstanding at the end of the year (i.e., outstanding shares and equity awards plus our remaining share reserve). Our overhang with regard to our 2016 Omnibus Plan as of December 31, 2020 was 5.64%. If the 2021 Omnibus Plan is approved, our overhang would increase to approximately 6.3%. The potential dilution from the 2021 Omnibus Plan, expressed as the percentage obtained by dividing the estimated number of shares in the share reserve by the number of shares of Common Stock outstanding would be approximately 2.9%.

Executive Officer Grants, Burn Rate and Dilution/Overhang for the Past Three Fiscal Years

	2020 (%)	2019 (%)	2018 (%)	Average (%)

Percentage of Equity Awards Granted to Executive Officers	20.11	11.18	23.90	18.39

Burn Rate	0.84	1.28	0.62	0.91

Dilution/Overhang	5.64	6.41	7.07	6.38

Key Governance Highlights of the 2021 Omnibus Plan:

●	Awards are subject to potential reduction, cancellation, forfeiture or other clawback in certain circumstances

●	No discounted options may be granted

●	No repricing of stock options without shareholder approval
●	No automatic vesting of equity-based awards upon a change in control (so-called “single trigger” vesting)

●	No tax gross-ups—the 2021 Omnibus Plan does not provide for any tax gross-ups

KEY DIFFERENCES IN THE 2021 OMNIBUS PLAN:

The terms of the 2021 Omnibus Plan are largely similar to the corresponding provisions of the 2016 Omnibus Plan. However, there are several changes that are reflected in the 2021 Omnibus Plan. The most material of these changes are noted below:

●	All shares that are subject to any Award granted under the 2021 Omnibus Plan will be counted on a share for share basis against the shares authorized for issuance.

●

The Compensation Committee may grant Other Stock Based Awards, which are awards denominated in or related to our common stock, to allow flexibility to address particular situations, such as by issuing outright stock awards, selling shares as part of a compensatory award or settling cash based obligations in shares of our stock.

●

The provisions of the 2016 Omnibus Plan that were designed to allow Awards to qualify as “performance-based compensation” exempt from the limitations on deducting compensation above $1 million payable in any given taxable year to certain executive officers contained in Section162(m) of the Code have been modified to reflect the elimination of such exception.

●	Stock appreciation rights (SARs) and Performance Units are no longer authorized for issuance.

●	The limit of cash and equity-based compensation to non-employee directors is increased to $800,000 in a compensation year.

34	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Key Terms of the 2021 Omnibus Plan

The following is a summary of provisions of the 2021 Omnibus Plan. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified by reference to the complete text of the 2021 Omnibus Plan included in this Proxy Statement as Appendix B.

Purpose:	Foster and promote the long-term financial success of the Company and materially increase shareholder value by aligning the interests of shareholders and employees.

Eligible Participants:	Any individual who is a non-employee director of the Company or either an employee of, or an insurance agent (whether or not a common law employee or a full-time life insurance salesperson under the Internal Revenue Code (the “Code”)) of, the Company or any subsidiary. As of December 31, 2020, approximately 45,000 individuals would have been eligible to participate in the 2021 Omnibus Plan, including all of our non-employee directors and executive officers.

Award Types:	Options, Restricted Units, Restricted Stock, Dividend Equivalents, Performance Shares, Annual Incentive Awards and Other-Stock Based Awards (each, an “Award”), Performance Units and Stock Appreciation Rights (“SARs”) are not authorized for grant under the 2021 Omnibus Plan.

Share Reserve:

●  7,900,000 shares of Common Stock, plus:

●  The number of shares available for awards under the 2016 Omnibus Plan as of the date of the annual meeting which is the effective date of the 2021 Omnibus Plan, if approved by shareholders, is estimated to be 3,586,347 shares (based on grants and forfeitures through February 28, 2021, and as may be decreased or increased due to grants and forfeitures under the 2016 Omnibus Plan prior to the effective date of the 2021 Omnibus Plan).

Share Counting:	Shares issued in connection with all Awards are counted against the share reserve as one share for every one share issuable under such Award. Under the 2016 Omnibus Plan, shares subject to Awards other than Options and SARs were counted against the share reserve based on a multiple of 2 times the number of shares issuable under such Award.

Share Recycling:	Shares of Common Stock subject to an Award granted under the 2021 Omnibus Plan or the 2016 Omnibus Plan that are not issued because the Award expires or, is cancelled, terminated, forfeited or settled without issuance of Common Stock (including, but not limited to, (i) shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited and (ii) shares withheld for taxes from full value awards granted under the 2016 Omnibus Plan and Awards other than Options granted under the 2021 Omnibus Plan) will be added back to the share reserve (with specified exceptions after the tenth anniversary of the 2021 Omnibus Plan’s effective date). However, the number of shares that will again become available for grant under the 2021 Omnibus Plan in respect of awards that had been granted under the 2016 Omnibus Plan, but are forfeited after the effective date of the 2021 Omnibus Plan, will be determined based on the number of shares of common stock that were counted upon grant against the share reserve under the 2016 Omnibus Plan. Notwithstanding the foregoing, (i) shares owned by a participant and tendered to exercise Options or withheld upon any exercise of any Option to satisfy the withholding of taxes will not be available for grants under the 2021 Omnibus Plan and (ii) upon the net settlement of an Option, the full number of shares subject to the portion of the Option so exercised will be counted against the share reserve.

Minimum Vesting	Subject to the otherwise applicable provisions of the 2021 Omnibus Plan (such as the provisions related to a Change in Control and accelerated vesting upon death, disability, retirement and other terminations of employment), Options and awards of Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards will have a vesting schedule of at least one year from the date of grant. However, Awards in respect of up to 5% of the share reserve, certain substitute or replacement awards and annual awards to directors that vest for service through the next annual meeting may be granted without this requirement.

Director Compensation Limit	The amount of cash and equity-based compensation to non-employee directors is limited to $800,000 in a compensation year, as measured based on the grant date value (for equity-based compensation).

Plan Expiration	Either (a) the date when no more shares of Common Stock are available for issuance under the 2021 Omnibus Plan, or, if earlier, (b) the date the Plan is terminated by the Board of Directors.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	35

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Administration

The Compensation Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the “Committee”), will administer the 2021 Omnibus Plan with the authority to, among other things, interpret the 2021 Omnibus Plan, determine eligibility for, grant and determine the terms of Awards, and to do all things necessary or appropriate to carry out its provisions and purposes. The Committee may delegate to any member of the Board, employee or group of directors or employees any portion of its authority and powers with respect to Awards to participants who are not directors or executive officers. Only the Committee may exercise authority in respect of Awards granted to directors or executive officers.

The Committee may condition the grant of any Award on a recipient’s agreement not to compete, not to solicit the Company’s employees and customers and not to disclose confidential information, as well as compliance with clawback policies.

Shares Deliverable Under the Plan

The shares to be delivered under the 2021 Omnibus Plan may consist, in whole or in part, of Common Stock purchased by the Company for the purpose of granting Awards, treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.

The number of Options that may be granted to any participant in the 2021 Omnibus Plan may not exceed an aggregate of 2,500,000 Options during any three-year period.

To the extent that limiting the number of shares subject to or payable in respect of Awards under the 2021 Omnibus Plan would enhance the deductibility of compensation paid to executive officers, the 2021 Omnibus Plan sets certain limits on the sizing of awards. In such circumstances, with respect to any applicable Annual Incentive Awards, the performance condition and maximum limitation would be that the amount payable to a Covered Employee in any year may not exceed four-tenths of one percent (0.4%) of Adjusted Operating Income for the fiscal year ended prior to the year in which payment is due. For any applicable awards of Restricted Stock, Restricted Units, Performance Shares and associated Dividend Equivalents, in such circumstances the performance condition would be that Adjusted Operating Income must be positive in at least one fiscal year during which the Award is outstanding for at least 276 days of that year, and the maximum limitation would be that the amount payable to a Covered Employee in any year may not exceed four-tenths of one percent (0.4%) of the highest amount of Adjusted Operating Income for any of the three fiscal years ended prior to the year payment on those Awards is due. For purposes of the 2021 Omnibus Plan, “Adjusted Operating Income” means the Company’s total pre-tax adjusted operating income as reported in our Quarterly Financial Supplement. These provisions have been retained in the 2021 Omnibus Pan to preserve flexibility in the event that exceptions to the deduction limitation such as those that had previously been applicable for performance-based compensation under Section 162(m) of the Internal Revenue Code were again to become applicable. However, under the current provisions of the U.S. federal income tax laws, there is no enhanced income tax deductibility available based on limiting the sizing of any such awards.

Options

Options entitle the recipient to purchase shares of Common Stock at a specified exercise price. Options may be granted in the form of incentive stock options qualifying for special tax treatment under Code Section 422 (“ISOs”) and nonstatutory stock options (“Nonstatutory Options”). Options must be granted with an exercise price at least equal to the fair market value of a share of Common Stock on the date of grant, and generally may not be exercisable for more than 10 years after the date of grant. No Option that is intended to be an ISO may be granted after the tenth anniversary of the date the 2021 Omnibus Plan becomes effective. Unless the Committee otherwise determines, Options generally become exercisable in one-third increments on each of the first three anniversaries of the date of grant.

For purposes of the 2021 Omnibus Plan, “fair market value” generally means, on any given date, the price of the last trade, regular way, in the Common Stock on the date on the NYSE. If there are no trades on the relevant date, the “fair market value” for that date means the closing price on the immediately preceding date on which Common Stock transactions were reported.

The Committee does not have the power or authority to reduce the exercise price of outstanding Options, to grant new Options in substitution for or upon the cancellation of Options previously granted or to cash out outstanding Options for an amount greater than the spread between the fair market value and the exercise price, other than with shareholder approval, in connection with the assumption of awards upon a change of control or for certain adjustments in capitalization (as described below).

36	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Restricted Stock, Restricted Units and Dividend Equivalents

A share of Restricted Stock is a share of Common Stock that is subject to certain transfer restrictions and forfeiture provisions for a specified period of time. A Restricted Unit is an unfunded, unsecured right (which may be subject to forfeiture or transfer restrictions) to receive a share of Common Stock or the cash value thereof at the end of a specified period of time. A Dividend Equivalent represents an unfunded and unsecured promise to pay an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the Award recipient. Dividend Equivalents may be granted in connection with a grant of Restricted Units, Performance Shares or Other Stock-Based Awards. The Committee may, in its discretion, pay the value of Restricted Units and Dividend Equivalents in Common Stock, cash or a combination of both.

Unless otherwise determined by the Committee, the restrictions on Restricted Stock and Restricted Units will generally lapse over a period of three years in three approximately equal annual installments.

Similarly, unless otherwise determined by the Committee, Dividend Equivalents paid with respect to Restricted Units, Performance Shares and Other Stock-Based Awards will be determined based on the number of shares of Common Stock that become payable or that determine the value to be paid in respect of the Award taking into account, for the Performance Shares, the level of performance achieved.

Generally, a participant will, subject to specified restrictions and conditions, have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A participant will not have the rights of a shareholder with respect to Restricted Units or Dividend Equivalents.

Annual Incentive Awards

At the direction of the Committee, Awards with a performance cycle of one year or less may be made to participants and, unless determined otherwise by the Committee, shall be paid in cash based on achievement of specified performance goals.

Performance Shares

Performance Shares are Awards of units denominated in Common Stock. The number of the units may be determined over a performance cycle based on the satisfaction of performance goals. Performance Shares are payable in Common Stock.

Other Stock-Based Awards

Other Stock-Based Awards are Awards denominated in or related to our common stock. The Committee may elect to grant Other Stock-Based Awards on such terms and conditions as the Committee shall determine. The purpose of these Awards is to allow the Committee flexibility, consistent with the requirements of the rules applicable to New York Stock Exchange listed companies, to address particular situations, such as by issuing outright stock awards, selling shares as part of a compensatory award or settling cash based obligations in shares of our stock. Unless the Committee otherwise specifies at or after the date of grant of any Other Stock-Based Award, upon termination of the employment of any recipient of such award, the provisions of the 2021 Omnibus Plan applicable to awards of Restricted Stock will apply equally to Other Stock-Based Awards.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	37

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Treatment of Awards on Termination of Employment

Under the 2021 Omnibus Plan, generally, unless the Committee determines otherwise as of the date of a grant of any Award or thereafter, Awards are treated as follows upon a participant’s termination of service, regardless of the Award’s otherwise applicable terms.

Resignation. If a participant voluntarily terminates service from the Company or any Affiliate:

●	Annual Incentive Awards: If the termination occurs before authorization of the payment of an Annual Incentive Award, the participant forfeits all rights to payment; and

●	All other Awards (including associated Dividend Equivalents): All other outstanding (and unexercised) Awards and associated Dividend Equivalents credited to the participant are forfeited.

Termination for Cause. If a participant’s service is terminated for “cause”:

●	Annual Incentive Awards: All rights to payment for Annual Incentive Awards are forfeited; and

●

All other Awards: All other outstanding (and unexercised) Awards and associated Dividend Equivalents credited to the participant are forfeited, and the Committee may require that the participant disgorge any profit, gain or benefit from any Award exercised or paid to the participant up to 12 months prior to the participant’s termination.

For purposes of the 2021 Omnibus Plan, “cause” includes dishonesty, fraud or misrepresentation; inability to obtain or retain appropriate licenses; violation of any rule or regulation of any regulatory or self-regulatory agency or of any policy of the Company or any subsidiary; commission of a crime; breach of a written covenant or agreement not to misuse property or information; or any act or omission detrimental to the conduct of the Company’s or any subsidiary’s business in any way.

Approved Retirement. If a participant’s employment terminates by reason of “Approved Retirement”:

●	Annual Incentive Awards: The participant will receive a pro-rated Annual Incentive Award based on actual achievement of the performance goals for the applicable performance cycle;

●

Options: All outstanding Options shall become immediately exercisable in full and may be exercised by the participant at any time prior to the expiration of the term of the Options or within five years following the participant’s Approved Retirement, whichever period is shorter;

●

Restricted Stock, Restricted Units and Other Stock-Based Awards (including associated Dividend Equivalents): Any restrictions will lapse as to outstanding Restricted Stock, Restricted Units, Other Stock-Based Awards and associated Dividend Equivalents and payment will generally be made within 74 days following the termination of employment (subject to any further delay as may be required to comply with the provisions of Code Section 409A); and

●

Performance Shares (including associated Dividend Equivalents): On the 60th day following the end of the applicable performance cycle, the participant will receive a prorated payment for outstanding Performance Shares based on actual achievement of the performance goals for the performance cycle.

For purposes of the 2021 Omnibus Plan, “Approved Retirement” generally means termination of a participant’s employment, other than for “cause”: (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a subsidiary and in which the participant participates, (ii) on or after attaining age 55 and completing at least ten years of service (or a longer period of service, as the Committee shall determine from time to time) or (iii) on or after age 65.

Death or Disability. The 2021 Omnibus Plan also has default provisions for the treatment of Awards following termination of a participant’s service due to death or disability that have the effect of providing the beneficiaries of the deceased participant or the disabled participant the full benefit of the participant’s outstanding Awards, regardless of the period of service completed prior to the date of the termination. All Options would immediately become exercisable in full, all Restricted Stock would become vested, all Restricted Units, Other Stock-Based Awards and any Dividend Equivalents credited with respect thereto would become vested and payable, and all Performance Shares and any Dividend Equivalents credited with respect thereto would vest and be payable at target.

38	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Termination for Other Reasons. If a participant’s service terminates for any reason other than resignation, termination for cause, approved retirement, death or disability:

●	Annual Incentive Awards: If the termination occurs before authorization of the payment of an Annual Incentive Award, the participant forfeits all rights to payment;

●

Options: Options that are exercisable on the date of termination may be exercised at any time prior to the expiration date of the term of the Options or the 90th day following termination, whichever period is shorter;

●

Restricted Stock, Restricted Units and Other Stock-Based Awards (including associated Dividend Equivalents): Restrictions will lapse as to a prorated portion of outstanding Restricted Stock, Restricted Units and Other Stock-Based Awards and associated Dividend Equivalents and payment will generally be made within 74 days following the termination (subject to any further delay as may be required to comply with the provisions of Code Section 409A); and

●

Performance Shares (including associated Dividend Equivalents): The participant will receive a prorated payment for outstanding Performance Shares and associated Dividend Equivalents based on target achievement of the performance goals for the performance cycle within 74 days following the termination (for Covered Employees payment will be based on actual achievement of the performance goals and will be made after completion of the performance cycle).

Non-Transferability of Awards

Generally, no Awards granted under the 2021 Omnibus Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Committee may, in the Award agreement or otherwise, permit transfers of Nonstatutory Options, Restricted Stock and Other Stock-Based Awards to certain family members.

Adjustment in Capitalization

If certain corporate events occur, such as a change in capitalization, merger, spin-off, stock split, stock dividend, extraordinary cash dividend or similar event affecting the Common Stock (an “adjustment event”), the Committee shall adjust appropriately (a) the aggregate number and kind of shares of Common Stock available for Awards, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular participant in any particular period, and (c) the aggregate number and kind of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards, in the manner determined by the Committee. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by the Company’s shareholders, with respect to any “adjustment event” that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the 2021 Omnibus Plan shall be deemed to pertain to the securities and other property, including cash, which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such an adjustment event.

Change of Control

Upon the occurrence of a change of control of the Company, outstanding Awards will generally be treated as follows, regardless of the Award’s otherwise applicable terms:

●

No acceleration of vesting or exercisability, cancellation, cash payment or other settlement will occur with respect to any outstanding Awards if the Committee reasonably determines in good faith prior to the change of control that the Awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control, and that such replacement awards will vest and payments will be made if a participant is involuntarily terminated without cause.

●

If the Committee reasonably determines in good faith that Awards will not be honored or assumed and equitable replacement awards will not be made by a successor employer immediately following the change of control, then (i) any Option will become fully exercisable, (ii) the restrictions for each share of Restricted Stock and each Restricted Unit will lapse and (iii) any Performance Share (that is not converted as described below) will be considered to have vested at target levels. The Committee may, in its discretion, provide for cancellation of each Award in exchange for a cash payment per share based upon the change of control price.

●

Unless the Committee otherwise determines, prior to a change of control, Performance Shares for which 50% of the performance period has elapsed and for which the Committee determines that performance is reasonably capable of being assessed will be converted into Restricted Units based on performance until the date of the change of control. Performance Shares for which less than 50% of the performance period has elapsed or for which performance is not reasonably capable of being assessed will be converted into Restricted Units based on the assumption that the Awards will be earned at target.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	39

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

For purposes of the 2021 Omnibus Plan, “change of control” means: (i) the acquisition, directly or indirectly, of Company securities representing at least 25% of the combined voting power of the outstanding securities of the Company by any “person” (within the meaning of Section 3(a)(9) of the Exchange Act); (ii) within any 24-month period, a change in the majority of the Board in existence at the beginning of such period; or (iii) the consummation of certain mergers, consolidations, recapitalizations or reorganizations, share exchanges, divisions, sales, plans of complete liquidation or dissolution, or other dispositions of all or substantially all of the Company’s assets, which have been approved by shareholders, if the Company’s shareholders do not hold a majority of the voting power of the surviving, resulting or acquiring corporation immediately thereafter.

Amendment/Termination

The Board of Directors may, at any time amend, modify, suspend or terminate the 2021 Omnibus Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the 2021 Omnibus Plan, (ii) lower the minimum exercise price at which an Option or take any other action that would be prohibited under the 2021 Omnibus Plan that would have the effect of lowering the exercise price (or base price), or (iii) change the individual Award limits shall be subject to shareholder approval. No amendment, modification or termination of the 2021 Omnibus Plan may in any manner adversely affect any previously granted Award, without the consent of the participant.

New Plan Benefits; Market Value of Securities

Awards under the 2021 Omnibus Plan are based on the discretion of the Committee and/or the Company’s achievement of performance targets, and it is not currently possible to determine the amounts of future Awards. Accordingly, it is not possible to determine the amounts that will be received by employees participating in the 2021 Omnibus Plan in the future. As of March 12, 2021, the closing price of our common stock was $93.87 per share.

U.S. Federal Income Tax Implications

The following is a brief summary of the U.S. federal income tax consequences applicable to certain Awards granted under the 2021 Omnibus Plan, based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and the exact tax consequences may vary depending on each participant’s particular situation.

Options. A recipient of an Option will not have taxable income upon the grant of the Option. Upon the exercise of a Nonstatutory Option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

Upon the exercise of an ISO, the acquisition of shares will not result in taxable income to the participant, except possibly for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of the shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period of two years from the date of grant and one year from the date of exercise. If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the participant’s gain, if any, will be taxed as short-term or long-term capital gain, as the case may be.

Restricted Stock. A recipient of Restricted Stock will not have taxable income upon the grant of the Restricted Stock, unless the participant elects to be taxed at the time the Restricted Stock is granted rather than when it becomes vested. The shares of Restricted Stock will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for the shares, if any.

Restricted Units, Performance Shares. A participant is not deemed to receive taxable income when a Restricted Unit or Performance Share is granted. When the Awards (and Dividend Equivalents, if any) are settled and paid, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for the Awards, if any.

40	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 4 Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan

Other Stock-Based Awards. The tax treatment of an Other Stock-Based Award will depend on the nature and character of such Award. If it entails the current issuance of stock, the recipient of the Award will generally be subject to tax upon vesting as ordinary income in an amount equal to the fair market value of the shares at the time of vesting less the amount paid for the shares, if any. If it involves the issuance of any shares that are subject to forfeiture, the participant may elect to be taxed at the time the shares are granted (rather than when they become vested) in an amount equal to the fair market value of the shares minus the amount, if any, paid for the shares. If the award involves a promise to deliver shares or the cash value of shares at a future date, then the participant will recognize ordinary income at that time equal to the amount of cash and/or the fair market value of shares received less the amount paid for the Awards, if any.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an Award. However, Code Section 162(m) can limit the federal income tax deductibility of compensation in excess of $1 million in any taxable year paid to certain persons treated as “covered employees.” Covered employees will generally include any executive officer whose compensation was required to be disclosed in our annual proxy statements for any fiscal year after 2016. The Company generally is not entitled to a tax deduction relating to amounts that are taxable as capital gain to a participant.

FOR	The Board of Directors recommends that shareholders vote “FOR” the approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	41

Item 5 Shareholder Proposal Regarding an Independent Board Chairman

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 75 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 5—Independent Board Chairman

Shareholder request that the Board of Directors adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in for the next CEO transition.

If the Board determines that an independent Chair is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if, in the unlikely event, no independent director is available and willing to serve as Chair.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing adopted this proposal topic in June 2020.

This proposal topic also received 40%-support at Prudential in 2018 and this increased substantially to 47%-support in 2020. This 47%-support likely represented a resounding majority vote from the shareholders who had access to independent proxy voting advice.

It is more important to have an independent Chairman of the Board when there is a weak Lead Director. Lead Director Mr. Thomas Baltimore was rejected by 33% of shares at both the 2019 and 2020 Prudential shareholder meetings. Mr. Charles Lowrey, Chairman and CEO, received the most 2020 negative votes after Mr. Baltimore. Based on the Prudential proxy the Board apparently thinks that the long list of Mr. Baltimore’s assignments is supposed to make up for his lack of shareholder support.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. The primary duty of a Board is to oversee the management of the company on behalf of shareholders. A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management.

And our stock dropped a lot from $92 in February 2020.

It is also important to have an independent board chairman as the shareholder watchdog and help make up for the 2020 silencing of shareholders at shareholder meetings with the widespread substitution of online shareholder meetings. Online meetings, which are an engagement and transparency wasteland, are so easy for management that management will never want to return to in-person shareholder meetings.

With tightly controlled online shareholder meetings everything is optional. For instance management reporting on the status of the company and answers to shareholder questions are both optional.

And Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar constructive shareholder criticism.

Please vote yes: Independent Board Chairman—Proposal 5

42	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Item 5 Shareholder Proposal Regarding an Independent Board Chairman

 Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO. Every year, the Governance Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership. The Committee takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. Specifically, our Board proactively asks for feedback from our shareholders and regularly meets with our shareholders in various settings. In 2020, directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues, including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. In 2017, 2018, and 2020, a majority of our shareholders have voted against proposals that would mandate the Company’s leadership structure and eliminate Board discretion. The Governance Committee has most recently determined that Board leadership is best provided through the combination of a unified Chair and CEO, a clearly defined and significant Lead Independent Director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors.

Prudential operates within the constructs of a highly regulated industry. Increased regulatory risk and the transformational changes in the industry create complexity for both regulators and insurers. Our Board believes communicating the Company’s sophisticated risk management programs and applicable regulatory frameworks requires the dedicated time, operational knowledge and expertise of our Chairman and Chief Executive Officer to interact directly and effectively with industry regulators.

Our Board believes that its current structure and governance policies allows itself to provide effective oversight of management. Our Lead Independent Director is elected annually by independent directors of the Board to serve a term of no longer than three years. In 2020, Christine Poon was elected to assume the role of Lead Independent Director from Thomas J. Baltimore, who had completed his three-year term. In addition, the Lead Independent Director has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes. In addition, we have posted videos of three of our Directors, who speak on various topics that are critical to the Board. We also refer you to the Lead Independent Director’s letter, which is contained in this Proxy Statement, as well as the Lead Independent Director Charter at www.prudential.com/governance. The skills, experience, dedication and time commitment of our Lead Independent Director all make her well-qualified to serve in this role.

AGAINST	Therefore, Your Board Recommends That You Vote “AGAINST” This Proposal.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	43

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows all entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	31,668,435(1)	8.00%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,986,506(2)	8.3%

(1)	Based on information as of December 31, 2020 contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group.
The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 29,909,137 of the shares, shared dispositive power with respect to 1,759,298 of the shares, sole voting power with respect to none of the shares, and shared voting power with respect to 644,709 of the shares.

(2)

Based on information as of December 31, 2020 contained in a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares, sole voting power with respect to 28,998,437 of the shares, and shared dispositive and voting power with respect to none of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 12, 2021, by:

●	each Director and Named Executive Officer (other than Mr. Pelletier who retired in April 2020), and

●	all current Directors and Executive Officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock	Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2)(3)(4)(5)	Total Shares Beneficially Owned Plus Underlying Units

Thomas J. Baltimore, Jr.	500		500	64,404	64,904

Gilbert F. Casellas	500		500	36,486	36,986

Martina Hund-Mejean	128		128	26,837	26,965

Wendy Jones	1,000		1,000	1,987	2,987

Karl J. Krapek	38,455		38,455	9,464	47,919

Peter R. Lighte	80		80	13,111	13,191

George Paz	500		500	13,107	13,607

Sandra Pianalto	451		451	12,645	13,096

Christine A. Poon	11,583		11,583	16,739	28,322

Douglas A. Scovanner	13,086		13,086	20,934	34,020

Michael A.Todman	2,950		2,950	13,111	16,061

Charles F. Lowrey	93,055	278,745	371,800	334,122	705,922

Robert M. Falzon	91,528[6]	202,551	294,079	263,747	557,826

Scott G. Sleyster	68,022	171,590	239,612	245,914	485,526

Andrew F. Sullivan	13,560	25,943	39,503	114,696	154,199

Kenneth Y. Tanji	24,678	84,581	109,259	105,857	215,116

All directors and executive officers as a group (22 persons)	402,996	905,038	1,308,034	1,580,786	2,888,820

1	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 12, 2021.

2

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore 64,404; Mr. Casellas, 36,486; Ms. Hund-Mejean, 26,837; Ms. Jones 1,987; Mr. Krapek 9,464; Mr. Lighte, 13,111; Mr. Paz, 13,107; Ms. Pianalto, 12,645; Ms. Poon, 16,739; Mr. Scovanner, 20,934; Mr. Todman, 13,111; Mr. Sleyster 102,440; and Mr. Sullivan 3,893.

44	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Voting Securities and Principal Holders

3

Includes the following shares representing the target number of shares to be received upon the attainment of Company goals under the performance shares program described under “Compensation Discussion and Analysis”: Mr. Lowrey, 209,366; Mr. Falzon, 164,498; Mr. Sleyster, 88,731; Mr. Sullivan 70,177; and Mr. Tanji 66,141.

4	Includes the following unvested stock options: Mr. Lowrey, 90,063; Mr. Falzon, 71,617; Mr. Sleyster, 41,234; Mr. Sullivan 27,117; and Mr. Tanji 28,213.

5	Includes the following unvested restricted stock units: Mr. Lowrey, 34,693; Mr. Falzon, 27,632; Mr. Sleyster, 13,509; Mr. Sullivan 13,509; and Mr. Tanji 11,053.

6	Includes 1,100 shares held by The Falzon Family Private Foundation.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock.

	(a)		(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a))
Equity compensation plans approved by security holders—Omnibus Plan	13,734,611	(1)	$74.88	(2)	9,906,113
Equity compensation plans approved by security holders—Director Plan	134,799				0
Equity compensation plans approved by security holders—PSPP(3)	0				8,650,015
Total equity compensation plans approved by security holders	13,869,410				18,556,128
Equity compensation plans not approved by security holders	0				0
Grand Total	13,869,410				18,556,128

(1)

Represents 4,958,118 outstanding stock options, 4,830,936 outstanding restricted stock units and 3,945,557 outstanding performance shares as of December 31, 2020 under our Omnibus Plan, including those granted as part of the Assurance IQ acquisition. The number of performance shares represents the number of shares that would be received based on maximum performance, reduced for cancellations and releases through December 31, 2020. The actual number of shares the Compensation Committee will award at the end of each performance period will range between 0% and 125% (between 0% and 100% for the performance shares related to the Assurance IQ acquisition) of the target number of units granted, based upon a measure of the reported performance of the Company relative to stated goals. Performance awards granted to senior management in 2018 include a stated goal related to inclusion and diversity that can modify the performance result by +/- 10%. The outstanding performance units will be settled only in cash and do not reduce the number of shares authorized under the Omnibus Plan, and so they are not reflected in this table.

(2)	Represents the weighted average exercise price of the stock options disclosed in column (a). The weighted average remaining contractual term of these stock options is 4.71 years.

(3)

The Prudential Financial, Inc. Employee Stock Purchase Plan is a qualified Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code, pursuant to which up to 26,367,235 shares of Common Stock were authorized for issuance, all of which have been registered on Form S-8. Under the plan, employees may purchase shares based upon quarterly offering periods at an amount equal to the lesser of (1) 85% of the closing market price of the Common Stock on the first day of the quarterly offering period, or (2) 85% of the closing market price of the Common Stock on the last day of the quarterly offering period.

Delinquent Section 16(a) Reports

Each Director and executive officer of the Company and any greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to us and related written representations, we believe that for transactions during 2020 all reports required by Section 16(a) were timely filed, except that one report for Thomas Baltimore, Director, reporting the purchase of shares of Common Stock was not timely filed due to administrative oversight.

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Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our nonemployee directors periodically (generally every three years) and recommends changes to the Board when it deems appropriate.

The following table describes the components of the nonemployee directors’ compensation for 2020:

Compensation Element	Director Compensation Program

Annual Cash Retainer	$150,000, which may be deferred, at the director’s option

Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)

Board and Committee Fees	None

Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees(1)

Lead Independent Director Fee	$50,000

Meeting Fee for Members of the Company’s Corporate Social Responsibility Oversight Committee(2)	$1,250 per meeting (fee contingent on meeting attendance)

New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year

Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board(3)

(1)	Includes other standing committees and any non-standing committee of the Board that may be established from time to time, but excludes the Executive Committee.

(2)

This is a committee comprising members of management and the Board. This committee typically meets on a separate day following the Board and Board committee meetings. The nonemployee directors on this committee currently consist of Messrs. Casellas and Lighte and Ms. Pianalto. The Corporate Social Responsibility Oversight Committee met three times in 2020.

(3)

As of December 31, 2020, each of our nonemployee directors satisfied this guideline, with the exception of Ms. Jones, who joined the Board in January 2021. Ms. Jones has six years from the date she joined the Board to fulfill the stock ownership requirement. For purposes of the stock ownership guideline, once a nonemployee director satisfies his or her stock ownership level, the director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the director.

We maintain a Deferred Compensation Plan for Nonemployee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A nonemployee director can elect to invest any cash or vested equity in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund. The Fixed Rate Fund accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). As elected by the director, the Plan provides for distributions to commence upon or following termination of Board service or while a director remains on the Board.

Each director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional stock units.

Under our director compensation program, if a nonemployee director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option) and may be deferred beyond vesting at the director’s election. If a director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

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Compensation of Directors

2020 Director Compensation Table

	Fees Earned or Paid in

Name	Cash($)	Stock Awards($)(1)	All Other Compensation($)(2)	Total($)

Thomas J. Baltimore	201,057	150,000		351,057

Gilbert F. Casellas	173,750	150,000	5,000	328,750

Martina Hund-Mejean	172,211	150,000	5,000	327,211

Wendy E. Jones(3)	0	0		0

Karl J. Krapek	160,962	150,000		310,962

Peter R. Lighte	152,500	150,000		302,500

George Paz	150,000	150,000	5,000	305,000

Sandra Pianalto	153,750	150,000	5,000	308,750

Christine A. Poon	220,031	150,000		370,031

Douglas A. Scovanner	185,000	150,000		335,000

Michael A. Todman	169,039	150,000	5,000	324,039

(1)

Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the nonemployee directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2020) and their value as of December 31, 2020 were as follows: Mr. Baltimore: 63,613 and $4,966,267 ; Mr. Casellas: 36,038 and $2,813,487; Ms. Hund-Mejean: 26,507 and $2,069,401; Mr. Krapek: 13,244 and $1,033,959; Mr. Lighte: 12,950 and $1,011,007; Mr. Paz: 12,946 and $1,010,694; Ms. Pianalto: 12,454 and $972,284; Ms. Poon: 16,533 and $1,290,731; Mr. Scovanner: 21,762 and $1,698,959; and Mr. Todman: 12,950 and $1,011,007.

(2)	Amounts represent matching charitable contributions.

(3)	Ms. Jones joined the Board on January 4, 2021.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2020 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2020.

2020 Named Executive Officers (NEOs) For purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our NEOs for the 2020 fiscal year were:
Charles F. Lowrey	Kenneth Y. Tanji	Robert M. Falzon	Scott G. Sleyster	Andrew Sullivan	Stephen Pelletier
Chairman & CEO	Executive Vice President & CFO	Vice Chairman	Executive Vice President & Head of International Businesses	Executive Vice President & Head of U.S. Businesses	Former Executive Vice President & Head of U.S. Businesses(1)
(1) Mr. Pelletier transferred his functional management responsibilities as Head of U.S. Businesses on December 1, 2019 and retired from the Company on April 1, 2020.

Compensation Highlights

●

No Discretionary Adjustments or Pay Changes in Response to COVID-19. We did not change performance targets, apply discretion to formulaic funding and earnout calculations under our annual and long-term incentive programs, make special grants, or implement salary reductions or freezes in consideration of the impacts of COVID-19.

●

Modest Average NEO Target Pay Increases in 2021. Base salary and target incentive compensation levels for our NEOs were unchanged in 2020. In 2021, increases target total direct compensation for our NEOs by an average of 11% in consideration of maturity in role and market alignment.

●

Re-Alignment of LTI Vehicle Mix to be More Stock-Based and Performance Focused. We discontinued grants of Book Value Units and eliminated the portion of annual awards mandatorily deferred into our Book Value Performance Program, shifting target compensation from annual to long-term and increasing the proportion of pay delivered in shares versus cash. Stock options were also discontinued, increasing the proportion of LTI that is subject to performance requirements under our Performance Shares Program.

●	Performance Emphasis in Pay Mix. On average, 90% of our NEOs’ total direct compensation for 2020 was performance based.
●

Inclusion and Diversity Performance Modifier. Following the successful achievement of our goal to increase diverse representation among our senior management over 2018-2020 by 5%, we are again incentivizing Prudential’s senior leadership to increase Company diversity over 2021-2023, this time with multiple diversity goals, greater reach within the organization, and an emphasis on Black and LatinX representation. Because we are reaching additional levels in the organization, even more leaders will be held accountable to further improve diverse representation and the additional goal of improving the lived experience of our Black colleagues.

●	Pay for Performance. 2020 NEO annual incentive awards averaged 90% of target, consistent with the 2020 Company performance factor of 0.891.

●

Expansion of Peer Group for Performance Comparisons. Beginning with the 2021 performance year, we are expanding the Performance Peer Group that we compare our ROE performance against in both our annual and long-term incentive programs

●	Diversification of Performance Metrics. We are changing the metrics under our annual and long-term incentive plans to align with our strategic priorities and diversify metrics beyond ROE and EPS.

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Compensation Discussion and Analysis

2020 NEO(1) Total Direct Compensation at a Glance

(thousands)

The following illustrations depict the amount and mix of pay delivered to our CEO and other NEOs for the 2020 performance year, including salary paid in 2020 and incentive awards granted in February 2021 for 2020 performance.

(1)	Mr. Pelletier is excluded from the displays on this page since he was not employed for the full performance year.
(2)	Represents averages for the NEOs as a group, excluding Messrs. Lowrey and Pelletier.

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Compensation Discussion and Analysis

What We Do

- **Establish target and maximum awards** under our Annual Incentive Program.
- **Establish target awards** in our Long-Term Incentive Program.
- **Apply a formulaic framework** based on the Company's financial results relative to pre-established targets for each incentive program.
- **Exercise limited or no discretion** to increase formulaic incentive compensation awards.
- **Use balanced performance metrics** for annual incentive and performance share awards that consider both the Company's absolute performance and its relative performance versus peers.
- **Rigorous goal setting** aligned to our pre-established annual and multiyear financial targets.
- **On average, 90% of our NEOs' total direct compensation for 2020 was performance based.**
- **Impose stock ownership requirements, and retention of 50% of equity-based awards.**
- **Maintain an enhanced clawback policy** covering all executive officer incentive-based awards for material financial restatements and misconduct.
- **Limit perquisites** to items that serve a reasonable business purpose.
- **Closely monitor risks** associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking.
- **Tie long-term diversity improvement to our performance share awards.**

What We Don't Do

- CEO participation in our severance plan.
- Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
- Excise tax "gross-ups" upon change in control.
- Discounting, reloading or repricing of stock options without shareholder approval.
- "Single-trigger" accelerated vesting of equity-based awards upon change in control.
- Multiyear guaranteed incentive awards for executive officers.
- Employment agreements with NEOs.
- Employee hedging or pledging of Company securities.

Consideration of Most Recent “Say on Pay” Vote

Following our 2020 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on NEO compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2019 compensation actions and decisions for Mr. Lowrey and the other NEOs. Approximately 91.5% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the extensive changes we have made, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.

91.5% of the votes cast on the proposal were voted in support of the compensation of our NEOs.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

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Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

●

Hire and retain top-caliber executives: Executive officers should have base salaries and employee benefits that are market-competitive and that facilitate hiring and retention of world-class talent in our critical roles and high-caliber individuals at all levels;

●	Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance and each individual’s contribution to that performance;
●	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;

●

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

●	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

Incentive Compensation Programs

To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. In 2020, we reviewed the metrics and design of both programs to ensure they are closely linked to our business strategy, are easily understood by employees, and maintain or increase their alignment with shareholder interests.

●

Annual Incentive Program. Our Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is determined based on three equally weighted annual performance metrics. For performance year 2020, these were:

–	EPS as compared to our pre-established EPS target;

–	year-over-year change in EPS; and

–	ROE relative to the median ROE of the North American Life Insurance subset of our Compensation Peer Group.

For performance year 2021, a transformation cost savings metric will replace year-over-year change in EPS.

●

Long-Term Incentive Program. Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multiyear financial results and other goals related to long-term value creation. For grants made in or prior to February 2020, we awarded:

–	performance shares that reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock;

–	book value units that reward increases in adjusted book value per share (“BVPS”); and

–	stock options that reward increases in the market value of our Common Stock.

In February 2021, we discontinued the use of stock options and book value units, incorporating BVPS as a metric in our performance shares program. We also introduced restricted stock units (“RSUs”) and increased the proportion of long-term incentive compensation delivered in the form of performance shares. With these changes, the NEOs’ entire long-term incentive compensation for the 2021-2023 performance period is settled in and tied to the market value of our Common Stock.

Inclusion and Diversity

We view inclusion and all dimensions of diversity as a moral and business imperative and a long-standing source of competitive advantage. As such, we also include goals related to our commitments to advance inclusion, diversity, and racial equity as metrics within grants of performance shares in certain years. This inclusion and diversity metric applies a modifier of plus or minus 10% to our Company performance results.

After achieving our goals related to increasing diverse representation among senior leadership over the 2018-2020 performance period, for 2021-2023 we focused on expanding our inclusion and diversity commitments to additional levels across Prudential. Accordingly, the performance shares granted to all U.S.-based recipients in February 2021 contain an inclusion and diversity modifier that holds even more Prudential leaders accountable to further advance diverse representation across our organization and improve the lived experience of our Black colleagues.

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Compensation Discussion and Analysis

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the S&P 500 Financials index (the “Compensation Peer Group”). The Committee periodically reviews and updates the Compensation Peer Group, as necessary, upon recommendation of the compensation consultant. We believe the Compensation Peer Group represents the industries with which we currently compete for executive talent.

Although included within the broad financial services sector, we exclude from the Compensation Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

Our Compensation Peer Group was unchanged in 2020, consisting of the following 20 companies:

North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks
● AFLAC, Inc. ● Lincoln National ● Manulife Financial Corporation ● MetLife, Inc. ● Principal Financial Group ● Sun Life Financial Inc.	● American Express Company ● Capital One Financial Corporation	● Ameriprise Financial, Inc. ● The Bank of New York Mellon Corporation ● BlackRock, Inc. ● Franklin Resources, Inc. ● Northern Trust Corporation ● State Street Corporation	● Bank of America Corporation ● Citigroup Inc. ● JPMorgan Chase & Co. ● PNC Financial Services Group, Inc. ● U.S. Bancorp ● Wells Fargo & Company

Performance Peer Group

ROE performance versus peers is a key performance measure under our Annual Incentive Program and our Performance Shares Program. Previously, we measured our relative ROE performance against the North American Life Insurance subset of the Compensation Peer Group (as listed above). Beginning with the 2021 performance year, the Committee expanded our Performance Peer Group to comprise 13 companies to better reflect our competitors in the current marketplace. Our ROE performance will now be measured versus this expanded Performance Peer Group for the 2021-2023 Performance Shares Program and for performance year 2021 Annual Incentive Awards.

The companies in the Performance Peer Group are:

● AFLAC, Inc. ● American Equity Investment Life Insurance Co. ● Athene ● Equitable Holdings ● Brighthouse Financial	● CNO Financial Group ● Globe Life ● Lincoln National ● MetLife, Inc.	● Principal Financial Group ● Reinsurance Group of America ● Unum Group ● Voya Financial

Use of Competitive Data

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze peer group compensation data obtained from proxy materials, as well as survey data provided by national compensation consulting firms, such as Willis Towers Watson, McLagan Partners and Mercer. As part of this process, we measure pay levels within each compensation component and in the aggregate. We also review market practices related to pay mix, incentive program design, and other compensation-related policies and practices.

The Committee reviews the compensation of executives in our Compensation Peer Group at least once per year. A broad range of data is considered for the Committee to ascertain whether the NEOs are appropriately positioned above or below the median to properly reflect various factors, such as our performance, the unique characteristics of each position, and applicable succession and retention considerations.

Generally, differences in the levels of total direct compensation among the NEOs are driven by tenure and an established track record of performance in their current and prior roles, along with the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.

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Compensation Discussion and Analysis

How We Make Compensation Decisions

In addition to rigorous policies, which are structured to create a strong and direct link between pay and performance, we are committed to protect and further our shareholders’ interests. Feedback obtained each year through engagement with our shareholders is incorporated into compensation-related decision-making. Our pay governance processes hold the three independent directors who comprise the Compensation Committee responsible for the oversight and approval of various activities and decisions.(1) These activities and decisions are guided by the recommendations and advice of both management (including our CEO, Chief Human Resources Officer, and the Executive Leadership Team (“ELT”)) and the Committee’s independent executive compensation consultant (FW Cook), as outlined below:

Activity	Levels Impacted	Management’s Role	Compensation Consultant’s Role
Set Competitive Target Compensation	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Advise upon Request

Make Performance Based Compensation Decisions, Including Long-Term Incentive Grants and Approving Cash/Stock Payouts(3)	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Review

Oversee Incentive Program Design, Terms and Conditions, Performance and Funding	CEO / Vice Chair	None(2)	Advise on Design
	ELT	Recommend	Advise on Design
	SVPs	Recommend	Review

Promote/Appoint Employees to Senior Executive Positions(3)	CEO / Vice Chair ELT & SVPs	N/A Recommend	Advise Advise upon Request

Incorporate Evolving Competitive and World-Class Governance Practices in Our Program	N/A	Adopt and Enforce	Advise and/or Recommend

(1)	The Committee’s charter, which sets out its full list of duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.
(2)	Our CEO and Vice Chairman do not play any role with respect to matters affecting their own compensation and are not present when the Committee discusses their recommendations.
(3)

In addition to Compensation Committee approval of the items listed, additional approval by the full Board of Directors is also required for awards, payouts, and appointments to senior executive positions.

The compensation consultant reports directly to the Committee and provided no services to management in 2020. The compensation consultant’s advisory services primarily include:

●	providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

●	assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

●	facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time.

The total amount of fees paid to the compensation consultant for services to the Committee in 2020 was $261,551. The compensation consultant received no other fees or compensation from us. The Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.

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Compensation Discussion and Analysis

Formulaic Framework for Incentive Programs

The determination of award levels for each of our incentive programs is formulaically driven by our financial results relative to pre-established targets and performance relative to peer companies. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. Each year, the Compensation Committee reviews the metrics underlying the formulaic approach of both our annual and long-term incentive programs and makes changes as appropriate to align with business strategy and shareholder interests. The metrics approved by the Committee for awards granted, earned, paid out, or still outstanding are described throughout this CD&A. For purposes of our incentive programs:

●	EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”);

●	ROE is operating return on average equity (and for peer companies is based on a comparable financial metric determined from quarterly financial reports); and

●	Adjusted book value per share is based on Prudential Financial’s total equity excluding certain balance sheet items.

These compensation performance metrics are non-GAAP financial measures. Please see Appendix A for our calculation of these measures and a reconciliation to the most directly comparable GAAP financial measures.

To more accurately reflect the operating performance of our business, the Committee has approved a predetermined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the measures used in our annual and long-term incentive programs.

Standard adjustments to reported financial results are made:

●

to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (e.g., mortality, morbidity, lapse, and similar factors and reserve refinements);

●

to exclude integration costs or make other adjustments related to merger and acquisition activity (for 2020, we added back the earnings that were included in our 2020 plan attributable to businesses that were sold or treated as held for sale and reported in divested and run-off businesses in 2020, including Prudential of Korea and Prudential of Taiwan);

●	to exclude variable investment income (i.e., earnings from non-coupon investments and prepayment fee and call premium income from fixed maturity investments) outside of a range of -10% to +10% of this income that is included in our annual financial plan (this resulted in an adjustment for 2020, as this income exceeded our expectations by more than 10%);

●	for accounting-related changes not included in our annual operating plan (there were none in 2020); and

●

for other items not considered representative of the results of operations for the period and not included in our financial plan, as approved by the Committee (for 2020, we excluded the unplanned write-off of unamortized debt issuance costs from our redemption of debt securities in September 2020).

Direct Compensation Components

Annually, the Compensation Committee reviews a competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive award target, and long-term award target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

None of the NEOs received an increase to base salary in 2020. Effective March 1, 2021, Mr.Tanji received a salary increase of $50,000 to appropriately position his salary relative to his external and internal peers.

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Compensation Discussion and Analysis

Annual Incentive Awards

At least once a year, the Committee reviews the Annual Incentive Program and makes changes as needed. A target annual incentive award (“AIA”) established for each NEO annually provides a basis for each NEO’s award opportunity range, which was $0 to a maximum of 2 times the individual’s target for performance year 2020. As part of recent program design changes, this maximum was reduced beginning with performance year 2021 to 1.5 times the target. Additionally, AIA targets were reduced from their target levels for performance year 2019, and long-term incentive (“LTI”) targets increased, in conjunction with the discontinuation of our former practice to defer a portion of each executive’s AIA into our Book Value Performance Program, a cash-based vehicle.

Actual annual incentive awards for the NEOs are primarily driven by the Final Performance Factor, which follows a formulaic calculation utilizing financial metrics determined at the outset of the performance period. The Committee selects metrics that it believes provide a balanced representation of the Company’s performance in a given year. In addition to these metrics, the Committee discusses with Mr. Lowrey (who, in turn, discusses with the other NEOs) expectations regarding their individual performance for the year. For the 2021 performance year, Mr. Tanji’s target annual incentive award is increased from $1,260,000 to $1,550,000 to appropriately position his award opportunity relative to his external and internal peers.

Pre-Established 2020 & 2021 Annual Incentive Award Opportunity Ranges

Calculating the 2020 Final Performance Factor for our Annual Incentive Program

The Committee’s principal consideration in determining annual incentive awards was the 2020 Final Performance Factor of 0.891, representing the average of three financial metrics:

●	EPS, on an AOI basis, assessed relative to our EPS target range (the “EPS Target Factor”);

●	Change in EPS, on an AOI basis, versus the prior year (the “EPS Change Factor”); and

●

ROE as compared to the median ROE achieved by the North American Life Insurance subset of the Compensation Peer Group (the “Relative ROE Factor”), using, in each case, our January 2021 estimates of 2020 AOI, EPS and ROE.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	55

Compensation Discussion and Analysis

Standard Adjustments

We make standard adjustments to estimated AOI, EPS, and ROE under our formulaic framework that may vary from year to year and may have a net positive or negative impact on our estimates. For 2020, these standard adjustments resulted in a net positive impact to EPS.

Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our actuarial assumptions on long-term market returns and customer behavioral expectations (e.g., mortality, morbidity, and lapses). These updates and related refinements result in a cumulative revaluation of our reserves and the carrying values of our deferred acquisition costs. While GAAP requires these updates to be reported in the current period, they are not representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2020, the adjustments to account for these updates increased EPS under the Annual Incentive Program by approximately $0.88.

We limit the impact of variable investment income on the calculation of EPS under the Annual Incentive Program. We do so by excluding earnings from non-coupon investments and prepayment fee and call premium income that are outside of a range of -10% to +10% from that assumed in our annual financial plan. For 2020, this adjustment decreased EPS under the Annual Incentive Program by approximately $0.40 as these earnings exceeded our expectations by more than 10%.

In 2020, our financial plan included a full year of earnings attributable to businesses that were subsequently sold or treated as held for sale and reported in divested and run-off businesses, such as Prudential of Korea and Prudential of Taiwan, and excluded from EPS at that time. As a result, we increased EPS under the Annual Incentive Program by approximately $0.40 to add back earnings from those businesses.

Other items not considered representative of operating results or included in our annual financial plan are also excluded from EPS under the program. In 2020, we added back to EPS unplanned costs from the write-off of unamortized debt issuance costs resulting from our redemption of debt securities in September 2020. This adjustment increased EPS under the Annual Incentive Program by approximately $0.06.

In the aggregate, these standard adjustments under our preset formulaic framework had a net positive effect of $0.94 on EPS under the Annual Incentive Program. No discretionary adjustments were made in response to COVID-19.

EPS (January Estimate)	$10.11

Actuarial Assumption Updates	+0.88

Variable Investment Income	-0.40

M&A Adjustments	+0.40

Other Items	+0.06

EPS (Annual Incentive Program)	$11.05

Using EPS and ROE as adjusted above, we take the following steps to calculate the Final Performance Factor:

Step 1: Establish EPS Target Factor

The table on the right depicts the EPS scale target range for 2020 which is aligned to our pre-established EPS target. Our adjusted EPS for 2020 of $11.05 per share of Common Stock corresponds to an EPS Target Factor of 0.801.

	2020 EPS	EPS Target Factor(1)

	$16.19 or above	1.50

	$12.70	1.05

Target Range	$12.45	1.00

	$12.20	0.95

	$8.72 or below	0.50

Step 2: Establish EPS Change Factor

Our adjusted EPS for 2020 was $11.05, a decrease of $0.92 per share from our adjusted EPS of $11.97 for 2019. 2020 EPS of $11.05 is 0.923 times 2019 EPS, which corresponds to an EPS Change Factor of 0.923.

Step 3: Establish Relative ROE Factor

Our adjusted ROE for 2020 was 12.0%, which is 0.6 percentage points lower than the median 2020 ROE for the North American Life Insurance subset of the Compensation Peer Group. This corresponds to a Relative ROE Factor of 0.950.

ROE +/-Peer Median	Relative ROE Factor(1)

3% or more	1.25

0%	1.00

-3% or less	0.75

(1) Interpolated on a straight-line basis between the data points displayed.

56	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Compensation Discussion and Analysis

Determination of 2020 Final Performance Factor

The table on the right summarizes the calculation of the Final Performance Factor for 2020.

EPS Target Factor	0.801

EPS Change Factor	0.923

Relative ROE Factor	0.950

Initial Performance Factor	0.891	(2)

Discretionary Adjustments made by the Committee	None

Final Performance Factor	0.891

(2) Average of EPS Target Factor, EPS Change Factor and Relative ROE Factor.

Long-Term Incentive Program

In order to motivate and reward our executive officers for their contributions toward achieving our business objectives, long-term incentives comprise the majority of each NEO’s target total compensation opportunity, which is linked to our multiyear ROE, adjusted book value and Common Stock performance.

In February 2021, the Committee established a target long-term award opportunity for each of the NEOs. To set these long-term award targets, the Committee considered:

●

a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our Compensation Peer Group;

●	the Company’s and each NEO’s individual performance and his or her expected future contributions;

●	the NEO’s level of experience in his or her role; and

●	retention considerations.

The elimination of the mandatory deferral of a portion of each NEO’s annual incentive award into our Book Value Performance Program resulted in lower annual incentive targets – and contributed to higher long-term incentive targets – for the 2020 performance year. The value at target of long- term incentives granted to our NEOs (other than Mr. Pelletier) in February 2021 are depicted in the table on the right.

In prior years, our practice was to grant long-term incentive awards annually to officers at the senior vice president level and above using a mix of performance shares, stock options, and book value units. Beginning with the February 2021 grants, 75% of an NEO’s target long-term award opportunity is delivered in performance shares and 25% in restricted stock units (“RSUs”). The number of performance shares (at target) and RSUs awarded to an NEO is determined by dividing the value of the award by the closing market price of our Common Stock on the grant date.

Named Executive Officer	Target Long-Term Award Opportunity

Charles F. Lowrey	$11,300,000

Kenneth Y. Tanji	$3,600,000

Robert M. Falzon	$9,000,000

Scott G. Sleyster	$4,400,000

Andrew Sullivan	$4,400,000

Performance Shares

Performance shares align the majority of our NEOs’ long-term incentives to the achievement of goals that are established each year to drive long-term performance. The Committee selects metrics for the performance shares program that it believes will provide a balanced indication of the Company’s success over each ensuing three-year period. In recent years, the Committee selected ROE relative to both the Company’s financial plan and the performance of life insurer peers, which provided an opportunity for 0-1.25 times the target number of shares to be earned.

In February 2021, we used growth in adjusted book value per share relative to our financial plan as a performance metric (replacing ROE relative to plan), expanded our ROE performance peer group and expanded the opportunity range to 0-1.5 times the target number of shares. Additionally, we reviewed and expanded our inclusion and diversity goals which applied a +/-10% modifier to the 2018-2020 performance shares plan for our NEOs and other senior leaders. For the 2021-2023 performance period, a broader group of leaders will be held accountable to improve diverse representation at senior and departmental leadership levels. This includes a focus on increasing the percentage of our Black and LatinX colleagues in leadership positions, as well as improving the lived experience of our Black employee population as measured by employee engagement scores.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	57

Compensation Discussion and Analysis

Performance Share Awards

The NEOs currently have three performance share awards outstanding. In February 2021, the Committee granted the performance share awards for the 2021-2023 performance period. The key features of these outstanding awards are:

Performance Measures, Weights, and Targets	Method to Determine Number of Shares to be Awarded

2019-2021 and 2020-2022 Performance Periods
	Absolute ROE	Absolute ROE Factor(1)	ROE +/-Peer Median	Relative ROE Factor(1)
Final payout will be 0-1.25 times the target number of shares based:	14.0% or more	1.25	3% or more	1.25
● ½ on average ROE vs. plan	12.5%	1.00	0%	1.00
● ½ on average ROE vs. the median ROE of the North American Life Insurance subset of the Compensation Peer Group	11.0%	0.75	-3%	0.75
	10.0% or less	0.00	-4% or less	0.00

2021-2023 Performance Period
	BVPS Growth	BVPS Growth Factor(1)	ROE +/-Peer Median	Relative ROE Factor(1)
Final payout will be 0-1.65 times the target number of shares based:	10.5% or more	1.50	4% or more	1.50
● ½ on average annual BVPS growth	7.0%	1.00	3%	1.25
● ½ on average ROE vs. the median ROE of the Performance Peer Group ● with an inclusion and diversity modifier of +/-10% based:	3.5%	0.50	0%	1.00
	less than 3.5%	0.00	-3%	0.75
			-4% or less	0.00

–	1/3 on increasing the representation of diverse employees in top positions

–	1/3 on increasing the representation of diverse employees at the level below Vice President

–	1/3 on improvements to the lived experience of our Black employees as measured via employee engagement scores

A positive modifier applies if we achieve or exceed these goals, and a negative modifier applies if we maintain status quo or see a decrease in diverse representation and Black employee engagement, as more fully described and quantified below.

2021-2023 Inclusion and Diversity Talent Goals

Prudential is committed to improving diverse representation at leadership levels and improving the lived experience of our Black colleagues. For 2021-2023, our Inclusion and Diversity Modifier is determined by averaging factors ranging from -10% to +10% for each of three goals:

1) Increase the diverse(2) representation among the leaders in our top ~600 U.S. positions by 10% As part of this, increase representation of Black/LatinX employees by at least 25%	Change in Representation(1)		Change in Black/LatinX Representation(1)
	Increase by 10% or more	+5%	Increase by 25% or more	+5%
	No Change	-5%	Increase by 20% or less	0%
	Decrease by 2% or more	-10%

2) Increase the representation of people of color(3) in U.S. positions one level below Vice President by 8% As part of this, increase representation of Black/LatinX employees by at least 25%	Change in Representation(1)		Change in Black/LatinX Representation(1)
	Increase by 8% or more	+5%	Increase by 25% or more	+5%
	No Change	-5%	Increase by 20% or less	0%
	Decrease by 2% or more	-10%

3) Close the gap in the employee engagement (EQ) scores of our Black employees relative to other employees (average of EQ scores measured in 2022 & 2023)	Gap in EQ Scores of our Black Employees(1)
	Improve to 0 points or less	+10%
	No change (3 points)	-2%
	Decline to 5 points or more	-10%

(1)	Interpolated on a straight-line basis between the data points displayed.

(2)	Our definition of “diverse” includes people of color, women, LGBTQ+, differently-abled, and veterans.

(3)	Our definition of “people of color” includes Black, Hispanic, Asian, Pacific Islander, Native American, Alaskan natives, and Hawaiian natives.

For performance shares, ROE is determined using after-tax AOI divided by adjusted book value and is subject to the standard adjustments described earlier in this CD&A. BVPS growth is defined as the average of the annual growth rates in adjusted book value per share for each year in the performance period. Our calculation of ROE and BVPS is shown in Appendix A.

Dividend equivalents are paid retroactively on the lower of (i) the final number of performance shares paid out and (ii) the target number of shares.

58	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Compensation Discussion and Analysis

Performance Share Payouts for the 2018–2020 Performance Period

In February 2021, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2018 for the 3-year performance period ended December 31, 2020. The Committee decided to settle both the performance share and unit awards in Common Stock (aside from a relatively small portion of performance units that the NEOs had previously elected to defer, that remain cash-settled). These awards were paid at 1.064 times the target number of shares and units initially awarded, based 50% on our average ROE performance against our financial plan set at the start of the period and 50% on our average ROE performance relative to the North American Life Insurance subset of our Compensation Peer Group, which was subsequently adjusted by an inclusion and diversity modifier based on the achievement of our three-year goal of increasing diverse representation by 5% among our senior leadership.

The earnout factor of 1.064 for these awards was determined as follows:

●	As of December 31, 2020, our 3-year average ROE was 12.51%, which corresponds to an Absolute ROE Factor of 1.001 based on the scale depicted on the right.

Absolute ROE	Absolute ROE Factor(1)
14.0% or more	1.25
12.5%	1.00
11.0%	0.75
10.0% or less	0.00

●

As of September 30, 2020, our 3-year average ROE was 13.5%, which is 0.8 percentage points lower than the median 3-year average ROE for the North American Life Insurance subset of our Compensation Peer Group. This corresponds to a Relative ROE Factor of 0.933 based on the scale depicted on the right.

ROE +/-Peer Median	Relative ROE Factor(1)
3% or more	1.25
0%	1.00
-3%	0.75
-4% or less	0.00

●

As of December 31, 2020, our diverse representation among senior management increased 5 percentage points above our baseline at year-end 2017. This corresponds to a diversity modifier of +10% based on the scale depicted on the right.

●	No discretionary adjustments were made in response to COVID-19.

Diverse % Change vs. Baseline	Modifier(1)
+5% or more	1.10
+3%	1.05
+1%	1.00
No change	0.95
-1%	0.93
-2% or less	0.90

(1) Interpolated on a straight-line basis between the data points displayed.

●	The 1.001 and 0.933 factors were averaged to arrive at a 0.967 preliminary earn-out factor, which was then multiplied by 1.10 to yield a final earn-out factor of 1.064.

The final performance share/unit payouts to the NEOs in February 2021 for the 2018-2020 performance period were:

Named Executive Officers	Target Number of Shares/Units Awarded	Actual Number of Shares/Units Awarded

Charles F. Lowrey	23,380	24,878

Kenneth Y. Tanji	3,570	3,800

Robert M. Falzon	19,690	20,952

Scott G. Sleyster	14,768	15,714

Andrew F. Sullivan	4,924	5,240

Stephen Pelletier	23,380	24,878

Restricted Stock Units (RSUs)

Beginning in 2021, NEOs receive 25% of their long-term incentive awards in RSUs. One third of the RSUs granted will vest in each of the three years following the grant date.

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Compensation Discussion and Analysis

Book Value Performance Program

Effective with our long-term incentive grants in February 2021, we incorporated adjusted book value per share (“BVPS”) as a metric in our performance shares program with pre-established targets for growth over a three-year period. This replaces the use of cash-settled book value units that were previously granted under our Book Value Performance Program. We also discontinued the mandatory deferral of a portion of annual incentive awards into book value units. Nevertheless, portions of previously granted book value units vested and were paid to the NEOs in 2020, and additional cash payouts on these book value units will continue through February 2023.

Under the Book Value Performance Program, we calculate BVPS by dividing our adjusted book value by the number of our diluted shares outstanding. Our calculations of adjusted book value and BVPS exclude certain balance sheet items that are not, and may never be, reflected in the income statement, as described in Appendix A. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the BVPS metric takes into consideration realized gains and losses in our investment portfolio.

Change in Adjusted Book Value Per Share (1)

Adjusted Book Value Per Share 12/31/19	$101.04

BVPS increases (or decreases) as a result of the Company’s net income (or loss). BVPS decreases when the Company pays dividends on its Common Stock. BVPS may also increase or decrease due to other items, including share repurchase activity.

(1)    Excluding total accumulated other comprehensive income, the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(2)    Does not include the impact of changes in share count or adjustments to earnings for purposes of calculating diluted earnings per share.

(3)    Includes realized investment gains and losses and related charges and adjustments, results from divested and run-off businesses, and other impacts.

(4)    Includes amounts related to the cumulative effect of changes in accounting principles and foreign currency exchange rate remeasurement formerly recorded in accumulated other comprehensive income.

Adjusted Operating Income(2)	$10.15
Other Earnings ltems(3)	$(11.07)
Net lncome(2)	$(0.92)
Dividends	$(4.40)
Share Repurchases	$0.34
Other(4)	$(1.27)
= Change in Adjusted Book Value Per Share	$(6.25)
Adjusted Book Value Per Share 12/31/20	$94.79

The NEOs’ awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Name	Number of Book Value Units Held at January 1, 2020 (#)	Value of Book Value Units Held at January 1, 2020(1)($)	Value of Book Value Units Distributed in 2020(2)($)	Value of Book Value Units Awarded in 2020(3)($)	Number of Book Value Units Held at December 31, 2020(#)	Value of Book Value Units Held at December 31, 2020(4)($)

Charles F. Lowrey	56,592	5,677,634	2,780,211	3,017,661	58,542	5,549,196

Kenneth Y. Tanji	10,372	1,042,219	474,475	1,021,110	15,725	1,490,573

Robert M. Falzon	44,083	4,422,903	2,164,861	2,430,113	46,399	4,398,161

Scott G. Sleyster	22,003	2,205,874	1,129,899	1,454,572	25,045	2,374,016

Andrew F. Sullivan	10,620	1,065,707	515,204	841,158	13,749	1,303,268

Stephen Pelletier	49,366	4,949,363	2,520,059	2,060,105	44,432	4,211,709

(1)

Represents the aggregate market value of the number of book value units held at January 1, 2020 obtained by multiplying BVPS of $101.04 as of December 31, 2019 by the number of book value units outstanding for units granted in 2018 and 2019, and multiplying BVPS (adjusted for the Tax Act) of $96.68 by the number of outstanding book value units granted prior to 2018.

(2)	Represents the aggregate market value distributed in 2020.

(3)	Represents the aggregate market value awarded on February 11, 2020.

(4)

Represents the aggregate market value of the number of book value units held at December 31, 2020 obtained by multiplying BVPS of $94.79 as of December 31, 2020 by the number of book value units outstanding.

60	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Compensation Discussion and Analysis

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans that allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change-in-control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned annual incentive award, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO is not a participant in the severance program (discussed below) providing this benefit.

To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

●	the Prudential Severance Plan (the “Severance Plan”); and

●	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change-in-control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures our NEOs that the severance payments and benefits they receive are comparable to one another.

As previously noted, our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double-trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double-trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change-in-control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

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Compensation Discussion and Analysis

Perquisites and Other Personal Benefits

We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided cars and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided cars and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program.

Other Compensation-Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help confirm that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Clawback Policy

Our clawback policy covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes separate triggers for material financial restatements and improper conduct (including failure to report). The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.

For purposes of the policy, a “restatement” means any material restatement (occurring after the effective date of the policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

Other Long-Term Compensation Recovery Policies

We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.

The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or noncompetition agreements.

62	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Compensation Discussion and Analysis

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary.

Position	Stock Value as a Percentage of Base Salary

Chief Executive Officer	700%

Vice Chairman and Executive Vice President	300%

Senior Vice President	200%

Following his promotion in December 2019, Mr. Sullivan continues to make progress toward meeting the stock ownership guideline applicable to his new role. Each of the other NEOs meets his ownership guideline. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, and includes holding shares of our Common Stock in a margin account.

Policy on Rule 10b5-1 Trading Plans

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practice and is effective in complying with legal requirements. Under the policy:

●  All Rule 10b5-1 trading plans must be precleared by our law and compliance departments.

●  A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material nonpublic information.

●  No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

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Compensation Discussion and Analysis

Supplemental CEO Pay Analysis

The total compensation of our NEOs as reported in the 2020 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards. The ability of our executive officers to realize value from such awards is contingent on the achievement of certain performance conditions (including, in the case of stock options, the sustained increase in our stock price). The accompanying chart compares our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amounts reported for him in the Summary Compensation Table for the periods shown.

The chart illustrates that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock and our performance relative to our key financial objectives. It demonstrates the strong alignment of the interests of our executive officers with those of our shareholders.

•  Total Compensation based on Grant Date Fair Value is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); and the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•  Total Compensation based on Realized and Realizable Gains is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the value of the final performance shares and units distributed following the three-year performance period using the closing price at the end of the period (or, if the performance period has not yet completed, the value of the target number of performance shares and units assuming the December 31, 2020 share price of $78.07); actual payouts for vested tranches of book value units (or estimated values to be paid for unvested tranches assuming the December 31, 2020 book value per share of $94.79); and the intrinsic value of stock options awarded in each year based on the $78.07 share price.

The difference between Mr. Lowrey’s realized/realizable pay vs. grant date fair value is primarily attributable to the decrease in our share price which has only been partially offset by an earnout factor of 1.064 times the target number of performance units and shares granted in 2018. Additionally, the increases and decreases in our adjusted book value per share over the past three years have contributed moderately to the difference.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits a publicly held corporation’s ability to take a tax deduction for compensation paid to certain executive officers (“covered employees”) in excess of $1 million. Prior to 2018, certain performance-based compensation was exempt from the $1 million deduction limit. Notwithstanding changes to the tax deductibility requirements of Section 162(m), the Committee continues to believe that a significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses.

64	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

The Compensation Committee

Michael A. Todman (Chair)

Thomas J. Baltimore

Karl J. Krapek

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	65

CEO Pay Ratio

The ratio of our CEO’s annual total compensation ($15,002,887) to that of our median compensated employee ($108,874) for 2020 was:

This ratio is similar to last year’s ratio of 136 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

138 to 1

To calculate the 2020 CEO pay ratio, we identified our median compensated employee from among 40,769 employees across the eight countries from which we collected compensation data, as highlighted in the table to the right. This population comprised 95.2% of our estimated global population of 42,832 employees as of September 30, 2020. These figures exclude independent contractors and other individuals classified as nonemployees in their respective jurisdictions.

We used “Total Cash Pay” as of October 1, 2020 as our compensation measure, which, for these purposes, includes base salary, short-term incentives (e.g., payments under our Annual
Incentive Program), cash commissions and other similar payments earned and paid from
October 1, 2019 through September 30, 2020. We annualized Total Cash Pay for employees who were not employed for the entire period, and we did not make any cost-of-living adjustments. Any Total Cash Pay paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of September 30, 2020.

Our “median compensated employee” is the individual who earned Total Cash Pay at the midpoint of this group of 40,769 employees.

Determining Annual Total Compensation

We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the 2020 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2020 through December 31, 2020, non-equity incentive plan payments made for the performance period January 1, 2020 through
December 31, 2020, equity incentives and options awards granted during the fiscal year, and other compensation earned and/or paid in 2020, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the annual total compensation of our median employee.

Estimated Employees as of September 30, 2020
Country	Employees
Japan	20,961
United States	16,336
Ireland	1,626
Brazil	796
Argentina	436
United Kingdom	321
Mexico	204
Singapore	89
Taiwan	1,402
Malaysia	328
India	195
Germany	64
Luxembourg	18
France	17
Australia	16
Hong Kong	6
Netherlands	5
Italy	5
China	3
Switzerland	3
Canada	1

The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

We determined annual total compensation for our CEO, Mr. Lowrey, using the amount reported in our 2020 Summary Compensation Table, increased to include an amount representing employer medical and dental contributions for him.

66	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Executive Compensation

2020 Summary Compensation Table

The following table sets forth information regarding fiscal years 2020, 2019 and 2018 compensation for our NEOs, except fiscal years 2019 and 2018 for Mr. Sullivan are not provided because he was not an NEO in those years.

Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
Charles F. Lowrey, Chairman and Chief Executive Officer	2020	1,246,154	4,980,063	1,682,442	5,889,715	1,133,852	58,028	14,990,254
	2019	1,200,000	4,980,009	1,666,665	6,085,252	1,128,436	72,577	15,132,939
	2018	794,808	2,499,088	854,897	5,478,255	661,825	68,585	10,357,458
Kenneth Y. Tanji, Executive Vice President and Chief Financial Officer	2020	623,077	1,560,093	527,040	1,767,572	531,777	30,821	5,040,380
	2019	600,000	1,560,046	522,102	1,643,475	491,659	50,093	4,867,375
	2018	446,404	381,597	65,242	1,331,611	59,264	19,024	2,303,142
Robert M. Falzon, Vice Chairman	2020	1,038,461	3,960,006	1,337,850	4,636,117	937,141	76,941	11,986,516
	2019	1,000,000	3,960,144	1,325,304	4,754,861	938,263	104,406	12,082,978
	2018	783,269	2,104,664	719,901	4,120,282	333,217	48,988	8,110,321
Scott G. Sleyster, Executive Vice President and Head of International Businesses	2020	726,923	2,280,076	770,274	2,936,921	922,521	35,383	7,672,098
	2019	700,000	2,280,038	763,062	2,750,399	950,152	52,236	7,495,887
	2018	549,231	1,578,552	269,963	2,668,958	125,875	22,256	5,214,835
Andrew F. Sullivan, Executive Vice President and Head of U.S. Businesses	2020	726,923	1,980,003	668,934	2,519,639	344,172	32,101	6,271,772

Stephen Pelletier, Former Executive Vice President and Head of U.S. Businesses	2020	283,765	2,850,023	962,838	3,097,048	2,054,437	9,135	9,257,246
	2019	770,000	2,850,094	953,813	5,110,059	5,122,625	66,252	14,872,843
	2018	770,000	2,499,088	854,897	5,315,371	9,015,685	71,250	18,526,291

(1)

The amounts reported in the Salary column for 2020 include elective contributions of a portion of their base salary to the SESP by Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan in the amounts of $38,446, $13,523, $30,138, $17,677 and $17,677, respectively.

(2)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of performance shares and performance units at target in each respective year. The maximum number of performance shares payable for 2020, 2019, and 2018 is 1.25, 1.25 and 1.375 times the target amounts, respectively.

Based on the fair market value on the date of grant ($95.87 per share), the maximum values for the 2020 stock awards granted to Messrs. Lowrey, Tanji, Falzon, Sleyster, Sullivan and Pelletier are $6,225,127, $1,950,188, $4,950,056, $2,850,119, $2,475,076, and $3,562,529, respectively.

(3)

The amounts reported in the Options Awards column represent the aggregate grant date fair value of stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the NEOs from the options.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	67

Executive Compensation

(4)

The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column represent the sum of (i) the annual incentives paid in February following each performance year (which do not include the portion of the performance year 2018 or 2019 annual incentives mandatorily deferred into the Book Value Performance Program); (ii) the value of the book value units paid in February of each year for performance over the prior 3 years; (iii) offcycle book value units paid in November 2020 for Mr. Sullivan; and (iv) carried interest payments for Messrs. Lowrey and Falzon, as follows:

	2020		2019		2018
	Annual Incentive Award ($)	Book Value Units Value Paid ($)	Annual Incentive Award ($)	Book Value Units Value Paid ($)	Annual Incentive Award ($)	Book Value Units Value Paid ($)

Charles F. Lowrey	3,119,000	2,710,994	3,167,500	2,780,211	2,870,000	2,608,046

Kenneth Y. Tanji	1,123,000	644,572	1,169,000	474,475	990,000	341,611

Robert M. Falzon	2,495,000	2,141,117	2,590,000	2,164,861	2,149,000	1,970,395

Scott G. Sleyster	1,782,000	1,154,921	1,620,500	1,129,899	1,620,000	1,048,958

Andrew F. Sullivan	1,890,000	629,639	—	—	—	—

Stephen Pelletier	891,000	2,206,048	2,590,000	2,520,059	2,870,000	2,445,371

For Mr. Lowrey, 2020, 2019 and 2018 include the value of carried interest payments of $59,721, $137,541 and $209 respectively.

For Mr. Falzon, 2018 includes the value of a carried interest payment of $887.

These carried interest payments relate to carried interest programs in our PGIM business. While they are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions from these pre-existing arrangements if and when they are earned.

(5)

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements, as well as above-market earnings on compensation that is deferred on a basis that is not tax-qualified. Mr. Pelletier accrued pension benefits under the Traditional Pension Formula and Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan accrue pension benefits under the Cash Balance Formula (both formulas are described in the “Pension Benefits” section of this Proxy Statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2020).

For 2020, the amounts reported in this column include payments made from the Merged Retirement Plan of $93,751 for Mr. Pelletier; payments from the Supplemental Retirement Plan for Messrs. Lowrey, Tanji, Falzon, Sleyster, Sullivan and Pelletier of $20,328, $2,772, $13,120, $11,824, $2,348, and $4,120,745, respectively; payments from the PSI Supplemental Retirement Plan for Executives of $22,489 for Mr. Pelletier; and above-market interest on the SESP for Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan of $12,039, $2,600, $6,370, $8,414, and $1,459, respectively.

(6)	The amounts reported in the All Other Compensation column for 2020 are itemized below.

All Other Compensation

Name	Perquisites ($)(1)	PESP Contributions ($)(2)	SESP Contributions ($)(2)	Total ($)
Charles F. Lowrey	8,182	11,400	38,446	58,028
Kenneth Y. Tanji	5,898	11,400	13,523	30,821
Robert M. Falzon	35,403	11,400	30,138	76,941
Scott G. Sleyster	6,937	10,769	17,677	35,383
Andrew F. Sullivan	3,024	11,400	17,677	32,101
Stephen Pelletier	—	9,135	—	9,135

(1)

For all NEOs, the amounts reported in the Perquisites column represent the costs of commuting and limited personal use of Company-provided cars and reflect our determination of the costs allocable to the actual commuting and personal use of each individual based on a formula that takes into account various expenses, including costs associated with the driver and fuel. In addition, for Mr. Falzon, the amount reported includes the incremental cost for security services of $30,008.

(2)

The amounts reported in the PESP Contributions and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan that provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan that provides employees who exceed the Internal Revenue Code earnings limit ($285,000 in 2020) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP and 100% of an employee’s deferrals under the SESP.

68	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Executive Compensation

Grants of Plan-Based Awards

The following table presents, for each of the NEOs, information concerning awards under our Annual Incentive Program for performance year 2020 and grants of book value units and equity awards made during 2020 for 2019 performance under our Long-Term Incentive Program.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Grant Date	Number of Book Value Units (#)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Charles F. Lowrey	AIA	N/A	N/A	3,500,000	7,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	51,946	64,933	N/A	N/A	95.87	4,980,063
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	93,469	95.87	18.00	1,682,442
	BVU	2/11/20	29,866	3,017,661	N/A	N/A	N/A	N/A	N/A	101.04	N/A
Kenneth Y. Tanji	AIA	N/A	N/A	1,260,000	2,520,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	16,273	20,342	N/A	N/A	95.87	1,560,093
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	29,280	95.87	18.00	527,040
	BVU	2/11/20	10,106	1,021,110	N/A	N/A	N/A	N/A	N/A	101.04	N/A
Robert M. Falzon	AIA	N/A	N/A	2,800,000	5,600,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	41,306	51,633	N/A	N/A	95.87	3,960,006
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	74,325	95.87	18.00	1,337,850
	BVU	2/11/20	24,051	2,430,113	N/A	N/A	N/A	N/A	N/A	101.04	N/A
Scott G. Sleyster	AIA	N/A	N/A	2,000,000	4,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	23,783	29,729	N/A	N/A	95.87	2,280,076
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	42,793	95.87	18.00	770,274
	BVU	2/11/20	14,396	1,454,572	N/A	N/A	N/A	N/A	N/A	101.04	N/A
Andrew F. Sullivan	AIA	N/A	N/A	2,000,000	4,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	20,653	25,817	N/A	N/A	95.87	1,980,003
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	37,163	95.87	18.00	668,934
	BVU	2/11/20	8,325	841,158	N/A	N/A	N/A	N/A	N/A	101.04	N/A
Stephen Pelletier	AIA	N/A	N/A	1,000,000	2,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/11/20	N/A	N/A	N/A	29,728	37,160	N/A	N/A	95.87	2,850,023
	Option	2/11/20	N/A	N/A	N/A	N/A	N/A	53,491	95.87	18.00	962,838
	BVU	2/11/20	20,389	2,060,105	N/A	N/A	N/A	N/A	N/A	101.04	N/A

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts for annual incentives for the 2020 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. In addition, individual amounts are reported by grant date to represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 11, 2020, and reflected in the Number of Book Value Units column, based on the adjusted book value per share of the Company of $101.04 as originally reported as of December 31, 2019.

(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares awarded to the NEOs under the Omnibus Plan in 2020. Performance share awards are granted for a three-year performance period with payouts determined at the end of the period based on our ROE performance as described in the CD&A.

(3)

The amounts reported in the All Other Option Awards column represent the number of stock options granted to each NEO under the Omnibus Plan in 2020. These stock options vest one-third each year on the anniversary of the grant date and expire 10 years from their respective grant date. The exercise price for the February 11, 2020 grant of stock options is the closing price of our Common Stock on the grant date of February 11, 2020 ($95.87 per share).

(4)

The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares as the target number of performance shares multiplied by the closing price of our Common Stock on the grant date of February 11, 2020 ($95.87 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine the fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value the NEO would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, and for grants made on February 11, 2020, expected life of 5.6 years for each option, expected dividend yield of 4.59%, risk-free rate of return of 1.42%, and expected price volatility of the Company’s Common Stock of 33.99%.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	69

Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2020. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. Grants of performance shares/units were made for three-year performance cycles with the 2018 grant as the 2018-2020 performance cycle, the 2019 grant as the 2019-2021 performance cycle and the 2020 grant as the 2020-2022 performance cycle. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

		Option Awards[1]				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)[2]
Charles F. Lowrey	2/11/2020	0	93,469	95.87	2/11/2030	64,933	5,069,319
	2/12/2019	27,750	55,500	93.36	2/12/2029	66,678	5,205,551
	2/13/2018	20,590	10,295	106.89	2/13/2028	32,148	2,509,794
	2/14/2017	36,806	0	110.45	2/14/2027
	2/9/2016	39,958	0	63.59	2/9/2026
	2/10/2015	45,478	0	78.08	2/10/2025
	2/11/2014	38,962	0	84.53	2/11/2024
Kenneth Y. Tanji	2/11/2020	0	29,280	95.87	2/11/2030	20,342	1,588,100
	2/12/2019	8,693	17,386	93.36	2/12/2029	20,888	1,630,726
	2/13/2018	1,571	786	106.89	2/13/2028	4,910	383,324
	2/14/2017	2,669	0	110.45	2/14/2027
	2/9/2016	8,833	0	63.59	2/9/2026
	2/10/2015	9,096	0	78.08	2/10/2025
	2/11/2014	5,195	0	84.53	2/11/2024
	2/12/2013	17,442	0	57.00	2/12/2023
	2/14/2012	11,843	0	59.41	2/14/2022
Robert M. Falzon	2/11/2020	0	74,325	95.87	2/11/2030	51,633	4,030,988
	2/12/2019	22,066	44,133	93.36	2/12/2029	53,024	4,139,584
	2/13/2018	17,338	8,670	106.89	2/13/2028	27,074	2,278,473
	2/14/2017	29,445	0	110.45	2/14/2027
	2/9/2016	50,474	0	63.59	2/9/2026
	2/10/2015	20,213	0	78.08	2/10/2025
	2/11/2014	7,504	0	84.53	2/11/2024
Scott G. Sleyster	2/11/2020	0	42,793	95.87	2/11/2030	29,729	2,320,943
	2/12/2019	12,705	25,410	93.36	2/12/2029	30,528	2,383,321
	2/13/2018	6,502	3,251	106.89	2/13/2028	20,306	1,585,289
	2/14/2017	9,570	0	110.45	2/14/2027
	2/9/2016	32,808	0	63.59	2/9/2026
	2/10/2015	24,760	0	78.08	2/10/2025
	2/11/2014	8,659	0	84.53	2/11/2024
	2/12/2013	23,983	0	57.00	2/12/2023
	6/12/2012	5,935	0	47.61	6/12/2022
	2/14/2012	16,448	0	59.41	2/14/2022
Andrew F. Sullivan	2/11/2020	0	37,163	95.87	2/11/2030	25,817	2,015,533
	2/12/2019	2,340	4,682	93.36	2/12/2029	11,248	878,131
	2/13/2018	2,167	1,084	106.89	2/13/2028	6,772	528,690
	10/2/2017	1,128	0	107.28	10/2/2027
	2/14/2017	2,577	0	110.45	2/14/2027
	10/13/2015	749	0	77.15	10/13/2025
	5/15/2015	344	0	85.46	5/15/2025
	2/10/2015	826	0	78.08	2/10/2025
Stephen Pelletier	2/11/2020	0	53,491	95.87	2/11/2030	37,160	2,901,081
	2/12/2019	15,881	31,762	93.36	2/12/2029	38,160	2,979,151
	2/13/2018	20,590	10,295	106.89	2/13/2028	32,148	2,509,794
	2/14/2017	33,125	0	110.45	2/14/2027
	2/14/2012	8,553	0	59.41	2/14/2022

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)

The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each NEO at the maximum payout level for the 2020, 2019 and 2018 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the maximum payout level for the 2020, 2019 and 2018 grants, based on the closing market price for our Common Stock on the last trading day of the year, December 31, 2020 ($78.07 per share). Performance shares and performance units are subject to a three-year performance period with payout determined at the end of the period based on our ROE performance as compared to our pre-set goal and as compared to the ROE performance of life insurer peers, as well as for the 2018 grants, an inclusion and diversity modifier.

70	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2020 through December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Charles F. Lowrey	—	—	30,926	2,964,875

Kenneth Y. Tanji	9,600	105,504	4,486	430,073

Robert M. Falzon	—	—	24,742	2,372,016

Scott G. Sleyster	13,334	142,437	16,082	1,541,781

Andrew Sullivan	2,524	75,024	6,228	597,078

Stephen Pelletier	—	—	27,834	2,668,446

(1)	The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2017 performance shares grants.

(2)

The amounts in the Stock Awards—Value Realized on Vesting column represent the product of the number of performance shares released and the closing market price of our Common Stock on February 11, 2020, $95.87.

Pension Benefits

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2020, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the PRI-2012 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 2.55%. Cash Balance Formula accounts are assumed to grow with interest based on an assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until the commencement of pension benefits. No additional earnings or service after December 31, 2020 is included in the calculation of the accumulated benefits.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	19		2,462,243	—

	Supplemental Retirement Plan—Cash Balance Formula	19		5,761,106	20,328	(3)

Kenneth Y. Tanji	Merged Retirement Plan—Cash Balance Formula	31	(2)	1,411,519	—

	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	103,222	—

	Supplemental Retirement Plan—Cash Balance Formula	31	(2)	1,302,020	2,772	(3)

Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	37	(2)	1,999,632	—

	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	100,744	—

	Supplemental Retirement Plan—Cash Balance Formula	37	(2)	3,453,659	13,120	(3)

Scott G. Sleyster	Merged Retirement Plan—Cash Balance Formula	33		3,766,092	—

	Supplemental Retirement Plan—Cash Balance Formula	33		2,625,716	11,824	(3)

Andrew F. Sullivan	Merged Retirement Plan—Cash Balance Formula	9		240,625	—

	Supplemental Retirement Plan—Cash Balance Formula	9		792,206	2,348	(3)

Stephen Pelletier	Merged Retirement Plan—Traditional Benefit Formula	22		2,128,764	83,382	(6)

	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	—	6,493	(6)

	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(4)	112,100	3,877	(6)

	Supplemental Retirement Plan—Traditional Pension Formula	22		1,102,448	4,120,745	(5)

	PSI Supplemental Retirement Plan for Executives	n/a	(4)	650,243	22,489	(6)

(1)

This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

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Executive Compensation

(2)

Mr. Tanji transferred from Prudential to Prudential Securities Incorporated in 1994 and transferred back to Prudential from Prudential Securities Incorporated in 2002. He began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(3)

For Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2019 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

(4)

Mr. Pelletier transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula. As a result, ongoing service is not a consideration in determining his benefit.

(5)

For Mr. Pelletier, the terms of the Supplemental Retirement Plan require a participant in active service on the first day of the month on or following his or her 65th birthday to receive his or her benefit on that date. In accordance with these terms, Mr. Pelletier received a distribution in 2018, which represented his benefits accrued through his 65th birthday. The Supplemental Retirement Plan benefit accrued during the remainder of 2018 was then paid in early 2019. The benefits accrued during calendar year 2019 in the amount of $4,120,745 were paid in early 2020.

(6)

Mr. Pelletier began receiving his pension benefit under the Merged Retirement Plan and his benefit under the PSI Supplemental Retirement Plan for Executives in the form of monthly annuities, both beginning on April 1, 2020, his required commencement date under the plans.

The Merged Retirement Plan

Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

Traditional Pension Formula

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation + 2.00% x Average Eligible Earnings in excess of Covered Compensation)	×	Years of Credited Service up to 25 years	+	(0.75% x Average Eligible Earnings up to Covered Compensation + 1.00% x Average Eligible Earnings in excess of Covered Compensation)	×	Years of Credited Service for the next 13 years	+	1.00% x Average Eligible Earnings	×	Years of Credited Service in excess of 38 years

For a separation from service in 2020, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2013, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

●	the benefit as determined above calculated at the time of separation from service;

●	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

●

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Mr. Pelletier elected to receive his Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to him.)

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Executive Compensation

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2021 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2020 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Tanji, Falzon, and Sleyster) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit. As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on:

●	for Mr. Pelletier (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

●	for Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan, the participant’s Normal Retirement Date.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

PSI Cash Balance Formula

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Tanji, Falzon and Pelletier are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2020 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single-life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single-life annuity with five or 10 years guaranteed.

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Executive Compensation

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on:

●	for Messrs. Tanji and Falzon, the participant’s Normal Retirement Date; and

●	for Mr. Pelletier, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a nonqualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65. Under a special rule applicable to the Supplemental Retirement Plan, benefits are required to begin to be paid to a home office participant following attainment of age 65, regardless of whether he or she has separated from service.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, no NEO will be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors.

In 2008, the NEOs (with the exception of Messrs. Lowrey and Sullivan) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Messrs. Falzon and Sleyster) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. Mr. Pelletier is the only NEO that has accrued benefits under the PSI SERP. Mr. Pelletier stopped accruing service credit under this plan upon his transfer to Prudential from Prudential Securities Incorporated. Mr. Pelletier started payment of his PSI SERP benefit as an annuity upon his separation from service.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the form of payment elected for this benefit, either an annuity or a lump sum, and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

74	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Executive Compensation

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Charles F. Lowrey	SESP	38,446	38,446	23,639		747,076

	Deferred Compensation			34,774		14,920,675

Kenneth Y. Tanji	SESP	13,523	13,523	5,094		170,720

	Deferred Compensation			640,665		6,274,865

Robert M. Falzon	SESP	30,138	30,138	12,356		407,614

	Deferred Compensation	496,278		438,657		6,039,676

Scott G. Sleyster	SESP	17,677	17,677	16,574		515,184

	Deferred Compensation	192,699		392,109		16,150,575

Andrew F. Sullivan	SESP	17,677	17,677	2,814		108,288

	Deferred Compensation	81,450		(8,617)		226,839

Stephen Pelletier	SESP			13,186	(517,207)	—

	Deferred Compensation			(1,636,109)	(10,066,468)	1,648,890

(1)

The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual incentive award.

(2)

The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)

The amounts reported in the Aggregate Earnings in Last Fiscal Year column include amounts reported for above-market interest on the SESP in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. Specifically, $12,039 for Mr. Lowrey, $2,600 for Mr. Tanji, $6,370 for Mr. Falzon, $8,414 for Mr. Sleyster and $1,459 for Mr. Sullivan.

(4)

The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation.

SESP

The SESP is a nonqualified profit sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($285,000 in 2020) to a hypothetical record-keeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2020 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

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Executive Compensation

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Our CEO does not participate in the Severance Plan.

In many cases, subject to the approval of our Board, various payments and benefits are provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company plans and programs, as applicable.

Voluntary Termination; Early or Normal Retirement

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(1): Vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule.

Performance Shares/Performance Units. Omnibus Plan(1): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Book Value Units. Omnibus Plan(1): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Involuntary Termination Without Cause

Severance. Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(2): (i) Vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule.

Performance Shares/Performance Units. Omnibus Plan(2): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Book Value Units. Omnibus Plan(2): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive and additional benefit to Messrs. Tanji, Falzon, Sleyster and Sullivan based on the amount of severance.

Separation in Connection with Change in Control(3)

Severance. Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and annual incentive (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

Annual Incentives. Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

Stock Options. Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Performance Shares/Performance Units. Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. For performance shares and performance units granted in 2017 and subsequent years, at the change in control (i) outstanding, unconverted performance shares and performance units will become vested at target and settled in shares, and (ii) outstanding performance shares and performance units that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

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Executive Compensation

Book Value Units. Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life. Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross-up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability or Death

Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

Performance Shares/Performance Units. Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock.

Book Value Units. Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive (paid to spouse in the event of death). In the event of disability, additional credits until pension commencement (assumed to be Normal Retirement Date).

Health/Life. Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

(1)

Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination and (ii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited. Upon a voluntary termination, Messrs. Tanji and Sullivan will not qualify for approved retirement treatment.

(2)

Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (ii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest. Upon an involuntary termination without cause, Mr. Sullivan will not qualify for approved retirement treatment.

(3)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason.” An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

Potential Payments upon Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2020 in the event of a termination of employment (voluntary or involuntary without cause) or a separation for another reason (change in control, disability, or death).

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2020, the last business day of 2020, and using the closing market price of our Common Stock on December 31, 2020 ($78.07 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2021, unless stated otherwise. The table also assumes Board approval of various payments as applicable, for all NEOs, and displays hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

Mr. Pelletier retired from the Company on April 1, 2020. In February 2021, he received an annual incentive award of $891,000 in respect of 2020 performance (reported in the Summary Compensation Table).

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Executive Compensation

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change in Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)

Charles F. Lowrey	Severance Payment						13,358,366	(1)

	Annual Incentive		3,119,000	(2)	3,119,000	(2)	3,500,000		4,355,000		4,355,000

	Long-term Incentive:	Performance Shares/Units(3)					10,045,111	(3)	10,045,111	(3)	10,045,111	(3)
		Book Value Units(4)					5,549,196	(4)	5,549,196	(4)	5,549,196	(4)

	Benefits:	Health/Life					45,681	(5)
		Addtl. Retire Accruals	392,994		392,994		441,000		2,399,759		548,730

	Total		3,511,994		3,511,994		32,939,354		22,349,066		20,498,037

Kenneth Y. Tanji	Severance Payment				2,845,100		4,252,422	(1)

	Annual Incentive				1,123,000	(2)	1,260,000		1,296,700		1,296,700

	Long-term Incentive:	Performance Shares/Units(3)					2,853,693	(3)	2,853,693	(3)	2,853,693	(3)
		Book Value Units(4)					1,490,573	(4)	1,490,573	(4)	1,490,573	(4)

	Benefits:	Health/Life					43,684	(5)	1,633,478
		Addtl. Retire Accruals			384,906		122,220		3,144,390		125,780

	Total		—		4,353,006		10,022,592		10,418,834		5,766,746

Robert M. Falzon	Severance Payment				6,550,100		10,237,479	(1)

	Annual Incentive		2,495,000	(2)	2,495,000	(2)	2,800,000		3,366,700		3,366,700

	Long-term Incentive:	Performance Shares/Units(3)					7,908,023	(3)	7,908,023	(3)	7,908,023	(3)
		Book Value Units(4)					4,398,161	(4)	4,398,161	(4)	4,398,161	(4)

	Benefits:	Health/Life					30,795	(5)
		Addtl. Retire Accruals	285,228		1,034,033		320,095		1,739,868		424,204

	Total		2,780,228		10,079,133		25,694,553		17,412,752		16,097,088

Scott G. Sleyster	Severance Payment				4,067,600		6,430,321	(1)

	Annual Incentive		1,782,000	(2)	1,782,000	(2)	2,000,000		2,011,700		2,011,700

	Long-term Incentive:	Performance Shares/Units(3)					4,801,071	(3)	4,801,071	(3)	4,801,071	(3)
		Book Value Units(4)					2,374,016	(4)	2,374,016	(4)	2,374,016	(4)

	Benefits:	Health/Life					38,944	(5)	929,359
		Addtl. Retire Accruals	191,740		629,395		215,185		1,174,368		239,392

	Total		1,973,740		6,478,995		15,859,537		11,290,514		9,426,179

Andrew F. Sullivan	Severance Payment				3,230,100		4,604,215	(1)

	Annual Incentive				1,890,000	(2)	2,000,000		1,453,400		1,453,400

	Long-term Incentive:	Performance Shares/Units(3)					2,699,270	(3)	2,699,270	(3)	2,699,270	(3)
		Book Value Units(4)					1,303,268	(4)	1,303,268	(4)	1,303,268	(4)

	Benefits:	Health/Life					44,109	(5)	2,046,213
		Addtl. Retire Accruals			378,887		148,000		3,922,564		107,552

	Total		—		5,498,987		10,798,862		11,424,715		5,563,490

78	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Executive Compensation

1

Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

2	Includes annual incentive award amount for 2020 performance.

3	Includes the value of 2018, 2019 and 2020 target performance shares and units paid based on the closing market price of our Common Stock on December 31, 2020 ($78.07 per share).

4	Includes the value of 2018, 2019 and 2020 book value units paid based on the Company’s adjusted book value per share as of December 31, 2020 ($94.79 per share).

5	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2021 premium and contribution rates continue for the full 18 months.

The following items are excluded from the table above:

●

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation table contained in this Proxy Statement).

●

Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical insurance and/or dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

●

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments in the event of a termination of employment for cause.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	79

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 12, 2021. At the close of business on that date, a total of 395,416,055 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee, bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person, if you satisfy the procedures for attendance outlined in “Attending the Annual Meeting” below.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain Company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent auditor, FOR the advisory vote to approve named executive officer compensation, FOR the 2021 Omnibus Incentive Plan and AGAINST the shareholder proposal regarding an independent Board Chairman.

Special Voting Instructions for Plan Shares

If you are a participant in The Prudential Employee Savings Plan (“PESP”) and your account is invested in the PFI Common Stock Fund, you may instruct the PESP Trustee on how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 10, 2021. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (covering vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, the “Plan”), on March 12, 2021, those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters that will be acted on at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

80	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

General Information About The Meeting

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.

Quorum

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting Requirements

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast.

Although the advisory vote in Item 3 is non binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion, which would result in “broker non-votes” on proposals relating to the election of directors, the advisory vote to approve named executive officer compensation, the approval of the 2021 Omnibus Incentive Plan, and the shareholder proposal regarding an independent Board Chairman, but may still be permitted to vote your shares in their discretion on the ratification of the independent auditor. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals (other than for the ratification of the independent auditor).

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Auditor, “FOR” the advisory vote to approve named executive officer compensation, “FOR” approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan and “AGAINST” the shareholder proposal regarding an independent Board Chairman.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	81

General Information About The Meeting

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Special Precautions Due to COVID-19: In order to protect the health and safety of our employees and shareholders, we are taking special precautions in connection with the Annual Meeting due to the health impact of COVID-19. These include limiting the Annual Meeting to the items of business on the Notice of Annual Meeting of Shareholders of Prudential Financial, Inc., maintaining appropriate social distance of six feet apart, and requiring masks that fully cover mouths and noses to be worn at all times. In addition, refreshments will not be provided. We also encourage shareholders who intend to attend the Annual Meeting to review the relevant guidance from public health authorities. In the event that we determine that it is necessary or appropriate to take additional steps related to how the Annual Meeting is conducted, including imposing additional attendance restrictions in light of public health concerns, details will be posted in advance on our website and, if possible, filed with the SEC.

Submission of Shareholder Proposals and Director Nominations

Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the 2022 Annual Meeting

In order to submit shareholder proposals for the 2022 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below), no later than the close of business November 25, 2021. Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Proxy Access Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting

We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 12, 2021 and no later than January 11, 2022. However, if the 2022 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2022 Annual Meeting was given or public disclosure of the meeting date was made.

Director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Other Proposals or Director Nominations for Presentation at the 2022 Annual Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2022 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 12, 2021 and no later than January 11, 2022. However, if the 2022 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2022 Annual Meeting was given or public disclosure of the meeting date

82	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

General Information About The Meeting

was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the 2022 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2022 Annual Meeting.

All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing to Computershare at P.O. Box 50500, Louisville, KY 40233-5000. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2021 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders, and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to Be Held on May 11, 2021: Our 2021 Proxy Statement and Annual Report for the year ended December 31, 2020 are available free of charge on our website at www.prudential.com/governance.

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to investor.relations@prudential.com or 751 Broad Street, Newark, NJ 07102.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	83

General Information About The Meeting

Forward-Looking Statements and Website References

Certain of the statements included in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this Proxy Statement.

Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this proxy statement, nor does it constitute a part of this proxy statement.

84	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Appendix A Non-GAAP Measures

Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Adjusted Operating Income

Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income. Additionally, market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, are excluded from adjusted operating income beginning with the second quarter of 2019, which we believe enhances the understanding of underlying performance trends.

Adjusted operating income excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations. Discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. Adjusted operating income also excludes other items, such as certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	85

Appendix A

Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income

(in millions)

	Year Ended December 31,

	2020	2019

Net income (loss) attributable to Prudential Financial, Inc.	$(374)	$4,186

Income attributable to noncontrolling interests	228	52

Net income (loss)	(146)	4,238

Less: Earnings attributable to noncontrolling interests	228	52

Income (loss) attributable to Prudential Financial, Inc.	(374)	4,186

Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	(132)	48

Income (loss) (after-tax) before equity in earnings of operating joint ventures	(242)	4,138

Less: Reconciling Items:

Realized investment gains (losses), net, and related charges and adjustments(1)	(4,315)	(958)

Market experience updates(1)	(640)	(449)

Divested and Run-off Businesses:

Closed Block Division	(24)	36

Other Divested and Run-off Businesses(1)	(629)	755

Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	90	(103)

Other adjustments(2)	51	(47)

Total reconciling items, before income taxes	(5,467)	(766)

Less: Income taxes, not applicable to adjusted operating income(1)	(1,114)	(248)

Total reconciling items, after income taxes	(4,353)	(518)

After-tax adjusted operating income	$4,111	$4,656

(1)	Prior period amounts have been updated to conform to current period presentation.

(2)

Represents adjustments not included in the above reconciling items. “Other adjustments” include certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration.

86	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Appendix A

Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating

Income Earnings per Share

(shares in millions)

	Year Ended December 31,

	2020	2019

Net income attributable to Prudential Financial, Inc.	$(1.00)	$10.11

Less: Reconciling Items:

Realized investment gains (losses), net, and related charges and adjustments(1)	(10.85)	(2.33)

Market experience updates(1)	(1.61)	(1.09)

Divested and Run-off Businesses:

Closed Block Division	(0.06)	0.09

Other Divested and Run-off Businesses(1)	(1.58)	1.84

Difference in earnings allocated to participating unvested share-based payment awards(1)	0.07	0.01

Other adjustments(2)	0.13	(0.11)

Total reconciling items, before income taxes	(13.90)	(1.59)

Less: Income taxes, not applicable to adjusted operating income(1)	(2.69)	(0.46)

Total reconciling items, after income taxes	(11.21)	(1.13)

After-tax adjusted operating income	$10.21	$11.24

Weighted average number of outstanding Common shares (diluted)	397.8	410.9

(1)	Prior period amounts have been updated to conform to current period presentation.

(2)

Represents adjustments not included in the above reconciling items. “Other adjustments” include certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration.

Adjusted Book Value

Reconciliation of GAAP Book Value to Adjusted Book Value

(in millions, except for per share data)

	As of December 31,

	2020	2019

GAAP book value (total Prudential Financial, Inc. equity) at end of period	$67,425	$63,115

Less: Accumulated other comprehensive income (AOCI)	30,738	24,039

GAAP book value excluding AOCI	36,687	39,076

Less: Cumulative effect of foreign currency exchange rate remeasurement	(1,399)	(1,835)

Adjusted book value	$38,086	$40,911

Number of diluted shares at end of period	401.8	404.9

GAAP book value per Common share—diluted	$167.81	$155.88

Adjusted book value per Common share—diluted(1)	$94.79	$101.04

(1)

Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	87

Appendix A

Operating Return on Average Equity

Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average adjusted book value. Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potential volatile capital and currency market conditions. The comparable GAAP measure to operating return on average equity is return on average equity which is based on net income and GAAP book value. See chart above for a reconciliation between adjusted book value and GAAP book value. Return on average equity (based on net income) was (0.6)% and 7.1% for the years ended December 31, 2020 and December 31, 2019, respectively.

88	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Appendix B Prudential Financial, Inc. 2021 Omnibus Incentive Plan (Effective May 12, 2021)

Article I

Purpose

The purpose of the “Prudential Financial, Inc. 2021 Omnibus Incentive Plan” (the “Plan”) is to foster and promote the long-term financial success of Prudential Financial, Inc. (the “Company”) and materially increase shareholder value by (a) motivating superior employee performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company’s and its Subsidiaries’ (as hereinafter defined) employees, and (c) enabling the Company to attract and retain the services of employees and other service providers upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent.

The Company had previously adopted the Prudential Financial, Inc. 2016 Omnibus Incentive Plan (the “Prior Plan”), which provided for the grant of similar equity-based compensation incentives. Effective upon the adoption of the Plan by shareholders of the Company, the Prior Plan will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized shares of Common Stock (as herein defined) then available for grants under the Prior Plan or subject to awards granted under the Prior Plan and forfeited after the Plan becomes effective. All outstanding award grants under the Prior Plan shall continue in full force and effect, subject to their original terms, including with respect to Awards permitted under the Prior Plan but not otherwise expressly authorized hereunder.

Article II

Definitions

Section 2.1    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)    Adjusted Operating Income. “Adjusted Operating Income” means the Company’s total pre-tax adjusted operating income for a fiscal year, as reported in the Company’s Quarterly Financial Supplement.

(b)    Adjustment Event. “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c)    Alternative Award. “Alternative Award” shall have the meaning set forth in Section 10.2.

(d)    Annual Incentive Awards. “Annual Incentive Awards” means an Award made pursuant to Article VIII of the Plan with a Performance Cycle of one year or less.

(e)    Approved Retirement. “Approved Retirement” means termination of a Participant’s employment (i) on or after having met the conditions for normal or early retirement established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) on or after attaining age 55 and completing 10 years of service (or such other period of service as the Committee shall specify from time to time), or (iii) on or after attaining age 65. Notwithstanding the foregoing, with respect only to Participants who reside in the United States, the term “Approved Retirement” shall not apply to any Participant: (a) who has an Agent Emeritus contract with an insurance affiliate of the Company (including, but not limited to, The Prudential Insurance Company of America), whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates; or (b) whose employment with the Company or a Subsidiary has been terminated for Cause, in either case whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

(f)    Award. An “Award” means the award of an Annual Incentive Award, an Option, a Restricted Unit, Restricted Stock, Performance Share or Other Stock-Based Awards, including any associated Dividend Equivalents, under the Plan, and shall also include an award of Restricted Stock or Restricted Units (including any associated Dividend Equivalents) made in conjunction with other incentive programs established by the Company or its Subsidiaries and so designated by the Committee.

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(g)    Award Agreement. “Award Agreement” means one or more documents prepared by the Company, in written or electronic form, that individually or collectively set forth the terms and conditions of any Award granted under the Plan, and which are accepted, acknowledged or consented to (including by negative consent) by the Eligible Individual to whom the underlying Award is granted.

(h)    Beneficial Owner. “Beneficial Owner” means any “person,” as such term is used in Section 13(d) of the Exchange Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

(i)    Board. “Board” means the Board of Directors of the Company.

(j)    Cause. “Cause” means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (iv) violation of any policy or rule of the Company or any Subsidiary; (v) commission of a crime; (vi) breach by a Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary, or (vii) any act or omission detrimental to the conduct of the business of the Company or any Subsidiary in any way.

(k)    Change of Control. A “Change of Control” shall be deemed to have occurred if any of the following events shall occur:

(i)    any Person is or becomes the Beneficial Owner, either directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined Voting Power of the Company’s securities; or

(ii)    within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii)    upon the consummation of a Corporate Event, immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, in substantially the same relative proportions as immediately prior to the Change of Control, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event.

(l)    Change of Control Price. “Change of Control Price” means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs; provided that, with respect to any portion of any Option, the Change of Control Price shall not exceed the Fair Market Value of the Common Stock on the date that a Change of Control occurs.

(m)    Code. “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.

(n)    Converted Award. “Converted Award” shall have the meaning set forth in Section 10.1.

(o)    Committee. “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time as responsible for the administration of the Plan as to all or any class of Eligible Individuals. To the extent such requirements continue to be applicable, in determining the committee of the Board to serve as the Committee or the composition of any such committee, the Board shall endeavor to select a committee whose members shall consist of two or more members, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act and an “independent director” under Section 303A of the New York Stock Exchange’s Listed Company Manual, or any successors thereto.

(p)    Common Stock. “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(q)    Company. “Company” means Prudential Financial, Inc., a New Jersey corporation, and any successor thereto.

(r)    Corporate Event. “Corporate Event” means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Company, which has been approved by the shareholders of the Company.

(s)    Disability. “Disability” means with respect to any Participant, long-term disability (but not optional long-term disability coverage) as defined under the welfare benefit

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plan maintained by either the Company or a Subsidiary and in which the Participant participates and from which the Participant is receiving a long-term disability benefit. In jurisdictions outside of the United States where long-term disability is covered by a mandatory or universal program sponsored by the government or an industrial association, a Participant receiving long-term disability benefits from such a program is considered to meet the disability definition of the Plan.

(t)    Director. “Director” means any director of the Company who is not also an employee of the Company or any Subsidiary.

(u)    Dividends. “Dividends” means the regular cash dividends paid by the Company upon one share of Common Stock from time to time.

(v)    Dividend Equivalents. “Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Company upon one share of Common Stock in connection with the grant of Restricted Units or Performance Shares awarded to a Participant in accordance with Article VII of the Plan.

(w)    Domestic Partner. “Domestic Partner” means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary that employs the Participant.

(x)    Effective Date. “Effective Date” generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board and (b) approved by a majority of the votes cast at a duly held shareholders’ meeting at which the requisite quorum, as set forth in the Company’s Amended and Restated Certificate of Incorporation, of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. However, for purposes of any Option grant that is an ISO, the term “Effective Date” shall mean solely the adoption of the Plan by the Board.

(y)    Eligible Individual. For purposes of this Plan only, “Eligible Individual” means any individual who is a Director or either an employee (including each officer) of, or an insurance agent (including, but not limited to, a common law employee, a statutory employee, or, for purposes of any non-domestic United States Subsidiary, any individual who is classified as a Life Planner and/or Sales Manager and has the status of an “international independent contractor agent” who is characterized as an independent contractor for purposes of applicable local law) of, the Company or any such Subsidiary.

(z)    Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(aa)    Executive Officer. “Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(bb)    Fair Market Value. “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the Applicable Exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

(cc)    Family Member. “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

(dd)    Incumbent Directors. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining a Change of Control, the persons who were members of the Board at the beginning of such period.

(ee)    ISO. “ISO” means an Option that is an “incentive stock option” within the meaning of Code section 422.

(ff)    Nonstatutory Stock Option. “Nonstatutory Stock Option” means an Option that is not an ISO.

(gg)    Option (including ISOs and Nonstatutory Stock Options). “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) a Nonstatutory Stock Option.

(hh)    Other Stock-Based Award means an award of, or related to, shares of Common Stock other than an Award of Options, Restricted Stock, Restricted Stock Units or Performance Shares, as granted by the Committee in accordance with the provisions of Article VII hereof.

(ii)    Participant. “Participant” shall have the meaning set forth in Article III of the Plan.

(jj)    Performance Cycle. “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

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(kk)    Performance Goals. “Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or an Eligible Individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan.

(ll)    Performance Shares. “Performance Shares” means an Award made pursuant to Article VIII of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals. The Committee shall determine whether Performance Shares shall be settled in shares of Common Stock (or such number of shares or other securities to which such right may relate by reason of any conversion effected in accordance with the terms hereof, including the provisions of Article X) or the cash value thereof.

(mm)     Person. “Person” means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(nn)    Prior Plan. “Prior Plan” means the Prudential Financial, Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

(oo)    Restricted Period. “Restricted Period” means the period of time during which Restricted Units or shares of Restricted Stock are subject, as applicable, to forfeiture, restrictions on transfer or deferral or settlement or payment, pursuant to Article VII of the Plan.

(pp)    Restricted Stock. “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article VII of the Plan.

(qq)    Restricted Unit. “Restricted Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or such number of shares or other securities to which such right may relate by reason of any conversion effected in accordance with the terms hereof, including the provisions of Article X) or the cash value thereof, at the end of a specified period of time, which right is subject to forfeiture in accordance with Article VII of the Plan.

(ss)    Subsidiary. “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, more than fifty percent (50%) of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

(uu)    Substitute Award. “Substitute Award” shall have the meaning set forth in Section 5.7.

(vv)    Voting Power. A specified percentage of “Voting Power” of a company means such number of the Voting

Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors.

(ww)    Voting Securities. “Voting Securities” means all securities of a company entitling the holders thereof to vote in an annual election of directors.

Section 2.2    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article III

Eligibility and Participation

Section 3.1    Participants. Participants in the Plan shall be those Eligible Individuals designated from time to time by the affirmative action of the Committee (or its delegate) to participate in the Plan.

Section 3.2    Types of Awards. The Committee (or its delegate) may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years without regard to whether any other type of Award is made for the same year or years.

Section 3.3    Employment and Service. In applying the terms “employment”, “ termination of employment”, “retirement” or similar terms in the context of the service for the Company or any Subsidiary of an Eligible Individual or Participant who is not a common law employee such terms shall be deemed to relate to such person’s service or, as the context dictates, the termination or cessation thereof.

Article IV

Powers of the Committee

Section 4.1    Power to Grant. The Committee shall have the authority, subject to the terms of the Plan, to determine those Eligible Individuals to whom Awards shall be granted and the terms and conditions of any and all Awards including, but not limited to:

(a)    the number of shares of Common Stock to be covered by each Award;

(b)    the time or times at which Awards shall be granted;

(c)    the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or Nonstatutory Stock Options;

(d)    the determination of the period of time during which (i) restrictions on Restricted Stock or Restricted Units shall remain in effect or (ii) Restricted Units granted in lieu of, or in substitution for, a payment in cash will be subject to deferral;

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(e)    the establishment and administration of any Performance Goals applicable to Awards granted under the Plan;

(f)    the determination of Participants’ Performance Share Awards, including any Performance Goals and Performance Cycles; and

(g)    the development and implementation of specific stock-based programs for the Company and its Subsidiaries that are consistent with the intent and specific terms of the framework created by this Plan.

Appropriate officers of the Company or any Subsidiary may suggest to the Committee the Eligible Individuals who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

Section 4.2    Administration.

(a)    Rules, Interpretations and Determinations. The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan or any class of Awards or class of Participants, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Award Agreements, to resolve any inconsistencies or correct any omissions, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons. To the extent that the Committee determines that limiting its ability to exercise any discretion otherwise afforded to the Committee hereunder is necessary or appropriate to enable the compensation payable under any Award to be deductible for purposes of any federal, state, local or foreign tax, the Committee’s discretion hereunder shall be deemed so limited to the extent necessary or appropriate to facilitate such deductibility with respect to such Award.

The Committee’s determinations under the Plan (including the determination of the Eligible Individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any Award Agreements) may vary, and need not be uniform, whether or not any such Eligible Individuals could be deemed to be similarly situated.

(b)    Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute Award Agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

(c)    Delegation of Authority. Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any member of the Board or any employee of the Company or its affiliates or any group of such directors or employees any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or Directors. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers or Directors.

Section 4.3    409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Eligible Individuals of immediate tax recognition and additional taxes pursuant to such Section 409A of the Code. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Eligible Individual in which the Eligible Individual’s rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A of the Code applies to any Award in a manner that results in adverse tax consequences for the Eligible Individual or any of his or her beneficiaries or transferees.

Section 4.4    Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to

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(a) modify the terms and conditions of Awards granted to Participants employed outside the United States; (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

Section 4.5    Newly Eligible Participants. The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.

Section 4.6    Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information) that may have effect during and/or following the termination of the Participant’s employment with the Company and its Subsidiaries and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant). In addition, the Committee may condition the grant of any Award upon the Participant’s agreement to comply with, and be subject to, the terms and conditions of any policy that requires the disgorgement of any profits or any other benefits received or to be received with respect to (i) such Award, (ii) any prior Awards made hereunder or any awards made under the Prior Plan or (iii) any other incentive or other compensation arrangement or payment, in any case on account of (x) a restatement of the financial results of the Company and/or its Affiliates, (y) misconduct by the Participant, persons under the supervision of the Participant or other employees or agents of the Company or its Affiliates or (z) such other circumstances as shall from time to time be specified in such policy.

Section 4.7    Indemnification. No member of the Committee shall be personally liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or any of its Affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in either case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

Article V

Common Stock Subject to Plan; Other Limitations

Section 5.1    Share Reserve.

(a)    Shares Available for Awards. Subject to the provisions of Section 5.4, the number of shares of Common Stock issuable under the Plan for Awards shall be (i) 7,900,000, plus (ii) any shares of Common Stock remaining available for (and not subject to) awards under the Prior Plan as of the Effective Date, plus (iii) any additional shares of Common Stock that become available for award pursuant to Section 5.3 as a result of a forfeiture, settlement and/or other cancellation of any award under the Prior Plan. Any shares issued in connection with any Awards shall be counted against this share reserve as one (1) share for every one (1) share issued. After the Effective Date, no awards may be granted under the Prior Plan.

(b)    The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Company for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

Section 5.2    Individual Award Limitations. Subject to the provisions of Section 5.4, the following individual Award limits apply:

(a)    Options: During any three (3)-year period, the total number of shares of Common Stock subject to Options awarded to any Participant may not exceed 2,500,000.

(b)    Individual Performance-Based Limitations: Solely to the extent that the Committee determines that applying the following limitations to any Award, any class of Awards or all Awards is necessary or appropriate to enable the compensation payable under the applicable    Awards to be deductible for purposes of any federal, state, local or foreign tax and the Committee designates such Awards as being subject to such provisions, the following provisions shall apply as an additional condition to such Awards, notwithstanding the otherwise applicable provisions of any Award Agreement. With respect to any Annual Incentive Award, the maximum aggregate amount that may be payable to such Participant in respect of any such Annual Incentive Award shall not exceed the product of (i) four-tenths of one percent (0.4%) and (ii) Adjusted Operating

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Income reported for the fiscal year ended immediately prior to the year in which payment for such Annual Incentive Award is due. With respect to any Restricted Stock, Restricted Unit and Performance Share Awards awarded to a Participant and any Dividend Equivalents credited in respect of such Awards payable in the same calendar year (determined without regard to any deferral beyond the earliest date of payment), the maximum aggregate amount that may be payable in respect of all such Awards to such Participant shall not exceed the product of (i) four-tenths of one percent (0.4%) and (ii) the greatest amount of Adjusted Operating Income reported with respect to any of the three fiscal years ended immediately prior to the year in which payment is due; provided, however, that no amount shall be payable with respect to any individual Restricted Stock, Restricted Unit and Performance Share Award unless the Company had positive Adjusted Operating Income in at least one fiscal year that ended during the period in which such Award was outstanding and in which such Award was outstanding for at least 276 days.

(c)    Limitation on Director Compensation. In no event shall the grant date value of any Awards granted hereunder (including, without limitation, Restricted Units), plus the amount of any compensation payable in cash, to a Director in respect of services in any compensation year exceed $800,000. For this purpose, a compensation year shall mean the period from one annual meeting of the Company’s shareholders to the next following annual meeting of such shareholders.

Section 5.3    Cancelled, Terminated, or Forfeited Awards. Should any Award granted under this Plan or any award under the Prior Plan that is outstanding on the Effective Date for any reason expire without having been exercised, be cancelled, terminated or forfeited or otherwise settled without the issuance of any Common Stock (including, but not limited to, (i) shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited and (ii) shares withheld for taxes from full value awards granted under the Prior Plan and Awards other than Options granted under this Plan), any such shares of Common Stock subject to such an award shall be available for grants of Awards under the Plan based, in each case, on the number of shares of Common Stock counted against the share reserve set forth in Section 5.1 (or under Section 5.1 of the Prior Plan) in respect of such Award or Prior Plan award, provided that any shares of Common Stock withheld for taxes on any Restricted Stock Award or issued in connection with any Award and subsequently forfeited, in each case after the tenth anniversary of the Effective Date, shall not be available for grants of Awards or otherwise be treated as available for issuance under the Plan. Notwithstanding the foregoing, (i) any shares owned by a Participant and tendered in satisfaction of the exercise price of any Option or withheld upon the exercise of any Option to satisfy the withholding of taxes shall not be treated as available for grants under the Plan and (ii) upon the net settlement of an Option, the full number of shares subject to the portion of the Option exercised shall be treated as issued for purposes of this Section 5.3.

Section 5.4    Adjustment in Capitalization. In the event of any Adjustment Event, (a) the aggregate number and the kind of shares available for Awards under Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number and kind of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be equitably adjusted by the Committee, in such manner as the Committee shall determine, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive. Unless the Committee determines that another kind or form of adjustment is equitable and appropriate (or required in accordance with the provisions of Section 10.2), subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution, spin-off or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock, Restricted Units or Performance Shares granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article X or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such Award and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate. For the avoidance of doubt, in no event shall any adjustment made in respect of any extraordinary dividend, spin-off or comparable transaction treated as an Adjustment Event be deemed to be a Dividend Equivalent for purposes of the Plan.

Section 5.5    Limits on Dividend Equivalents. Unless the Committee shall otherwise expressly provide, no Dividend Equivalents shall be payable with respect to any Award unless (and solely to the extent that) the underlying Award with respect to which such Dividend Equivalents are credited shall have become vested and payable, and the Dividend Equivalents credited with respect to Performance Shares valued by reference to Common Stock shall be determined based on the number of shares of Common Stock that become payable or that determine the value to be paid in respect of such Award taking into account the

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applicable level of performance achieved with respect to such Award.

Section 5.6    Application of Limits. The limitations set forth under Sections 5.1 and 5.2 herein apply only to Awards both granted and payable to Participants after the Effective Date under this Plan. With respect to any awards made under the Prior Plan, the limitations set forth in the corresponding sections of the Prior Plan shall apply.

Section 5.7    Substitute Awards in Corporate Transactions. Except to the extent required by applicable law or by any listing or other requirement imposed by any exchange on which the Common Stock is listed to trade, any Awards that are issued in connection with the assumption of, or in substitution for, any outstanding awards of any entity acquired by the Company or any Subsidiary (a “Substitute Award”), regardless of the form of combination, shall not be counted against shares authorized for issuance under the Plan pursuant to Section 5.1, shall not be subject to the individual grant limits set forth in Section 5.2 and shall not be subject to any other limitations contained herein with regard to the granting, vesting or other terms and conditions of any such Awards, including, without limitation, the requirement that Options have an exercise price not less than 100% of the Fair Market Value on the date of grant, any minimum vesting periods or performance conditions that may pertain to the grant of any type of Award or any limitation pertaining to Awards to Covered Employees.

Section 5.8    Minimum Vesting. Subject to the otherwise applicable provisions of the Plan, each Option or Award of Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Award (other than a Substitute Award described in Section 5.7, a Converted Award described in Section 10.1, an Alternative Award described in Section 10.2) or annual Awards to Directors that vest for service through the next annual meeting) granted after the Effective Date shall be subject to a vesting schedule which provides that such Award shall not vest or, if applicable, become exercisable before the first anniversary of the date such Award is granted. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Section 5.1 may be granted to Participants without regard to the minimum vesting and exercisability limitations described in this Section 5.8.

Article VI

Stock Options

Section 6.1    Grant of Options. Subject to the provisions of Section 5.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) ISOs and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs may only be granted to Eligible Individuals who satisfy the requirements for eligibility set forth under Code section 424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, a later date specified by the Committee or the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. No Dividend Equivalents may be granted in respect of any Option.

Section 6.2    Exercise Price; No Repricing or Substitution of Options. Nonstatutory Stock Options and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as a result of any Adjustment Event, in connection with the issuance of an Alternative Award or a Substitute Award or with the approval of the Company’s shareholders, the Committee shall not have the power or authority (i) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option, (ii) to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option, (iii) to buy-out any Option for a cash amount greater than the then current difference between the Fair Market Value and the exercise price of such Option or (iv) to take any other actions that are intended to have the effect of reducing the exercise price of any outstanding Option.

Section 6.3    Exercise of Options. Unless the Committee shall determine otherwise at or subsequent to the time of grant (but in all events subject to the provisions of Section 5.8), one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that the Committee may establish performance-based criteria for exercisability of any Option. Subject to the provisions of this Article VI, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Unless otherwise specified by the Committee at the date of grant, once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

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Section 6.4    Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) owned by the person exercising the Option (through actual tender or by attestation); (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; (d) by means of a net settlement, such that, in lieu of the holder paying the exercise price in cash or other consideration, upon exercise, there shall be issued the greatest number of whole shares (or, if otherwise expressly determined by the Committee, the cash value thereof) determined by dividing (1) the excess of (A) the Fair Market Value of the shares corresponding to the portion of the Option being exercised over (B) the exercise price corresponding to such number of shares, by (2) the Fair Market Value, with any resulting fractional share settled in cash based on such Fair Market Value, or (e) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. For purposes of any net settlement, unless the Committee shall otherwise direct, Fair Market Value shall be determined as of the date of exercise. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

Section 6.5    ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. Except as may otherwise be provided for under the provisions of Article X of the Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422.

Article VII

Restricted Stock, Restricted Units. Other Stock Based Awards and Dividend Equivalents

Section 7.1    Grant of Restricted Stock and Restricted Units. The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted

Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter, and incorporated into the corresponding Award Agreement. As determined by the Committee, with respect to an Award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award.

Section 7.2    Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units and Performance Shares, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company or any Subsidiary under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto including, if expressly stated by the Committee at the time of grant, the performance-based conditions set forth in Section 5.2. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

Section 7.3    Dividends and Dividend Equivalents. Dividends payable on Restricted Stock may be made subject to the same terms and conditions as the underlying Award of Restricted Stock. Subject to the provisions of Sections 5.2(b) and 5.5, the Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units and Other Stock-Based Awards.

Section 7.4    Restrictions On Transferability. Shares of Restricted Stock and Restricted Units may not be sold,

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assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Periods pursuant to Section 12.1, provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Article VII.

Section 7.5    Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive any dividends paid or distributions made with respect to a share of Common Stock. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Company’s shareholders or have any other rights of a shareholder until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.

Section 7.6    Restricted Period. Unless the Committee shall otherwise determine at or subsequent to the date an Award of Restricted Stock or Restricted Units (including any Dividend Equivalents issued in connection with such Restricted Units) is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse ratably in three annual installments with respect to the shares of Restricted Stock or Restricted Units, such that the Award would vest in full upon the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.

Section 7.7    Legending or Equivalent. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

Section 7.8    Issuance of New Certificate or Equivalent; Settlement of Restricted Units and Dividend Equivalents. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 7.4 and the Company shall take such actions as are appropriate to record that such shares are freely tradable without any restriction imposed under the terms of the Plan. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant’s beneficiary or estate, as provided in Section 12.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

Article VIII

Annual Incentive Awards and Performance Shares

Section 8.1    Annual Incentive Awards. At the direction of the Committee, Annual Incentive Awards may be made to Eligible Individuals and, unless determined otherwise by the Committee at or after the date of grant, shall be paid in cash.

Section 8.2    Performance Shares. At the discretion of the Committee, grants of Performance Share Awards may be made to Eligible Individuals.    Subject to the provisions of Sections 5.2(b) and 5.5, the Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Performance Shares.

Article IX

Termination of Employment

Section 9.1    Effect of Termination of Employment on Awards. If a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Approved Retirement, the Participant shall forfeit all rights to such Annual Incentive Award unless otherwise determined by the Committee or applicable award documents. Regardless of the vesting schedule otherwise applicable with respect to any other Award, unless the Committee shall otherwise determine at or subsequent to the date of grant, the following provisions shall apply in the event of a Participant’s termination of employment under the circumstances specified below. Unless otherwise specified in the applicable award agreements or the Committee shall otherwise determine at or subsequent to the date of grant, the treatment upon termination applicable to Restricted Stock Units shall apply equally to any Other Stock-Based Award.

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Section 9.2    Death or Disability. In the event a Participant’s employment terminates due to his or her death or due to Disability:

(a)    any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant or the Participant’s estate (or as may otherwise be provided for in accordance with the requirements of Section 12.2), as applicable, at any time prior to the earlier of (1) the expiration date of the term of the Options or (2) the third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s termination of employment; provided, however, that in the event of a Participant’s death, Nonstatutory Stock Options shall be exercisable for not less than one (1) year after a Participant’s death even if such period exceeds the expiration date of the term of the original grant of such Nonstatutory Stock Options;

(b)     the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan;

(c)    the target number of Performance Shares shall be deemed to have been earned and vested with respect to any outstanding Performance Share Award granted to such Participant under the Plan; and

(d)    such Participant’s estate or beneficiary (or as may otherwise be provided for in accordance with the requirements of Section 12.2) shall be eligible to receive an Annual Incentive Award assuming full achievement of the Participant’s Performance Goals for such Performance Cycle, but prorated for the portion of the Performance Cycle completed before the Participant’s termination of employment.

Section 9.3    Retirement. In the event a Participant’s employment terminates due to Approved Retirement:

(a)    any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s Approved Retirement, whichever period is shorter;

(b)     the Restricted Period will lapse as to any outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan; and

(c)    the Participant shall receive a payment with respect to any outstanding Performance Shares (including any associated Dividend Equivalents) granted to such Participant under the Plan calculated in the following manner, which shall be in full and completed satisfaction of the Participant’s rights in respect of such Performance Shares:

(i)     the number of Performance Shares subject to each separate grant will be reduced by multiplying such Performance Shares by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and

(ii)    the resulting reduced number of Performance Shares shall be eligible to become vested subject to the achievement of the applicable Performance Goals and, to the extent vested, shall be payable to the Participant in a lump sum 60 days after the completion of the respective Performance Cycle; and

(d)    the Participant shall receive an Annual Incentive Award based on the actual achievement of the Performance Goals for such Performance Cycle, prorated for the portion of the Performance Cycle completed before the Participant’s termination of employment.

Section 9.4     For Cause. In the event a Participant’s employment is terminated for Cause,

(a)    any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter;

(b)    all outstanding shares of Restricted Stock and all outstanding Restricted Units and all outstanding Performance Share Awards (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited at the time of such termination.

In addition, the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any Awards for a period of up to twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 9.4 will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Article IX.

Section 9.5     Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary,

(a)    any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and

(b)     all outstanding shares of Restricted Stock and all outstanding Restricted Units and all outstanding Performance Share Awards (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited at the time of such termination.

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Section 9.6     Termination for any Other Reason. In the event a Participant’s employment terminates due to any reason other than one described in Sections 9.2 through Section 9.5,

(a)    any Options granted to such Participant which are exercisable on the date of termination of the Participant’s employment may be exercised by the Participant at any time prior to the expiration date of the term of the Options or the ninetieth (90th) day following termination of the Participant’s employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited at the time of such termination and not be exercisable thereafter;

(b)    the Restricted Period shall lapse to as a portion of any outstanding Restricted Stock or Restricted Units calculated in the following manner, and the remainder of each such outstanding Restricted Stock or Restricted Unit Awards shall be forfeited:

(i)    the number of shares of Restricted Stock and/or Restricted Units granted to such Participant under the Plan will be reduced by multiplying each separate grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and

(ii)     the resulting reduced number of Restricted Stock or Restricted Units minus the number, if any, of shares previously issuable in connection with the partial vesting of such Award shall be considered vested.

(c)    the Participant shall receive a lump sum payment with respect to any outstanding Performance Shares (including any associated Dividend Equivalents) granted to such Participant under the Plan calculated in the following manner, which shall be in full and completed satisfaction of the Participant’s rights in respect of such Performance Shares:

(i)     the number of Performance Shares granted to such Participant under the Plan will be reduced by multiplying each separate grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and

(ii)    the resulting reduced number of Performance Shares shall be considered vested as if the target number of Performance Shares had, in fact, been earned.

Section 9.7    Timing of Payment. With respect to any Restricted Stock Units or Performance Shares that are deemed to become vested and payable pursuant to Section 9.2, 9.3 or 9.6, payment therein shall be made in cash or shares of Common Stock (as determined by the Committee) as soon as practicable, but not more than 74 days, following the Participant’s termination of employment, except that, if the Participant is a specified employee within the meaning of Section 409A of the Code and the amount payable in respect of such Award is deferred compensation subject to Section 409A, payment for any such Award that is treated as deferred compensation subject to Section 409A shall be made six months and one day following the date of such termination of employment. Payment in respect of any Annual Incentive Award that becomes vested and payable pursuant to Section 9.2 or 9.3 shall be made at the same time as Annual Incentive Awards are paid to other Participants receiving such Awards for the same period (or at such earlier time as the Committee shall determine), but in no event later than March 15 of the calendar year following the later of the calendar year in respect of which such Award is payable and the calendar year in which the Participant’s rights to payment of any such Annual Incentive Award becomes vested; provided, however, that, in no event, however, shall such pro-rated Annual Incentive Award be duplicative of any payment provided in respect of such Annual Incentive Award under any other agreement or arrangement between the Participant and the Company or any Subsidiary.

Article X

Change of Control

Section 10.1    Performance Share Awards. Unless determined otherwise by the Committee, in the event of a Change of Control, (a) any outstanding Performance Share Awards relating to Performance Cycles ended prior to the Change of Control which have been earned but not paid shall be payable in accordance with their terms, and (b) all then-in-progress Performance Cycles with respect to outstanding Performance Share Awards shall end. Unless determined otherwise by the Committee prior to the Change of Control, each Performance Share Award that has its Performance Cycle end at the time of a Change of Control shall, immediately prior to a Change of Control, be converted into a Restricted Unit Award for the number of shares of Common Stock determined pursuant to this Section 10.1 (a “Converted Award”). In the case of any Performance Share Award as to which (i) at least 50% of the Performance Cycle will be completed immediately prior to the date of the Change of Control and (ii) the Committee determines that the achievement of the Performance Goals for such Performance Cycle is reasonably capable of being assessed based on performance until the date of the Change of Control, the number of shares of Common Stock subject to the corresponding Converted Award shall be equal to the number of shares of Common Stock that would

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have been payable (or the greatest number of whole shares of Common Stock having a Fair Market Value equal to the dollar amount that would have been payable) in respect of such Award at the end of the Performance Cycle based on the level of performance achieved until the date of the Change of Control. In the case of all other Performance Shares, the number of shares subject to the corresponding Converted Award shall be equal to the number of shares of Common Stock that would have been payable (or the greatest number of whole shares of Common Stock having a Fair Market Value equal to the dollar amount that would have been payable) in respect of such Award at the end of the Performance Cycle assuming the Award was earned at target.

Section 10.2    Alternative Awards. In the event of a Change of Control, to the extent that prior to the Change of Control the Committee determines that any then outstanding Option, Restricted Stock, Restricted Unit (including each Converted Award issuable pursuant to Section 10.1), Other Stock-Based Award or Performance Share that has not been converted into a Converted Award will be honored or assumed, or new rights substituted therefore, by the Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control, in each case on terms and conditions that satisfy the minimum conditions set forth in the next sentence (such honored, assumed or substituted award hereinafter called an “Alternative Award”), no acceleration of vesting, exercisability or payment shall occur with respect to such Award (other than to the extent provided in Section 10.1). For this Section 10.2 to apply, any such Alternative Award must, as reasonably determined by the Committee in good faith prior to the Change of Control:

(a)    be based on stock that is traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Participants could readily trade the stock without administrative burdens or complexities;

(b)    provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, Restricted Stock, Restricted Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

(c)    have substantially equivalent value to such Option, Restricted Stock, Restricted Unit and/or Performance Share (determined at the time of the Change of Control); and

(d)    have terms and conditions which provide that, in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, Restricted Stock, Restricted Units or Performance Shares that have not been converted into Converted Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) with respect to any Restricted Stock or Restricted Units (including, without limitation, any Restricted Units subject to a Converted Award), the Fair Market Value of such stock on the date of the Participant’s termination, (ii) with respect to any Options, the excess, if any, of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, or (iii) with respect to any Performance Share that has not been converted into a Converted Award pursuant to Section 10.1, the Participant’s target award opportunity for the Performance Cycle in question. Notwithstanding anything else in the Plan to the contrary, in no event shall any Participant be deemed to have been terminated for Cause following a Change of Control unless the Participant’s actions that constitute Cause have resulted in, or are reasonably expected to result in, (I) significant monetary damages to the Company or any of its Subsidiaries, (II) material damage to the business or reputation of the Company or any of its Subsidiaries or (III) the inability of the Participant to perform the material functions of his position.

Section 10.3    Accelerated Vesting and Payment of Awards. If the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that an Alternative Award will not be issued in accordance with the requirements of Section 10.2 with respect to any Option, Restricted Stock Restricted Unit (including each Converted Award issued pursuant to the provisions of Section 10.1), Other Stock-Based Award or Performance Share that has not been converted into a Converted Award, then regardless of the otherwise applicable vesting schedule applicable thereto (i) any such Option shall become fully exercisable upon the occurrence of the Change of Control, (ii) the Restricted Period shall lapse at the Change of Control as to each share of Restricted Stock and each Restricted Unit, (iii) any restrictions or vesting conditions applicable with respect to an Other Stock-Based Award shall lapse and (iv) with respect to any Performance Share that has not been converted into a Converted Award pursuant to Section 10.1, the Performance Cycle shall be deemed to have ended and the Participant shall be entitled to receive payment in respect thereof at the Participant’s target award opportunity for such Performance Cycle. In connection with such a Change of Control, the Committee may, in its sole discretion, provide that any Option, Restricted Stock and/or Restricted Unit, Other Stock-Based Award or any Performance Share that would not otherwise be payable in cash, that is not honored or assumed pursuant to Section 10.2 or that is otherwise payable by reason of such Change of Control shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change of Control Price. Any Settlement Payment having a positive amount shall be paid in cash. To the extent that, at the time of a Change of Control, the exercise price of an Option that may be cancelled pursuant to this Section 10.3 exceeds the

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Change of Control Price, the Committee may direct that such Option shall be cancelled without consideration.

Article XI

Amendment, Modification, and Termination of Plan

Section 11.1    General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or Eligible Individual; provided, however, that any amendment would (i) increase the number of shares available for issuance under the Plan, or (ii) lower the minimum exercise price at which an Option may be granted or take any other action that is otherwise prohibited with respect to Options under Section 6.2 shall be subject to the approval of the Company’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, for the avoidance of doubt, that

(a)    any change pursuant to, and in accordance with the requirements of, Article X;

(b)    any change made to an Award to enable the compensation payable under the Award to be deductible for purposes of any federal, state, local or foreign tax;

(c)    any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or

(d)    any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

Article XII

Miscellaneous Provisions

Section 12.1    Transferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the applicable Award Agreement or otherwise, permit transfers of Nonstatutory Stock Options, Restricted Stock and/or Other-Stock Based Awards to Family Members (including, without limitation, transfers effected by a domestic relations order) upon such terms and subject to such restrictions as the Committee shall specify.

Section 12.2    Treatment of Any Outstanding Rights or Features Upon Participant’s Death. Any Awards, rights or features remaining unexercised or unpaid at the Participant’s death shall be paid to, or exercised by, the

Participant’s estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.

Section 12.3    Deferral of Payment. The Committee may, in the applicable Award Agreement or otherwise, (i) permit a Participant to elect voluntarily to defer payment of cash or receipt of Common Stock that would otherwise be payable or issued upon exercise or vesting of an Award or (ii) mandate that such payment of cash or receipt of Common Stock that would otherwise be payable or issued upon exercise or vesting of an Award be deferred. Any such deferral, whether elective or mandatory, shall be subject to such terms and conditions as the Committee may establish. Notwithstanding anything else contained herein to the contrary, no voluntary deferrals shall be permitted hereunder in a way that will result in the Company or any Subsidiary being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.

Section 12.4    No Guarantee of Employment or Participation. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Eligible Individual or Participant, nor shall it constitute a right to remain in the employ of the Company or any affiliate. The terms or existence of this Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. The employment of each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

Section 12.5    Tax Withholding. The Company, Subsidiary or an affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject

102	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Appendix B

to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount to be used for tax withholding.

Section 12.6    No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company, Subsidiary or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

Section 12.7    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 12.8    Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article XI, or (b) when no more shares are available for issuance of Awards under the Plan.

Section 12.9    Governing Law. The Plan, and all Award Agreements and any other agreements entered into hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

Section 12.10    Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any applicable securities law, rule or regulation. The Company, in its discretion, may postpone the exercise of Awards, the issuance or delivery of Common Stock under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete any necessary or appropriate stock exchange listing, registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, or pay the Participant cash in an amount based upon the Fair Market Value of a share of Common Stock as of the date shares of Common Stock would otherwise be issuable with respect to an Award in lieu of issuing shares of Common Stock. Any postponement of the exercise or settlement of any Award under this Section 12.10 shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 12.10. Shares of Common Stock issued under the Plan shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

Section 12.11    No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Eligible Individual’s right under any such plan, policy or program.

Section 12.12    No Constraint on Corporate Action. Except as provided in Article XI, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No employee, beneficiary or other person shall have any claim against the Company, any Subsidiary or any of its affiliates as a result of any such action.

Section 12.13    Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Section 12.14    Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed on account of a Change of Control (as opposed to being paid or distributed on account of termination of employment or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), Section 10.2 shall not apply unless compliant with Section 409A and, solely for purposes of determining

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT	103

Appendix B

whether such distribution or payment shall be made in connection with a Change of Control, the term Change of Control shall be deemed to be defined in the manner provided in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change of

Control under the Plan is not a change of control as defined under Section 409A of the Code, then such distribution or payment shall be distributed or paid at the next event, occurrence or date at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

104	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT

Pay Equity Statement

Prudential's Total Rewards is integral to our employee value proposition. This package includes compensation, as well as benefits and talent programs and resources available to our employees.

As part of our annual human resources strategy update, our Board reviews the status of our pay practices and the broad range of our diversity and inclusion efforts.

All roles in our U.S. organization are reviewed against relevant market data. Our Total Rewards and talent programs enable Prudential to recruit and promote talent within the context of an individual's background, experience and performance.

Prudential's policies and practices address pay equity throughout the employee's career.

Recruiting

Took steps to reduce the likelihood that U.S. compensation decisions are perpetuating discriminatory pay practices:

Nationally, Prudential removed compensation inquiries from its employment applications; and

Stopped considering compensation history when establishing starting pay for new employees, except as required by law.

These practices go beyond simple compliance with the laws of a limited number of states and cities.

Existing Employees

Guided by independent legal counsel, Prudential conducts a review of its U.S. compensation practices to help protect against systemic race/ethnicity and gender-biased patterns, and takes action as warranted.

Employees can raise issues regarding pay equity with the Ethics Office, Human Resources or their manager.

Pay discrimination concerns are promptly and thoroughly investigated by trained professionals dedicated to reviewing unlawful discrimination claims.

In addition to this integrated approach that encourages a proactive review of pay equity on an ongoing basis, and that we satisfy our heightened obligations as a federal contractor, we periodically retain independent external experts to conduct pay equity analyses for our U.S. population.

In 2018, salary, bonus and equity were evaluated and the results showed, when accounting for relevant factors including job and location, that women and Asian employees were paid at least 100% of the pay of male and White employees, respectively. Additionally, Black employees were paid at 99.9% and Hispanic employees were paid at 99.4% of the pay of non-Hispanic White employees.

In 2020, salary was evaluated and the results showed, when accounting for relevant factors including job and location, that women and Asian employees were paid at least 100% of the pay of male and White employees, respectively. Additionally, Black employees were paid at 99.0% and Hispanic employees were paid at 98.3% of the pay of non-Hispanic White employees.

Prudential

Prudential is Closing the Financial Divide

The economic fallout of the COVID-19 pandemic revealed with shocking speed how fragile financial security is for many Americans. Prudential's 2020 Financial Wellness Census further showed that people of color, women, younger people, and small business owners have been disproportionately impacted. The financial divide continues to widen, creating a cumulative impact to the U.S. economy that will be felt by everyone.

Solving the financial challenges of our changing world is Prudential's purpose. For the past half century, we've been working aggressively to bring financial security—and the peace of mind that comes with it—within reach for everyone through investments and advocacy in fully inclusive workplaces, accelerated economic mobility, and thriving neighborhoods.

Our bedrock is trust earned block by block, year by year — even during a pandemic.

Thriving and resilient neighborhoods are the frontlines in the battle to close the financial divide. Prudential has invested more than $1 billion throughout all five wards in Newark, home to our headquarters, and we take the lessons we've learned to other cities across the country and world. In Newark, Prudential provides support for new homes, charter schools, small businesses, technology and safety infrastructure, and programs like South Ward Promise Neighborhood which focus on equitable access to education and wraparound support for families.

Our bedrock is building spaces where we can listen and learn.

Fully inclusive workplaces are a cornerstone of building financial security and generational wealth. At Prudential, understanding diverse experiences of our employees, customers and stakeholders helps us be competitive into the future. It's a moral and business imperative. That's why inclusion was one of our four company pillars unveiled in 2019, and why Prudential has given more than $400 million in grants and contributions to racial equity and justice issues since 1978. In 2020, leaders across the enterprise hosted racial equity listening sessions attended by 7,000 employees. Ideas from those sessions led to Prudential's nine commitments to racial equity.

Our bedrock is thinking of new ways to knock down old barriers.

Prudential looks through an innovation lens at how to create onramps to high-quality employment – a critical step in getting people financial stability. Just in the last few years, we've invested more than $135 million in programs which take a holistic approach to connecting people to work. In partnership with Social Finance and General Assembly, Prudential pioneered the world's first Career Impact Bond, allowing students to get the skills they need and repay tuition after they secure meaningful employment – more critical than ever in 2020.

"I'm so grateful for the team at Prudential because you don't have to put on a show with them. You can say to them this work is really, really hard and they're always there."

Nichelle Holder
Chief Program Officer, BRICK Education Network and South Ward Promise Neighborhood

"Prudential is different because I feel that I can bring my authentic self to work, where I haven't been able to in the past."

Debra Woods
Customer Service Representative, Prudential Financial Minneapolis Office

"I think about the beginning of 2020 and the end of 2020, it's been awesome. And that's weird, because we're in a pandemic. But I started off excited for school and I'm ending excited for a new job."

Angil Tate
2020 Graduate of the Social Finance / General Assembly Career Impact Bond pilot program

For more:

2020 Financial Wellness Census: https://www.prudential.com/census2020
Racial Equity Commitments: https://www.prudential.com/racialequity
Stories of Hope Video: https://www.prudential.com/bedrock

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Prudential

Admission Ticket C0123456789 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing DESIGNATION (IF ANY) this card. ADD 1 Votes submitted electronically must be received by ADD 2 11:59 p.m., May 10, 2021, for Registered Shares and ADD 3 by 11:59 p.m., May 5, 2021, for PESP Shares and ADD 4 PSPP Shares. ADD 5 ADD 6 Online Go to www.investorvote.com/prudential – login details are located in the shaded bar below. Vote by telephone Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call. Follow the instructions provided by the recorded message. Save paper, time and money! Registered shareholders Using a black ink pen, mark your votes with an X as shown in this example. (Holders of Record) can sign up for electronic Please do not write outside the designated areas. delivery of future proxy materials at www.investorvote.com/prudential Proxy/Voting Instruction Form 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Thomas J. Baltimore, Jr. 05 - Wendy Jones 09 - George Paz 02 - Gilbert F. Casellas 06 - Karl J. Krapek 10 - Sandra Pianalto 03 - Robert M. Falzon 07 - Peter R. Lighte 11 - Christine A. Poon 04 - Martina Hund-Mejean 08 - Charles F. Lowrey 12 - Douglas A. Scovanner The Board of Directors recommends a vote FOR Proposals 2 – 4. 13 - Michael A. Todman For Against Abstain The Board of Directors recommends a vote AGAINST Proposal 5. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. For Against Abstain 5. Shareholder proposal regarding an Independent 3. Advisory vote to approve named executive officer compensation. Board Chairman. 4. Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan. B Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. C1234567890 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 485459 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE +

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. ANNUAL MEETING OF SHAREHOLDERS May 11, 2021, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102 PRU Rock Solid® Business, Sustainable Future. If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects, including purses, are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 12, 2021, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 10, 2021. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock registered in your name with Computershare as of the close of business on the record date of March 12, 2021. You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your international portion of the Prudential Stock Purchase Plan shares. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2021. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Voting Instruction Form Prudential Financial, Inc. + This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 11, 2021. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 25, 2021, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 11, 2021, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law. Comments – We value your feedback. Please provide any comments you have in the space below. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proxy/Voting Instruction Form IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Thomas J. Baltimore, Jr. 05 - Wendy Jones 09 - George Paz 02 - Gilbert F. Casellas 06 - Karl J. Krapek 10 - Sandra Pianalto 03 - Robert M. Falzon 07 - Peter R. Lighte 11 - Christine A. Poon 04 - Martina Hund-Mejean 08 - Charles F. Lowrey 12 - Douglas A. Scovanner The Board of Directors recommends a vote FOR Proposals 2 – 4. 13 - Michael A. Todman For Against Abstain The Board of Directors recommends a vote AGAINST Proposal 5. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. For Against Abstain 3. Advisory vote to approve named executive officer compensation. 5. Shareholder proposal regarding an Independent Board Chairman. 4. Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan. B Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. C1234567890 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 UPX 485459 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE + 03DBED

ANNUAL MEETING OF SHAREHOLDERS May 11, 2021, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102 If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects, including purses, are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Voting Instruction Form Prudential Financial, Inc. + This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 11, 2021. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 25, 2021, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 11, 2021, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2021. The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance. + PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRU Rock Solid® Business, Sustainable Future.

+ C 1234567890 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be received by ADD 2 11:59 p.m., May 10, 2021, for Registered Shares and ADD 3 by 11:59 p.m., May 5, 2021, for PESP Shares and ADD 4 PSPP Shares. ADD 5 ADD 6 Online Go to www.investorvote.com/prudential – login details are located in the shaded bar below. Vote by telephone Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call. Follow the instructions provided by the recorded message. Shareholder Meeting Notice & Admission Ticket 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Prudential Financial, Inc. Shareholder Meeting to be Held on May 11, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/prudential Easy Online Access – View your proxy materials and vote. Step 1: Go to www.investorvote.com/prudential. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 2 NOT COY +

Shareholder Meeting Notice & Admission Ticket Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 11, 2021, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR Proposals 1 – 4: 1. Election of Directors: Thomas J. Baltimore, Jr., Gilbert F. Casellas, Robert M. Falzon, Martina Hund-Mejean, Wendy Jones, Karl J. Krapek, Peter R. Lighte, Charles F. Lowrey, George Paz, Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner and Michael A. Todman. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. 3. Advisory vote to approve named executive officer compensation. 4. Approval of the Prudential Financial, Inc. 2021 Omnibus Incentive Plan. The Board of Directors recommends that you vote AGAINST Proposal 5: 5. Shareholder proposal regarding an Independent Board Chairman. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid government-issued photo identification, such as a driver’s license, and comply with the special precautions we are taking in light of the coronavirus (COVID-19), as described in the Proxy Statement. For your safety, all personal belongings or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon requst, we will provide wireless headsets for hearing amplification. PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRU Rock Solid® Business, Sustainable Future. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 28, 2021, to facilitate timely delivery. Here’s how to order a copy of the proxy materials and select future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

Dear Shareholder:
This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting campaign. Since its inception, we have provided nearly 726,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

Whether you vote via the internet, phone, or mail, you can indicate your choice of either the bag or a tree-planting contribution. If you elect to receive a bag, you can expect to receive your free gift around the end of July.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

002CSNB8D6

Margaret M. Foran
Chief Governance Officer
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777

March 25, 2021

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2021 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting—www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting initiative. Since its inception, we have provided nearly 726,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Senior Vice President and Corporate Secretary

Prudential Financial, Inc.

© 2021 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ — Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

●	Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet

●	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

●	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

●	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

●	Access and view the proxy materials online
●	Vote your shares online
●	Request a free set of printed materials
●	Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSNB8D7	© Copyright 2017 Computershare Limited. All rights reserved.

Video Transcript Delivered For:

Prudential Financial, Inc. 2021 Proxy Statement

Robert M. Falzon, Vice Chairman

A Message from Prudential’s Board of Directors

Prudential’s Transformation and Long-term Future.

Hello. I’m Rob Falzon, Prudential’s vice chair and board member. For 145 years, Prudential has helped individual and institutional customers grow and protect their wealth. Our board believes that the foundation of Pru’s success can be attributed to our purpose driven culture, making lives better by solving the financial challenges of our changing world, our investment and deep commitment to talent, and our commitment to long term sustainability. But looking ahead we know that we cannot remain complacent with our past success. To remain competitive, we need to continually transform the company, to rise to the challenges of digital and technology driven disruptions, new forms of competition, evolving customer needs and demands, and changing market conditions.

We’re aligning and deploying our enterprise resources, talent, technology, and capital to accelerate our growth by providing more solutions to more customers and clients. And we are increasing the profitability and competitiveness of our businesses through an ongoing institutionalized transformation process focused on customer and employee experiences and organizational efficiency. With a solid balance sheet, and the talent to successfully execute our strategy, Prudential will continue to make a meaningful difference in the financial lives of more people around the world.

Prudential’s transformational journey.

Last year Prudential began its enterprise wide transformation. We’ve been simplifying how we do business and making strategic investments in technology, processes, and talent to drive three outcomes. Increase the profitability and competitiveness of our businesses. Provide a seamless technology enabled experience for our customers and employees. And ensure we have a future ready pool of highly skilled talent. Our transformation efforts created over $200 million of cost savings in 2020. And we’re on track to generate $750 million of cost savings by 2023 while also transforming our capabilities to improve customer experiences and enable our talent for the future of work.

Prudential’s business mix and business mix.

We look to have a mix of businesses with products and services that are aligned to our purpose and meet the needs of an expanded customer base while also producing differentiated returns for shareholders. Aligned with these objectives, over the next three years we will work to reallocate $5 billion to $10 billion of capital from low growth and/or more volatile and market sensitive businesses to our faster growing businesses in asset management and in emerging markets, in opportunities that meet both our strategic and financial requirements. To the extent we don’t find appropriate opportunities, we will return excess capital that we freed up to shareholders. Through the combination of organic growth, run off, and the redeployment of capital and programmatic acquisitions, we expect to almost double the contribution to earnings from our growth businesses while reducing the size of our individual annuities business by roughly half.

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Talent development in concert with our transformation.

Talent is a critical enterprise resource, and the foundation to our sustained competitive advantage in the market. We continue to invest in our talent by addressing their needs both at work and at home which are especially critical amid the COVID 19 pandemic. By identifying and supporting internal mobility opportunities, by helping to build and expand skill sets, including the launch of our skills accelerator platform, and by continuing our focus on having an inclusive culture and diverse workforce through our nine commitments to racial equity. It is critical that as Prudential undertakes its strategic transformation we invest in and actively redeploy our most valuable asset, our talent, to areas that are pivotal to the future success of the company.

Transformation supported by Prudential’s culture.

There are three elements of our culture that support the company’s transformation. First open and consistent communication. Facilitating an ongoing dialog with our global employees to address the progress of our transformation. Two. Developing talent and providing for continuous learning. Providing resources and training to enable our talent to cultivate and build skills that are transferable for the future. And three. Being an active listener and engaging our employees. In 2020 polling and surveying programs collected over 52,000 responses. We listen to understand our employees’ experiences. And this insight helps to inform our decisions about our transformation, including people, programs, processes, and policies.

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Video Transcript Delivered For:

Prudential Financial, Inc. 2021 Proxy Statement

Gilbert Casellas, Prudential Director, Corporate Governance and Business Ethics

Committee Chair, and Member of the Audit and Risk Committees

A message from Prudential’s Board of Directors – Corporate Governance and Business Ethics Committee

Hello. I’m Gilbert Casellas, Prudential Board member and Chair of the Corporate Governance and Business Ethics Committee. Thank you for tuning in to watch this short video. The purpose of Prudential’s Corporate Governance and Business Ethics Committee is to oversee the company’s corporate governance practices, to recommend individuals for election to the Board of Directors, to oversee the ethics and conflict of interest policies of the company, and to oversee Prudential’s strategy and reputation regarding environmental stewardship, sustainability, and corporate social responsibility throughout our global businesses. I enjoy chairing this committee because so much of my professional experience has prepared me for this role. In 1994, I was appointed Chairman of the Equal Employment Opportunity Commission, which I held for 4 years. Being the nation’s chief law enforcement officer for equal employment in the workplace was very rewarding because the American dream is about fairness and opportunity. My role as Vice President of Corporate Responsibility at Dell provided me the opportunity to bring together the key elements of corporate citizenship and to demonstrate how leading companies can achieve the triple bottom line: social, environmental and financial success and help the business engage with real life concerns of its employees, customers, and other stakeholders.

Prudential’s Inclusion and Diversity Efforts

Diversity starts with our board and cascades throughout the organization. Nine of our 11 independent board members are diverse. A diverse board strengthens the quality of our collective decision making and is fundamental to Prudential’s success. It’s also a matter of credibility. A board that is not both diverse and inclusive will lack credibility with management, investors, customers, employees, and other stakeholders. The board and our senior management team deepened our longstanding commitment to diversity and inclusion by announcing Prudential’s nine commitments to advance racial equity. These commitments were born out of forums held with Prudential employees who shared their experiences and expectations on racial equity. These commitments span the company’s talent practices, how we design and deliver products, our investments in public policy work, and supportive community institutions working to remove systemic bias that impedes economic growth.

Fulfilling our commitments with Prudential’s talent

Our competitive advantage has always been our talent. Success is possible with world class talent, diverse perspectives, and future ready skills at all levels. Let’s start with training at Prudential. We’ve mandated inclusion training for all U.S employees and over time our annual employee survey will be used to reflect progress and tell us what’s working and where we need to do more. Living up to our commitment to improve our talent practices, we’re establishing diversity representation goals. Measuring and reporting on our progress is critical to our commitment to transparency. We’re creating greater transparency of our diversity data which you will see disclosed in our ESG summary report and sustainability report. Prudential’s board believes these and other steps we’re taking enable us to address our commitments to racial equity. I hope this gives our investors perspective about our board and the many ways that Prudential is living up to its purpose. I know I speak for the entire board when I say that we’re committed to working on behalf of our shareholders to achieve long term performance and value for our company.

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Video Transcript Delivered For:

Prudential Financial, Inc. 2021 Proxy Statement

Christine A. Poon, Prudential Lead Independent Director

A Message from Prudential’s Lead Independent Director

Hello. I am Christine Poon, Prudential’s lead independent director, and I wanted to thank you for tuning in. I want to spend the next few minutes addressing a number of issues important to you and our many other stakeholders.

Since joining the board in 2006, I have had the privilege to serve the company in multiple roles. I currently chair the finance committee and am a member of the investment and risk committees. And last year I was nominated to be our lead director by our independent directors.

One of the board’s most important roles and where we have been focusing a great deal of time is oversight of the company’s business transformation strategy. In collaboration with Charlie Lowrey, our CEO, and his leadership team, we are evaluating each of Prudential’s business lines with the goal to emerge as a higher growth, less capital intensive, less volatile, and more nimble business. Regarding the lead independent director role, our board has given careful thought to the structure which in some form has existed since we became a public company. Today the lead independent director can serve no more than three years. The incumbent director is elected in part based upon the company’s business directives at the time. The lead independent director meets regularly with our CEO to shape the board’s priorities and meet with investors as needed.

Enduring through the challenges of the global pandemic.

The company’s number one priority has always been to support the employees, customers, and the communities that we serve. Over 145 years ago our founder John Dryden said the company existed to advance better social and economic conditions for our customers and their families. And that these relationships would be built on trust for the many, many millions of people in all varying walks of life. We have stayed true to this commitment, and our values have helped guide us throughout the pandemic. We quickly transitioned our employees to work remotely, and enhanced wellness programs for our employees and their families to deal with pandemic related issues. And we understood the importance of helping to calm our customers throughout these volatile market conditions by providing access to needed benefits, enhancing our online and digital tools, and deploying additional resources to handle the growing number of customer calls. And we reacted to the needs of our community by harnessing our network of employees and partners to provide immediate support.

Prudential’s commitment to inclusion and diversity.

Driving progress towards diversity and inclusion is a business imperative at Prudential. Our commitment starts with the board. 9 of our company’s 11 independent directors are diverse. And since 2015 we have added five new independent directors who also happen to be diverse. We know building a successful organization requires hiring, developing, and retaining, talented people with varied backgrounds, experiences and outlooks, recognizing that individual differences represent a mosaic of opportunities for any organization.

I hope this gives you some perspective about our board and the many ways that Prudential is living up to its purpose. I know I speak for the entire board when I say that we are committed to working on behalf of our shareholders to achieve long term performance and value for our company. Thank you.